Registration No. ____________
UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BREATHE ECIG CORP.
(Exact name of registrant as specified in its charter)

Nevada	1040	37-1640902
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

322 Nancy Lynn Lane, Suite 7
Knoxville, TN 37919
(865) 337-7549
(Address and telephone number of principal executive offices and principal place of business)

CRA of America, LLC
606 S. Ninth St.
Las Vegas, NV 89101
(Name, address and telephone number of agent for service)

Copies to:
Jeffrey M. Quick
Quick Law Group, P.C.
1035 Pearl Street, Suite 403
Boulder, CO 80302
Telephone: (720) 259-3393
Facsimile: (303) 845-7315

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount of Shares to be Registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock	12,000,000	(1)	$.045	(3)	$540,000	$62.75	(3)
Common Stock	8,000,000	(2)	.045	(3)	360,000	41.83	(3)

(1)
Represents shares issued and issuable pursuant to the Securities Purchase Agreement between the Company and FirstFire Global Opportunities Fund LLC, a Delaware limited lability company (“FirstFire”), dated July 2, 2015 (the “Purchase Agreement”).

(2)	Represents shares issuable under the Warrant issued by the Company to FirstFire on July 2, 2015 (the “Warrant”) pursuant to the terms of the Purchase Agreement.
(3)	Calculated in accordance with Rule 457(c) of the Securities Act, based upon the average high and low prices reported on the OTCQB on August 13, 2015.

We may hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2015

PRELIMINARY PROSPECTUS

20,000,000 SHARES OF COMMON STOCK

BREATHE ECIG CORP.

This prospectus relates to the resale of up to 20,000,000 shares of our common stock, which may be offered by the selling stockholder, FirstFire Global Opportunities Fund LLC, a Delaware limited liability company, or FirstFire. The shares of common stock being offered by the selling stockholder are comprised of the following: (i) 12,000,000 shares issued or issuable pursuant to the Securities Purchase Agreement between us and FirstFire on July 2, 2015 (the “Purchase Agreement”) and (ii) 8,000,000 shares issuable under the Warrant issued by the Company to FirstFire on July 2, 2015 (the “Warrant”) pursuant to the terms of the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the resale of shares of our common stock by the selling stockholder under this prospectus, however, we have received gross proceeds of $240,000 from the sale of the shares under the Purchase Agreement.

FirstFire may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We provide more information about how FirstFire may sell its shares of common stock in the section titled “Plan of Distribution” on page 25. We will pay the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will be paid by the selling stockholder. With respect to the shares of Common Stock that have been and may be issued pursuant to the Purchase Agreement, FirstFire is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and with respect to any other shares of common stock, FirstFire may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is quoted on the OTCBB Marketplace operated by FINRA, or the OTCQB, under the symbol “BVAP”. The last reported sale price of our common stock on the OTCBB on August 13, 2015 was $0.045 per share.

Investing in our common stock involves a high degree of risk. Please see the sections entitled “Risk Factors” on page 10 of this prospectus and “Part I—Item 1A Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [_________], 2015.

-i-

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to Breathe Ecig Corp., a Nevada corporation.

Our Business

Breathe, LLC was formed in October 2013 and Breathe eCigs. Corp. was formed on December 31, 2014.  On December 31, 2014, Breathe, LLC entered into a Bill of Sale to transfer 100% of the assets to Breathe eCigsCorp.

Since formation, Breathe has operated as a development stage company, with the intentions of designing marketing and distributing electronic cigarettes (“E-cigarettes”), vaporizers, e-liquids (i.e., liquid nicotine) and related accessories.  As of December 31, 2014 Breathe had no revenues and limited assets.

E-cigarettes and vaporizers are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience.  Although they do contain nicotine, E-cigarettes and vaporizers do not burn tobacco and are not smoking cessation devices.

Breathe’s initial line of products will focus on E-cigarettes.  The present day E-Cigarette is a smokeless, battery-powered device that vaporizes liquid nicotine for delivery via inhalation by the user.  The E-Cigarette does not contain tobacco, only nicotine derived from the tobacco plant and trace amounts of secondary chemical ingredients.  The component parts of an E-Cigarette are the nicotine cartridge; the atomizer (which vaporizes the liquid nicotine); the rechargeable battery that powers it; and a light-emitting diode (LED) indicator at the end that is activated when the user draws in air (collectively referred to as the “Component Parts”).  Breathe will partner with manufacturers in the United States  who will be responsible for producing the liquid nicotine filling the nicotine cartridge with liquid nicotine; thereby ensuring a safe and high standard process for producing a consumer product.

Market Opportunity For E-Cigarettes

Breathe operates within the rapidly growing and global e-cigarette industry, an emerging product category that is taking market share from the $783 billion global tobacco industry. The American Cancer Society estimates that there are 1.3 billion tobacco smokers in the world, consuming approximately 6 trillion cigarettes per year, or 190 thousand cigarettes per second. Tobacco use is the leading cause of preventable illness and death, causing more than 5 million annual deaths across the globe according to the CDC. We believe e-cigarettes offer an alternative for current smokers of traditional cigarettes.

Still in the early stages of its market penetration, the e-cigarette industry is highly fragmented with approximately 250 brands worldwide according to the CDC. Primarily propelled by the cannibalization of the traditional tobacco industry, the global e-cigarette industry has recently experienced dramatic growth. According to Euromonitor, e-cigarettes accounted for approximately $3.5 billion in 2013 global retail sales, with approximately 40% of sales generated in the U.S., 30% of sales generated in Europe, and 30% of sales generated in the rest of the world. Euromonitor estimated that significant market growth was achieved from 2012 to 2013 with the U.S., Europe and the rest of the world generating growth rates of 180%, 160%, and 150%, respectively. Euromonitor also projects e-cigarette sales to represent approximately $51 billion, or 4% of the global tobacco and tobacco alternatives market by 2030. We believe that we are well positioned to benefit from, and take advantage of, these attractive market trends in the coming years.

Source: Euromonitor International 2013.

Below is a table presenting the market shares in the United States of various e-cigarette brands for the 52 weeks ended August 30, 2014:

BUSINESS STRATEGY

Breathe’s strategic goal is to profitably expand its operations.    The business strategies employed by Breathe to achieve this goal are defined succinctly through the Company’s mission statement of creating Socially Responsible Innovation   in the E-Cigarette and Vaporizer industries and by fulfilling the following objectives:

●	Building a strong brand through a concentration of operational focus on the design, market and distribution of exceptional quality electronic cigarettes and vaporizers;

●	Specializing in the development of great tasting proprietary organic and naturally flavored e-liquids with nicotine from Tennessee-sourced Tobacco plants;

●	Exceptional Packaging – The Company’s high-end products will comprise high quality packaging, unique and customizable labeling for specific customers and retailers;

●
Age Verification   A commitment to verifying and ensuring that all  Breathe customers are at least 21 years old, through  specific product labeling and marketing efforts focused on the adult population age 21 and older;

●
Environmentally Conscious Production and Disposal Process A commitment to establishing an environmentally aware production and disposal process, which shall include a special recycling program for eligible retailers where (a) said retailers will be provided with a self-mailer option to ship expended lithium batteries and other recyclables to a designated facility and (b) where proceeds from these eligible recyclables will then be shared with the respective retailers;

●
Pursuing Growth Opportunities Focusing on pursuing growth opportunities after launching our current product offerings and seeking brands, other products, and partnerships to complement our high-end quality products;

●	Maximizing our financial performance Continuing to drive our business activities to deliver improved financial performance; and

●	Developing a global distribution platform with the emphasis of serving customers throughout the entire world.

License to Intellectual Property and Brand Portfolio

Breathe has the exclusive licensing rights to sell the following product lines:

●	Mini e-cigarette Pack – a standard e-cigarette pack designed for vending machines and convenience stores;

●	Original non CP – a standard rechargeable single unit without the child protective device;

●	Original with CP - a standard rechargeable single unit with the child protective device;

●	Smart e-cigarette PCC – Smart e-cigarette carrying case, 2 rechargeable mini-e-cigarettes with 5 cartridges and iPhone chargeable connections;

●	5 Pack mini Ref – 5 mini cartridges for the mini size e-cigarette; and

●	5 pack Standard Ref – 5 refillable cartridges for the mini-size e-cigarettes.

Pricing, Sales Model; e-Commerce and Retail

Breathe plans to offer its Products at prices, determined based on pricing strategies that are developed by the Company from time to time and which management believes to be best suited to achieve the Company’s goals at such time. These pricing strategies are expected to be developed based on a number of factors, including the needs and behaviors of customers, purchase volumes, market specific criteria, and the Company’s costs of goods.

The price of the brand portfolio of products are broken down as follows, with prices varying based on product type and distribution channel (e-commerce vs. retail):

Product	Mini e-Cig Pack	Original non CP	Original with CP	Smart E-Cig PCC	5 Pack mini Ref.	5 pack Standard Ref.
E-Commerce Price	$19.95	$19.95	$19.95	$38.00	$19.95	$19.95
Retail Price	$10.00	$10.00	$10.50	$25.00	$10.50	$10.50

Management believes that the elegant design of the packaging, along with high quality products which feature excellent tasting, proprietary and handcrafted flavors justifies the costs and increases the margins.

Production and Supply for e-cigarette Lines

The launch of a new E-Cigarette line involves input from many different sources, from the manufacturer to the customer.

The stages of the development, manufacturing, production and distribution process of the E-cigarette can be summarized as follows:

●	Discussions with designers and creators (includes analysis and factory trends, target clientele and market communication);

●	Concept choice;

●	Produce mock-ups for final acceptance of unit device, packaging and flavoring;

●	Receive bids from component suppliers;

●	Choose suppliers;

●	Schedule production and packaging;

●	Issue component part purchase orders;

●	Follow quality control procedures for incoming components;

●	Follow packaging and inventory control procedures;

●	Engage U.S. based FDA certified e-liquid manufacturer to produce and fill nicotine cartridges after receiving Component Parts; and

●	Production specialists who carry out packaging or logistics for storage, order preparation and shipment.

Procurement and Distribution

In launching E-Cigarette lines, the Company must be able to coordinate procuring the Component Parts, manufacturing the product, packaging the product, storage, distribution and order processing.  The Company has been in discussions with a Canadian-based and Chinese based manufacturer who will produce the pen devices.  The Company has been in discussions with a U.S. based manufacturer who will produce the e-liquids and who will also fill the cartridges with the e-liquids, which in turn will allow all of the Company’s consumables to be U.S. oriented.  Therefore, after the pen devices are manufactured overseas, the e-liquid filled cartridges will be inserted in the U.S. and ready for distribution.

The Company has been in discussions with a distribution center and warehouse located in Knoxville, TN who will procure the component goods from the manufacturers and other suppliers, package the Company’s products for distribution, manage purchase orders and the electronic data interchange.

Additionally, the distribution partner, under the supervision of the Company’s leadership, will be responsible for negotiate pricing and payment terms with suppliers, manufacture and package the products and coordinate payment to the suppliers.

Finally, the Company’s experienced leadership team will be responsible for all component costs, transportation, assembly costs and a management fee paid to the Distribution and Manufacturer.

Market Opportunity

The e-cigarette industry is booming – approximately 3.5 million Americans regularly use e-cigarettes, according to a 2013 study done by Mary Diduch.  The Centers for Disease Control show that e-cigarette use quadrupled in a single year from 2009 to 2010.  Based on 2011 numbers alone, 21% of adult smokers in the United States have used e-cigarettes, 6% of all adults have tried e-cigarettes, and general awareness of e-cigarettes rose to 60% of all adults, up from 40% from 2010 according to a 2013 study published by the CDC.  The co-founder of the Tobacco Vapor Electronic Cigarette Association stated in March 2012 that nearly 20 million e-cigarette cartridges are sold in the United States, per week.

Moreover, there is currently a favorable regulatory environment with certain federal, local and state regulation focused at advertising, age verification and use bans in public areas.

Marketing and Growth Strategies

In order to increase brand awareness, the Company began to focus its marketing initiatives and efforts through the development of a proprietary system that has accumulated over 20 million individuals that have the potential to see very advertisement and social media post produced by the Company.  In addition to hosting a secure web portal, www.breathecig.com, that promotes the Company’s products and will handle orders,   the Company has also been marketed on major social media platforms: LinkedIn, Facebook, Twitter, Instagram, Google and Pinterest.  Because of this successful initial marketing effort:

●	The Company has already received hundreds of requests for more information on its products;

●	These initial efforts have been cost effective and have not involved a substantial drive to promote sales;

●	The Company’s website has received over 600,000 visitors during the last 18 months; and

●	The Company has received numerous requests from customers interested in purchasing Breathe’s products including but not limited to major retail groups, Hotel Chains, Restaurants and Club Owners.

Retail and Wholesale Distribution

The Company is developing unique and distinct brands for its E-cigarette Products for purposes of marketing and selling such branded E-cigarette Products, initially in North America, China, Africa, and Europe, through retail and wholesale distribution channels, including convenience stores, retail chains, wholesale trade, pharmacies, gas stations, hotels, industrial customers, clubs, casinos and duty free stores.

In addition, the Company intends to enter into exclusive agreements with various distributors providing them with exclusivity on certain brands of Product in defined territories and markets worldwide.

E-Commerce

The Company intends to distribute its branded Products through its website, www.breathecig.com, and other online sales platforms. Through its e-commerce sales initiatives, the Company hopes to generate recurring purchases of its exclusive brands of E-cigarettes from customers who are legally allowed to purchase cigarettes in the United States and other regions.  Management expects that its marketing strategy will include various forms of social media as a key element in its marketing strategies and in further establishing and growing the Company’s business.

White Label/Private Brand Distribution

The Company is actively pursuing opportunities and relationships to develop and offer its Products on a “white label”, private branded basis. Management of the Company believes that there is an opportunity to supply Products on a custom branded basis to a variety of customers for purposes of resale. These potential customers may include wholesale and retail customers that have or wish to develop a private customizable label.

Subsequent Events

Securities Purchase Agreement and Warrant

On July 2, 2015 (the “Closing Date”), the Company, entered into a securities purchase agreement (the “Purchase Agreement”) with FirstFire Global Opportunities Fund LLC, a Delaware limited liability company (“FirstFire”).  Pursuant to the terms of the Purchase Agreement, FirstFire purchased from the Company on the Closing Date (i) 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) a warrant to acquire up 4,000,000 shares of the Company’s Common Stock at an exercise price $0.20 per share, subject to adjustment, for a period of five years from the Closing Date (the “Warrant”), for an total purchase price of $240,000 (the “First Tranche”).

Pursuant to the Purchase Agreement, FirstFire shall be required to purchase an additional (i) 3,333,333 shares of the Company’s Common Stock and (ii) a warrant to acquire up 3,333,333 shares of the Company’s Common Stock at an exercise price $0.20 per share for a period of five years from the date of issuance for an total purchase price of $200,000 (the “Second Tranche”).  FirstFire shall be obligated to make the Second Tranche investment within five trading days of the effective date of the Registration Statement (as defined below) but only if the Company’s Common Stock has a closing price as of such date greater than $0.08 per share.

The shares of Common Stock issued to FirstFire under the First Tranche and, if applicable, the Second Tranche shall be subject to adjustment without any additional further consideration from FirstFire as set forth below:

First Adjustment.  On the date six months from the Closing Date (the “First Adjustment Date”), the Company shall issue to FirstFire the number of shares of Common Stock (if positive) obtained by subtracting (i) 4,000,000 plus, if applicable, the Second Tranche shares from (ii) the quotient determined by dividing (A) $240,000 plus, if applicable, the Second Tranche investment amount by (B) the closing price of the Common Stock on the First Adjustment Date (the “Standard First Adjustment”).  Additionally, if on the First Adjustment Date, the closing price of the Common Stock is (i) between $0.06 and $0.08, the Company shall issue to FirstFire an additional 10% of the number of shares of Common Stock issued as the Standard First Adjustment or (ii) below $0.06, the Company shall issue to FirstFire an additional 15% of the number of shares of Common Stock issued as the Standard First Adjustment (the “Bonus First Adjustment”).  The shares of Common issued under the Standard First Adjustment and Bonus First Adjustment shall be referred to as the “First Adjustment Shares”.

Second Adjustment.  On the date seven months from the Closing Date (the “Second Adjustment Date”), the Company shall issue to FirstFire the number of shares of Common Stock (if positive) obtained by subtracting (i) the number obtained by subtracting (A) the First Adjustment Shares, if any, from (B) 4,000,000 plus, if applicable, the Second Tranche shares from (ii) the quotient determined by dividing (A) $240,000 plus, if applicable, the Second Tranche investment amount by (B) the closing price of the Common Stock on the Second Adjustment Date (the “Standard Second Adjustment”).  Additionally, if on the Second Adjustment Date, the closing price of the Common Stock is (i) between $0.06 and $0.08, the Company shall issue to FirstFire an additional 10% of the number of shares of Common Stock issued as the Standard Second Adjustment or (ii) below $0.06, the Company shall issue to FirstFire an additional 15% of the number of shares of Common Stock issued as the Standard Second Adjustment.

During the term of the Warrant if the Company issues or sells Common Stock (subject to certain exclusions) from $0.10 to $0.20 per share, the exercise price of the Warrant shall be reduced to such price.  The Warrant shall not be subject to cashless exercise unless there is not an effective Registration Statement with respect to the shares of Common Stock underlying the Warrant at the expiration of the then applicable holding period of Rule 144 under the Securities Act.  At no time will FirstFire be entitled exercise any portion of the Warrant to the extent that after such conversion or exercise, FirstFire (together with its affiliates) would beneficially own more than 4.99% of the outstanding shares of Common Stock as of such date (the “Maximum Percentage”).  The Maximum Percentage may be raised to any other percentage not in excess of 9.99% at the option of FirstFire upon at least 61 days’ prior notice to the Company, or lowered to any other percentage, at the option of FirstFire, at any time.

The Company agreed to pay $6,500 of reasonable attorneys’ fees and expenses incurred by FirstFire in connection with the transaction.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of FirstFire and its affiliates in the event that FirstFire incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and FirstFire also entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the SEC to register the resale of the Common Stock under the First and Second Tranche and for which the Warrant may be exercised, on or prior to forty-five days from the Closing Date (the “Filing Deadline”) and have it declared effective at the earlier of (i) the 150th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If at any time all of the shares of Common Stock under the Purchase Agreement and Warrant are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the shares of Common Stock under the Purchase Agreement and Warrant not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify FirstFire from certain liabilities and fees and expenses of FirstFire incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. FirstFire has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by FirstFire to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The Offering

As of August 13, 2015, there were 354,320,482 shares of our common stock outstanding, of which 174,672,384 shares were held by non-affiliates. Pursuant to the Purchase Agreement, we issued 4,000,000 shares of our common stock to FirstFire and a Warrant under which we may issue to FirstFire an additional 4,000,000 shares of our common stock. Additionally, we are registering 8,000,000 shares of our common stock which may be issued under the terms of the Purchase Agreement and an additional 4,000,000 shares of common stock which may be issuable under the Warrant. We are offering up to 20,000,000 shares of our common stock under this prospectus.  If all of the 20,000,000 shares offered under this prospectus were issued and outstanding as of August 13, 2015, such shares would represent approximately 5.64% of the total number of shares of our common stock outstanding and 11.13% of the total number of outstanding shares of our common stock held by non-affiliates, in each case as of August 13, 2015.

Common stock offered by Selling Stockholder	20,000,000 shares of common stock that we have either issued to or may issue to FirstFire:

Common stock outstanding before the offering	354,320,482 shares of common stock including 4,000,000 shares already issued to First Fire per the Purchase Agreement.

Common stock outstanding after the offering	370,320,452 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we have received gross proceeds of $240,000 pursuant to the Purchase Agreement.

OTCBB Trading Symbol	BVAP

Risk Factors	The shares of common stock offered by this prospectus involve a number of significant risk factors. See “Risk Factors” beginning on page 10 of this prospectus.

SUMMARY OF FINANCIAL INFORMATION

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

It should be noted that during the year ended December 31, 2014, we were an exploratory stage-mining corporation.  As such, you should not view our operating results for 2014 as indicative of, or as a basis for, our operations in 2015 as our future operations will solely be related to our eCigarette business.

Statement of Operations Data:
	Years Ended December 31,
	2014	2013
Revenues	$-	$-
Cost of good sold	-	-
Gross profit	-	-
Operating expenses	2,772,549	2,992,167
Other Expense	287,266	15,308
Net income (loss) before taxes	(3,059,815)	(2,937,475)
Income tax benefit (expense)	-	-
Net loss	$(3,059,815)	$(2,937,475)

Net loss per share	$(0.03)	$(0.03)

Weighted average common shares outstanding	96,010,164	90,057,890

	Six Month Period Ended June 30,
	2015	2014
Revenues	$6,000	$-
Cost of goods sold	7,057	-
Gross loss	(1,057)	-
Operating expenses	6,436,856	534,038
Interest expense, net	(177,674)	(35,911)
Net income (loss) before taxes	(6,675,780)	(569,949)
Income tax benefit (expense)	-	-
Loss from discontinued operations	(20,553)	(508,587)
Net loss	$(6,696,333)	$(1,078,536)

Net loss per share	$(0.01)	$(0.01)

Weighted average common shares outstanding	275,215,749	95,051,967

 Balance Sheet Data
	As of June 30,	As of December 31,
	2015	2014
Cash	$62,415	$28,299
Total Assets	$10,340,568	$1,457,592

Total liabilities	1,632,055	649,819
Total stockholders' equity	8,708,513	807,773
Total liabilities and stockholders equity	$10,340,568	$1,457,592

Cash Flow Information

	Years Ended December 31,
	2014	2013

Cash flows used in operating activities	$(1,163,760)	$(1,346,370)
Cash flows used in investing activities	(71,000)	(68,684)
Cash flows provided by financing activities	$855,523	$1,345,874

	Six Month Period Ended June 30,
	2015	2014

Cash flows used in operating activities	$(1,434,736)	$(653,580)
Cash flows used in investing activities	-	(71,000)
Cash flows provided by financing activities	$1,449,447	$235,000

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Except for statements of historical facts, this Prospectus contains forward-looking statements involving risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions or variations thereof are intended to forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this registration statement on Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and the related notes included in this registration statement on Form S-1.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this registration statement on Form S-1 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. While the risks described below are the ones we believe are most important for you to consider, these risks are not the only ones that we face. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks related to our business

E-cigarettes may be subject to extensive government regulations.

E-cigarettes are likely to become subject to increasing government regulation. Compliance with these government regulations may result in increased costs.  If E-cigarettes become subject to taxes similar to regular cigarettes, or restriction on where individuals can smoke e-cigarettes, demand may decrease.

 The FDA has concluded that electronic cigarettes may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe.

The FDA conducted a preliminary analysis on some samples of electronic cigarettes and components from two leading brands. These samples included 18 of the various flavored, nicotine, and no-nicotine cartridges offered for use with these products. These cartridges were obtained in order to test some of the ingredients contained in them and inhaled by users of electronic cigarettes. The FDA's Center for Drug Evaluation, Division of Pharmaceutical Analysis (DPA) analyzed the cartridges from these electronic cigarettes for nicotine content and for the presence of other tobacco constituents, some of which are known to be harmful to humans, including those that are potentially carcinogenic or mutagenic. The DPA's analysis of the electronic cigarette samples showed that the product contained detectable levels of known carcinogens and toxic chemicals to which users could potentially be exposed. DPA's testing also suggested that quality control processes used to manufacture these products are inconsistent or non-existent.  Specifically, the DPA's analysis of the electronic cigarette cartridges from the two leading brands revealed the following:

●	Diethylene glycol was detected in one cartridge at approximately 1%. Diethylene glycol, an ingredient used in antifreeze, is toxic to humans;
●	Certain tobacco-specific nitrosamines which are human carcinogens were detected in half of the samples tested;
●	Tobacco-specific impurities suspected of being harmful to humans-anabasine, myosmine, and-nicotyrine-were detected in a majority of the samples tested;
●	The electronic cigarette cartridges that were labeled as containing no nicotine had low levels of nicotine present in all cartridges tested, except one;
●
Three different electronic cigarette cartridges with the same label were tested and each cartridge emitted a markedly different amount of nicotine with each puff. The nicotine levels per puff rangedfrom 26.8 to 43.2 mcg nicotine/100 mL puff; and

●
One high-nicotine cartridge delivered twice as much nicotine to users when the vapor from that electronic cigarette brand was inhaled than was delivered by a sample of the nicotine inhalation product (used as a control) approved by FDA for use as a smoking cessation aid.

Because our products may contain ingredients that are known to be toxic to humans, any decreases in tobacco product sales in the United States, including sales of our electronic cigarettes, could have a material adverse effect on our business, results of operations and financial condition.

The FDA has received voluntary reports of adverse events involving e-cigarettes from consumers, health professionals and concerned members of the public.

The FDA regularly receives voluntary reports of adverse events involving e-cigarettes from consumers, health professionals and concerned members of the public. The adverse events described in these reports have included hospitalization for illnesses such as:

●	Pneumonia;
●	Congestive heart failure;
●	Disorientation;
●	Seizure;
●	Hypotension; and
●	Other health problems.

Whether e-cigarettes caused these reported adverse events is unknown. Some of the adverse events could be related to a pre-existing medical condition or to other causes that were not reported to the FDA. Because our products may contribute to adverse events requiring hospitalization, any decreases in tobacco product sales in the United States as a result, including sales of our electronic cigarettes could have a material adverse effect on our business, results of operations and financial condition.

 There have been publicized incidents of electronic cigarettes exploding if improperly used.

There have been several news reports publicizing incidents in which electronic cigarettes have exploded. According to such news reports, the cause of such electronic cigarettes exploding was due to improper use by users of such electronic cigarettes that charged the devices with equipment that was not intended for such devices. Although we notify users of our products with regard to how to properly use our products, we may be unable to prevent improper use that may result in explosions of our products similar to that publicized in recent news reports, which could have a material adverse effect on our business, results of operations and financial condition.

The recent development of electronic cigarettes has not allowed the medical profession to study the long-term health effects of electronic cigarette use.

Because electronic cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

Our business, results of operations and financial condition could be adversely affected if we are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our internet sales.

Presently the sale of electronic cigarettes is not subject to federal excise taxes, and most state and local excise taxes, like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. At present, the sale of electronic cigarettes is subject to state excise taxes in only a small number of states, Minnesota and North Carolina. However, should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied by Minnesota and North Carolina, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.

We may be unable to establish the systems and processes needed to track and submit the excise and sales taxes we collect through Internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our business, results of operations and financial condition. States such as New York, Hawaii, Rhode Island and North Carolina have begun collecting sales taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of that state. The requirement to collect, track and remit sales taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin, either of which would have a material adverse effect on our business, results of operations and financial condition.

The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.

Electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

We face intense competition and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

We are a developmental stage company with limited capital.  We will face intense competition from larger, well established e-cigarette manufacturers including big tobacco companies which are increasingly entering into the e-cigarette market.  There can be no assurance that we will be able to compete based on the superior quality of our product and niche marketing opportunities.

Third parties may sue us for intellectual property infringement, which, if successful, may disrupt its business and could require it to pay significant damage awards.

Third parties may sue for intellectual property infringement, or initiate proceedings to invalidate its intellectual property, which, if successful, could disrupt the conduct of our business, cause us to pay significant damage awards or require us to cease using such infringing intellectual property. We might also incur substantial expenses in defending against third-party disputes, litigation or infringement claims, regardless of their merit.  Successful claims against us might result in substantial monetary liabilities, an injunction against it and might materially disrupt the conduct of its business and harm its financial results.

Specifically, on August 5, 2015, we received a notice from Breathe, LLC, a Florida limited liability company (“Breathe LLC”), that we are violating Breathe LLC’s trademark rights under U.S. Trademark Registration No. 4,633,887 for the name “Breathe Intelligent Cigarette & Design” and a demand for us to immediately cease and desist from such use.  We believe that we have rights of prior use to the name “Breathe” under the federal trademark laws.  As such, on August 10, 2015, we filed (i) a Petition for Cancellation with the United States Patent and Trademark Office regarding U.S. Trademark Registration No. 4,633,887 and (ii) a Complaint against Breathe LLC in the United States District Court of Eastern District of Tennessee, Civil Action No. 3:15-cv-00345, requesting a declaratory judgment regarding our rights to use the trademark. On August 16, 2015, the Company was notified that on August 12, 2015 Breathe LLC filed a Complaint in the United States Southern District Court of New York, Civil Action N. 1:15-cv-06403, against the Company and its Chief Executive Officer, Joshua Kimmel, demanding, among other things, damages of $5,000,000 and an injunction restraining the Company from using the name “Breathe”. Although we believe we will prevail on the merits, there can be no guaranty that we will do so.  If we are unable to prevail, we may be required to market our products under a different name and be subject to potential monetary damages.

Sales of conventional tobacco cigarettes have been declining, which could have a material adverse effect on our business.

The overall U.S. market for conventional tobacco cigarettes has generally been declining in terms of volume of sales, as a result of restrictions on advertising and promotions, funding of smoking prevention campaigns, increases in regulation and excise taxes, a decline in the social acceptability of smoking, and other factors, and such sales are expected to continue to decline. Recently, a national drug store chain announced that it would cease selling tobacco products.   If other national drug store chains also decide to cease selling tobacco products, cigarette sales could decline further. While the sales of electronic cigarettes have been increasing over the last several years, the electronic cigarette market is only developing and is a fraction of the size of the conventional tobacco cigarette market. A continual decline in cigarette sales may adversely affect the growth of the electronic cigarette market, which could have a material adverse effect on our business, results of operations and financial condition.

Electronic cigarettes face intense media attention and public pressure.

Electronic cigarettes are new to the marketplace and since their introduction certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians have called for an outright ban of all electronic cigarettes, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition.

We may experience product liability claims in our business, which could adversely affect our business.

The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:

●	Liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;
●	An increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;
●	Damage to our reputation and the reputation of our products, resulting in lower sales;
●	Regulatory investigations that could require costly recalls or product modifications;
●	Litigation costs; and
●	The diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures that could exceed our product recall insurance coverage limits and harm to our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

Product exchanges, returns and warranty claims may adversely affect our business.

If we are unable to maintain an acceptable degree of quality control of our products we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

Adverse economic conditions may adversely affect the demand for our products.

Electronic cigarettes are new to market and may be regarded by users as a novelty item and expendable as such demand for our products may be extra sensitive to economic conditions. When economic conditions are prosperous, discretionary spending typically increases; conversely, when economic conditions are unfavorable, discretionary spending often declines. Any significant decline in economic conditions that affects consumer spending could have a material adverse effect on our business, results of operations and financial condition.

Our success is dependent upon our marketing efforts.

We intend to undertake extensive marketing activities to promote brand awareness and our portfolio of products. If we are unable to generate significant market awareness for our products and our brands at the consumer level or unable to capitalize on significant marketing, advertising or promotional campaigns we undertake, our business, financial condition and results of operations could be adversely affected.

We depend on third party manufacturers for our products.

We depend on third party manufacturers for our electronic cigarettes. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply and/or consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition. Additionally, currently our manufacturers are internationally based.  As such, they will be subject to instabilities in their own countries, which might directly impact the production of our products.

We may be unable to promote and maintain our brands.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.

We expect that new products and/or brands we develop will expose us to risks that may be difficult to identify until such products and/or brands are commercially available.

We are currently developing, and in the future will continue to develop, new products and brands, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. For example, we are developing new formulations, packaging and distribution channels. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

The market for e-cigarettes is a niche market, subject to a great deal of uncertainty, and is still evolving.

E-cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of e-cigarettes. Rapid growth in the use of, and interest in, e-cigarettes is recent, and may not continue on a lasting basis.  The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of e-cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

Our business is in a relatively new consumer product segment, which is difficult to forecast.

Our industry segment is relatively new, and is constantly evolving. As a result, there is a dearth of available information with which to forecast industry trends or patterns. For instance, after several quarters of rapid growth within the segment, there was a decrease in industry growth in the second quarter of 2014 as retailers grappled with high inventory levels from 2013, coupled with changes in preferences and attitudes among users of e-cigarettes and related products. There is no assurance that sustainable industry trends or preferences will develop that will lead to predictable growth or earnings forecasts for individual companies or the industry segment as a whole. We are also unable to determine what impact future governmental regulation may have on trends and preferences or patterns within our industry segment. See “Risks Related to Government Regulation” for a discussion of the risks associated with governmental regulation.

The recent development of e-cigarettes has not allowed the medical profession to study the long-term health effects of e-cigarette use.

Because e-cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of e-cigarette use. Currently, therefore, there is no way of knowing whether or not e-cigarettes are safe for their intended use. If the medical profession were to determine conclusively that e-cigarette usage poses long-term health risks, e-cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

The use of e-cigarettes may pose health risks as great as, or greater than, regular tobacco products.

According to the FDA, e-cigarettes may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. In addition, other publicized recent studies contain assertions that additional carcinogens, including formaldehyde, may be produced through the use of tank systems. Additionally, e-cigarettes may be attractive to young people and may lead them to try other tobacco products, including conventional cigarettes that are known to cause disease. Because clinical studies about the safety and efficacy of e-cigarettes have not been submitted to the FDA, consumers currently have no way of knowing whether e-cigarettes are safe before their intended use; what types or concentrations of potentially harmful chemicals are found in these products; or how much nicotine is being inhaled.

Our products contain nicotine, which is considered to be a highly addictive substance.

Certain of our products contain nicotine, a chemical found in cigarettes and other tobacco products which is considered to be highly addictive. The Family Smoking Prevention and Tobacco Control Act, empowers the FDA to regulate the amount of nicotine found in tobacco products, but may not require the reduction of nicotine yields of a tobacco product to zero. Any FDA regulation may require us to reformulate, recall and or discontinue certain of the products we may sell from time to time, which may have a material adverse effect on us.

We need to maintain state of the art software and websites.

Website and Internet technologies are constantly changing. In order for us to remain competitive we must continue to develop and or utilize state of the art software. We must also continue to upgrade our websites to make visitors to our websites an educational and rewarding experience. If the software and technologies used in our websites should fall behind, we success of our business could be materially adversely affected.

If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our user engagement could decline.

We will depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our website. Our ability to maintain the number of visitors directed to our website is not entirely within our control. Our competitors’ search engine optimization, or “SEO,” efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our users to use our website, or if our competitors’ SEO efforts are more successful than ours, overall growth in our user base could slow, user engagement could decrease, and we could lose existing users. These modifications may be prompted by search engine companies entering the online professional networking market or aligning with competitors. Any reduction in the number of users directed to our website would harm our business and operating results.

Risks Related to Government Regulation

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. Furthermore, some states prohibit and others are considering prohibiting the sales of electronic cigarettes to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. If electronic cigarettes are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business, results of operations or financial condition.

We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.

Tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include

●	The levying of substantial and increasing tax and duty charges;
●	Restrictions or bans on advertising, marketing and sponsorship;
●	The display of larger health warnings, graphic health warnings and other labeling requirements;
●	Restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;
●	Requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;
●	Requirements regarding testing, disclosure and use of tobacco product ingredients;
●	Increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;
●	Elimination of duty free allowances for travelers; and
●	Encouraging litigation against tobacco companies.

If electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

Limitation by states and cities on sales of e-cigarettes may have a material adverse effect on our ability to sell our products in the United States.

Certain states and cities have enacted laws which preclude the use of e-cigarettes where traditional tobacco-burning cigarettes cannot be used and others have proposed legislation that would categorize e-cigarettes as tobacco products, which if enacted, would be regulated in a manner equivalent to their tobacco burning counterparts. For example, San Francisco, California has passed legislation that includes e-cigarettes under its anti-smoking laws, including only allowing the use of e-cigarettes in areas where traditional cigarettes may be smoked and requiring a tobacco permit to sell e-cigarettes. Chicago, Illinois has passed legislation prohibiting the use of e-cigarettes in most public indoor places and requires that e-cigarettes may only be sold from “behind the counter.” New York City has amended its Smoke Free Air Act to ban the use of e-cigarettes anywhere that traditional cigarettes may not be used, such as bars, parks, restaurants and beaches. Similarly, Boston, Massachusetts has banned the use of e-cigarettes in the workplace and restricted the use of e-cigarettes to adults. Additionally, New Jersey, North Dakota and Utah have included bans on the use of e-cigarettes in designated smoke-free areas such as restaurants and bars, and New York has proposed law that will prohibit the sale or provision of any quantity of e-liquid used to fill e-cigarettes or cartridges. Several states and cities are currently considering similar initiatives and if such states and cities pass or further legislate to ban the use of e-cigarettes anywhere the use of traditional tobacco burning cigarettes are banned, e-cigarettes may lose their appeal as an alternative to traditional cigarettes; which may have the effect of reducing the demand for our products and as a result have a material adverse effect on our business, results of operations and financial condition.

Restrictions on the public use of e-cigarettes may reduce the attractiveness and demand for our e-cigarettes.

Certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of e-cigarettes, while others are considering banning the use of e-cigarettes. If the use of e-cigarettes is banned anywhere the use of traditional tobacco burning cigarettes is banned, e-cigarettes may lose their appeal as an alternative to traditional tobacco burning cigarettes, which may reduce the demand for our products and, thus, have a material adverse effect on our business, results of operations and financial condition.

We may not be able to establish sustainable relationships with large retailers or national chains.

We believe the best way to develop brand and product recognition and increase sales volume is to establish relationships with large retailers and national chains. We currently do not have established relationships with any retailers or national chains Any agreement that we reach, we may have to pay “slotting fees”, to carry and offer our products for sale based on the number of stores our products will be carried in.

We face a risk of product liability claims and may not be able to obtain adequate insurance, and any such claims could materially and adversely affect our reputation and brand image.

Our business exposes us to potential liability risks that may arise from the clinical testing, manufacture, and sale of our products. Substantial damage awards have been issued in certain jurisdictions against pharmaceutical and tobacco companies based on claims for injuries allegedly caused by the use of pharmaceutical and tobacco products, and similar claims may be brought against manufacturers and distributors of e-cigarette products. Liability claims may be expensive to defend and result in large judgments against us. We currently carry liability insurance, however there is no assurance that it will continue to be available to us at an affordable price if at all. Our insurance may not reimburse us, or the coverage may not be sufficient to cover claims made against us. We cannot predict any or all of the possible harms or side effects that may result from the use of our current products or any future products and, therefore, the amount of insurance coverage we currently hold may not be adequate to cover all liabilities we might incur. If we are sued for any injury allegedly caused by our products, our liability could exceed our ability to pay the liability. Whether or not we are ultimately successful in any adverse litigation, such litigation could consume substantial amounts of our financial and managerial resources, all of which could have a material adverse effect on our business, financial condition, results of operations, prospects and stock price. In addition, even if a product liability claim is found to be without merit or is otherwise unsuccessful, the negative publicity surrounding such assertions regarding our products or processes could materially and adversely affect our reputation and brand image. Any loss of consumer confidence in the safety and quality of our products would be difficult and costly to overcome.

If we have improperly marketed and distributed certain of our products in violation of governmental regulations we may be subject to fines, sanctions, administrative actions, penalties and other liability, either civil and or criminal.

We may be subject to disciplinary, administrative, regulatory and or legal actions if the FDA, or any regulatory agencies in either the United Sates or any foreign jurisdiction  in which our products are sold determines that our products or the means by which we marketed and sold our products was effected without the proper regulatory approvals. As a distributor and marketer of a product that a government or regulatory agency may assert is a smoking cessation device and or a tobacco product, the Company faces potential fines, sanctions, administrative actions, penalties, and other liability for: improper sales, labeling, making improper claims, referencing or publishing to its websites, marketing materials, advertisements, testimonials or representations that certain of our products have the ability or potential to treat, cure or otherwise improve a medical condition, and or provide a healthier alternative to other more traditional tobacco products.

Moreover, in light of the FDA’s recently issued proposed rule seeking to regulate various deemed tobacco products such as e-cigarettes, we may be required to follow federal and state tobacco labeling laws, and could face potential fines, sanctions, administrative actions, penalties and other liability, either civil and or criminal, for any violations thereof.

Any violation of law with respect to the Company’s marketing materials and or labeling could expose our company to liability including but not limited to fines, sanctions, administrative actions, penalties, civil actions and or criminal prosecution. And although our company maintains general liability insurance, our company’s insurance may not cover potential claims of this type or may not be adequate to indemnify our company for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our company’s business, results of operations and financial condition.

Risks Related To Our Securities

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Report pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•
Comply with all requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements;

•	Submit certain execute compensation matters to shareholder advisory votes, such as “say-on-pay” and “say on frequency;” and

•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.   Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the  JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an  “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never paid a dividend to our shareholders.  We intend to retain cash for the continued development of our business. As a result, your return on investment will be solely determined by your ability to sell your shares in a secondary market.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

•	changes in market valuations of similar companies;

•	announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

•	variations in our quarterly operating results;

•	fluctuations in related commodities prices; and

•	additions or departures of key personnel.

Currently there is no established public market for our common stock, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading.

There is currently no established public market whatsoever for our securities.  A market maker has submitted an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA.    The Company has been issued a symbol “BVAP”.   There can be no assurances as to whether;

•	any market will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of exploratory stage mining companies and general economic and market conditions.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares.

Our common stock is classified as a penny stock and will be covered by Section 15(g) of the Securities Exchange Act of 1934.  These rules impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

USE OF PROCEEDS

Selling Stockholder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock. We have, however, received gross proceeds of $240,000 pursuant to the Purchase Agreement, which will be used for working capital purposes.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. Selling Stockholder will determine at what price it may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time to time by the selling stockholder of any or all of the shares of common stock that have been or may be issued by us to FirstFire under the Purchase Agreement and upon the exercise of the Warrant. For additional information regarding the issuance of common stock covered by this prospectus, see “Summary—Recent Developments” elsewhere in this prospectus. We are registering the shares of common stock pursuant to the provisions of the Securities Purchase Agreement we entered into with FirstFire on July 2, 2015 and the Registration Rights Agreement we entered into with FirstFire on July 2, 2015, in order to permit the selling stockholder to offer the shares for resale from time to time.

Except for the transactions contemplated by the Securities Purchase Agreement, Warrant and the Registration Rights Agreement, FirstFire has not had any material relationship with us within the past three years.

The table below presents information regarding the selling stockholder and the shares of common stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of August 13, 2015. As used in this prospectus, the term “selling stockholder” means FirstFire. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. The percentage of shares of common stock beneficially owned by the selling stockholder prior to the offering shown in the table below is based on an aggregate of 354,320,482 shares of our common stock outstanding on August 13, 2015. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
	Number (1)	Percent (2)		Number (3)	Percent (2)
FirstFire Global Opportunities Fund LLC (4)	4,000,000	1.13%	20,000,000	0	0%
___________

(1)
This number represents the following: (i) 12,000,000 shares issued or issuable pursuant to the Securities Purchase Agreement between us and FirstFire on July 2, 2015 (the “Purchase Agreement”) and (ii) 8,000,000 shares issuable under the Warrant issued by the Company to FirstFire on July 2, 2015 (the “Warrant”) pursuant to the terms of the Purchase Agreement.

(2)	Applicable percentage ownership is based on 354,320,482 shares of our common stock outstanding as of August 13, 2015 plus the number of shares that could be converted.

(3)	Assumes the sale of all shares being offered pursuant to this prospectus.

(4)
The business address of FirstFire is 1040 First Avenue, New York, New York 10022. FirstFire’s principal business is that of a private investment firm. We have been advised that FirstFire is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither FirstFire nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Seth Fireman is the managing partner of FirstFire and owns voting control of the membership interests in FirstFire, and that Mr. Fireman has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by FirstFire.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share.  As of August 13, 2015, there were 354,320,482 issued and outstanding shares of our common stock. Also, the Company is authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share. As of August 13, 2015, there are no issued and outstanding shares of our preferred stock

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements included in this prospectus for Breathe Ecig Corp. for the years ended December 31, 2014 and 2013 included in the registration statement have been audited by KBL, LLP and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by Quick Law Group PC.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

Breathe eCig Corp. is a Nevada corporation organized June 2, 2006.  Our original name was Celtic Capital, Inc.   On October 20, 2008, we changed our name to Entertainment Education Arts Inc.   On May 12, 2010, we changed our name to DNA Precious Metals, Inc.  On March 5, 2015 pursuant to an agreement and plan of merger, the Company changed its name to Breathe eCig Corp.  (Breathe eCig Corp. may also be referred to as “Breathe”, “we”, “us” or the “Company”).

From May 2010 through December 31, 2014, we were an exploration stage mining company.  The Company’s focus was the development of the the Montauban Mining Project, located in the Montauban and Chavigny townships near Grondines-West in Portneauf County, Quebec, Canada (“Montauban Mine Property” or “Property”). Recognizing the need to secure significant additional capital to put the Property into production, management began to focus its attention on other business opportunities which would not require the significant capital required to expand the Property.

In connection with the acquisition of Breath LLC, on March 5, 2015 we entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company merged with its wholly owned subsidiary, Breathe eCig Corp., the sole purpose of the Merger was to effect a change of the Company's name from DNA Precious Metals, Inc. to Breathe eCig Corp. This name change more accurately reflects the Company’s current operations.

With the acquisition of Breathe LLC, it was contemplated that the Company would spin-off the operations of its mining operations which were being conducted through the Company’s wholly owned subsidiary, DNA Canada, Inc (“DNAC”).  Effective February 3, 2015, we declared a stock dividend whereby each of the Company’s shareholders on the record date (February 3. 2015) would receive one share of DNAC for every two shares of the Company’s common stock owned on the record date.

On February 3, 2015, the Company declared a stock dividend of its wholly owned subsidiary, DNA Canada, Inc. (“DNAC”) to the shareholders of record on February 3, 2015 whereby each shareholder of record received one share of DNAC for every two shares of DNA owned as of the record date.  The former members of Breathe LLC tendered their shares of DNAC for redemption by the Company.

With the completion of the spin-off, the Company is no longer in the mining field and its sole and exclusive business operations will be marketing its electronic cigarettes and related vapor devices.

Businesses

Breathe, LLC was formed in October 2013 and Breathe eCigs. Corp. was formed on December 31, 2014.  On December 31, 2014, Breathe, LLC entered into a Bill of Sale to transfer 100% of the assets to Breathe eCigsCorp.

Since formation, Breathe has operated as a development stage company, with the intentions of designing marketing and distributing electronic cigarettes (“E-cigarettes”), vaporizers, e-liquids (i.e., liquid nicotine) and related accessories.  As of the six month period ended June 30, 2015, Breathe had generated nominal revenues of $6,000.

E-cigarettes and vaporizers are replacements for traditional cigarettes allowing smokers to reproduce the smoking experience.  Although they do contain nicotine, E-cigarettes and vaporizers do not burn tobacco and are not smoking cessation devices.

Breathe’s initial line of products will focus on E-cigarettes.  The present day E-Cigarette is a smokeless, battery-powered device that vaporizes liquid nicotine for delivery via inhalation by the user.  The E-Cigarette does not contain tobacco, only nicotine derived from the tobacco plant and trace amounts of secondary chemical ingredients.  The component parts of an E-Cigarette are the nicotine cartridge; the atomizer (which vaporizes the liquid nicotine); the rechargeable battery that powers it; and a light-emitting diode (LED) indicator at the end that is activated when the user draws in air (collectively referred to as the “Component Parts”).  Breathe will partner with manufacturers in the United States  who will be responsible for producing the liquid nicotine filling the nicotine cartridge with liquid nicotine; thereby ensuring a safe and high standard process for producing a consumer product.

Market Opportunity For E-Cigarettes

Breathe operates within the rapidly growing and global e-cigarette industry, an emerging product category that is taking market share from the $783 billion global tobacco industry. The American Cancer Society estimates that there are 1.3 billion tobacco smokers in the world, consuming approximately 6 trillion cigarettes per year, or 190 thousand cigarettes per second. Tobacco use is the leading cause of preventable illness and death, causing more than 5 million annual deaths across the globe according to the CDC. We believe e-cigarettes offer an alternative for current smokers of traditional cigarettes.

Still in the early stages of its market penetration, the e-cigarette industry is highly fragmented with approximately 250 brands worldwide according to the CDC. Primarily propelled by the cannibalization of the traditional tobacco industry, the global e-cigarette industry has recently experienced dramatic growth. According to Euromonitor, e-cigarettes accounted for approximately $3.5 billion in 2013 global retail sales, with approximately 40% of sales generated in the U.S., 30% of sales generated in Europe, and 30% of sales generated in the rest of the world. Euromonitor estimated that significant market growth was achieved from 2012 to 2013 with the U.S., Europe and the rest of the world generating growth rates of 180%, 160%, and 150%, respectively. Euromonitor also projects e-cigarette sales to represent approximately $51 billion, or 4% of the global tobacco and tobacco alternatives market by 2030. We believe that we are well positioned to benefit from, and take advantage of, these attractive market trends in the coming years.

Source: Euromonitor International 2013.

Below is a table presenting the market shares in the United States of various e-cigarette brands for the 52 weeks ended August 30, 2014:

BUSINESS STRATEGY

Breathe’s strategic goal is to profitably expand its operations.    The business strategies employed by Breathe to achieve this goal are defined succinctly through the Company’s mission statement of creating Socially Responsible Innovation   in the E-Cigarette and Vaporizer industries and by fulfilling the following objectives:

●	Building a strong brand through a concentration of operational focus on the design, market and distribution of exceptional quality electronic cigarettes and vaporizers;

●	Specializing in the development of great tasting proprietary organic and naturally flavored e-liquids with nicotine from Tennessee-sourced Tobacco plants;

●	Exceptional Packaging – The Company’s high-end products will comprise high quality packaging, unique and customizable labeling for specific customers and retailers;

●
Age Verification   A commitment to verifying and ensuring that all  Breathe customers are at least 21 years old, through  specific product labeling and marketing efforts focused on the adult population age 21 and older;

●
Environmentally Conscious Production and Disposal Process A commitment to establishing an environmentally aware production and disposal process, which shall include a special recycling program for eligible retailers where (a) said retailers will be provided with a self-mailer option to ship expended lithium batteries and other recyclables to a designated facility and (b) where proceeds from these eligible recyclables will then be shared with the respective retailers;

●	Developing Our Organizational Capability Continuing to develop our organizational capability through recruiting, retaining and rewarding highly capable people and through performance management;

●
Pursuing Growth Opportunities Focusing on pursuing growth opportunities after launching our current product offerings and seeking brands, other products, and partnerships to complement our high-end quality products;

●	Maximizing our financial performance Continuing to drive our business activities to deliver improved financial performance; and

●	Developing a global distribution platform with the emphasis of serving customers throughout the entire world.

License to Intellectual Property and Brand Portfolio

Breathe has the exclusive licensing rights to sell the following product lines:

●	Mini e-cigarette Pack – a standard e-cigarette pack designed for vending machines and convenience stores;

●	Original non CP – a standard rechargeable single unit without the child protective device;

●	Original with CP - a standard rechargeable single unit with the child protective device;

●	Smart e-cigarette PCC – Smart e-cigarette carrying case, 2 rechargeable mini-e-cigarettes with 5 cartridges and iPhone chargeable connections;

●	5 Pack mini Ref – 5 mini cartridges for the mini size e-cigarette; and

●	5 pack Standard Ref – 5 refillable cartridges for the mini-size e-cigarettes.

Pricing, Sales Model; e-Commerce and Retail

Breathe plans to offer its Products at prices, determined based on pricing strategies that are developed by the Company from time to time and which management believes to be best suited to achieve the Company’s goals at such time. These pricing strategies are expected to be developed based on a number of factors, including the needs and behaviors of customers, purchase volumes, market specific criteria, and the Company’s costs of goods.

The price of the brand portfolio of products are broken down as follows, with prices varying based on product type and distribution channel (e-commerce vs. retail):

Product	Mini e-Cig Pack	Original non CP	Original with CP	Smart E-Cig PCC	5 Pack mini Ref.	5 pack Standard Ref.
E-Commerce Price	$19.95	$19.95	$19.95	$38.00	$19.95	$19.95
Retail Price	$10.00	$10.00	$10.50	$25.00	$10.50	$10.50

Management believes that the elegant design of the packaging, along with high quality products which feature excellent tasting, proprietary and handcrafted flavors justifies the costs and increases the margins.

Production and Supply for e-cigarette Lines

The launch of a new E-Cigarette line involves input from many different sources, from the manufacturer to the customer.

The stages of the development, manufacturing, production and distribution process of the E-cigarette can be summarized as follows:

●	Discussions with designers and creators (includes analysis and factory trends, target clientele and market communication);

●	Concept choice;

●	Produce mock-ups for final acceptance of unit device, packaging and flavoring;

●	Receive bids from component suppliers;

●	Choose suppliers;

●	Schedule production and packaging;

●	Issue component part purchase orders;

●	Follow quality control procedures for incoming components;

●	Follow packaging and inventory control procedures;

●	Engage U.S. based FDA certified e-liquid manufacturer to produce and fill nicotine cartridges after receiving Component Parts; and

●	Production specialists who carry out packaging or logistics for storage, order preparation and shipment.

Procurement and Distribution

In launching E-Cigarette lines, the Company must be able to coordinate procuring the Component Parts, manufacturing the product, packaging the product, storage, distribution and order processing.  The Company entered into an arrangement with a Chinese based manufacturer who produces the pen devices.  The Company has been in discussions with a U.S. based manufacturer who will produce the e-liquids and who will also fill the cartridges with the e-liquids, which in turn will allow all of the Company’s consumables to be U.S. oriented.  Therefore, after the pen devices are manufactured overseas, the e-liquid filled cartridges will be inserted in the U.S. and ready for distribution.

The Company entered into arrangements with a distribution center and warehouse located in Knoxville, TN and New York City, NY who procure the component goods from the manufacturers and other suppliers, package the Company’s products for distribution, manage purchase orders and the electronic data interchange.

Additionally, the distribution partner, under the supervision of the Company’s leadership, will be responsible for negotiate pricing and payment terms with suppliers, manufacture and package the products and coordinate payment to the suppliers.

Finally, the Company’s experienced leadership team will be responsible for all component costs, transportation, assembly costs and a management fee paid to the Distribution and Manufacturer.

Market Opportunity

The e-cigarette industry is booming – approximately 3.5 million Americans regularly use e-cigarettes, according to a 2013 study done by Mary Diduch.  The Centers for Disease Control show that e-cigarette use quadrupled in a single year from 2009 to 2010.  Based on 2011 numbers alone, 21% of adult smokers in the United States have used e-cigarettes, 6% of all adults have tried e-cigarettes, and general awareness of e-cigarettes rose to 60% of all adults, up from 40% from 2010 according to a 2013 study published by the CDC.  The co-founder of the Tobacco Vapor Electronic Cigarette Association stated in March 2012 that nearly 20 million e-cigarette cartridges are sold in the United States, per week.

Moreover, there is currently a favorable regulatory environment with certain federal, local and state regulation focused at advertising, age verification and use bans in public areas.

Marketing and Growth Strategies

In order to increase brand awareness, the Company began to focus its marketing initiatives and efforts through the development of a proprietary system that has accumulated over 20 million individuals that have the potential to see very advertisement and social media post produced by the Company.  In addition to hosting a secure web portal, www.breathecig.com, that promotes the Company’s products and will handle orders,   the Company has also been marketed on major social media platforms: LinkedIn, Facebook, Twitter, Instagram, Google and Pinterest.  Because of this successful initial marketing effort:

●	The Company has already received hundreds of requests for more information on its products;

●	These initial efforts have been cost effective and have not involved a substantial drive to promote sales;

●	The Company’s website has received over 600,000 visitors during the last 18 months; and

●	The Company has received numerous requests from customers interested in purchasing Breathe’s products including but not limited to major retail groups, Hotel Chains, Restaurants and Club Owners.

Retail and Wholesale Distribution

The Company is developing unique and distinct brands for its E-cigarette Products for purposes of marketing and selling such branded E-cigarette Products, initially in North America, China, Africa, and Europe, through retail and wholesale distribution channels, including convenience stores, retail chains, wholesale trade, pharmacies, gas stations, hotels, industrial customers, clubs, casinos and duty free stores.

In addition, the Company intends to enter into exclusive agreements with various distributors providing them with exclusivity on certain brands of Product in defined territories and markets worldwide.

E-Commerce

The Company intends to distribute its branded Products through its website, www.breathecig.com, and other online sales platforms. Through its e-commerce sales initiatives, the Company hopes to generate recurring purchases of its exclusive brands of E-cigarettes from customers who are legally allowed to purchase cigarettes in the United States and other regions.  Management expects that its marketing strategy will include various forms of social media as a key element in its marketing strategies and in further establishing and growing the Company’s business.

White Label/Private Brand Distribution

The Company is actively pursuing opportunities and relationships to develop and offer its Products on a “white label”, private branded basis. Management of the Company believes that there is an opportunity to supply Products on a custom branded basis to a variety of customers for purposes of resale. These potential customers may include wholesale and retail customers that have or wish to develop a private customizable label.

Government Regulations

A recent United States Federal Court decision permits the United States Food and Drug Administration to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 and the United States Food and Drug Administration has indicated that it intends to do so.

Based on the December 2010 U.S. Court of Appeals for the D.C. Circuit’s decision in Sottera, Inc. v. Food & Drug Administration , 627 F.3d 891 (D.C. Cir. 2010), the United States Food and Drug Administration (the “FDA”) is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and Tobacco Control Act of 2009 (the “Tobacco Control Act”).

Under this Court decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes.

Because we do not market our electronic cigarettes for therapeutic purposes, our electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero. Among other measures, the Tobacco Control Act (under various deadlines):

●
Increases the number of health warnings required on cigarette and smokeless tobacco products, increases the size of warnings on packaging and in advertising, requires the FDA to develop graphic warnings for cigarette packages and grants the FDA authority to require new warnings;

●	Requires practically all tobacco product advertising to eliminate color and imagery and instead consist solely of black text on white background;
●
Imposes new restrictions on the sale and distribution of tobacco products, including significant new restrictions on tobacco product advertising and promotion as well as the use of brand and trade names;

●	Bans the use of “light,” “mild,” “low” or similar descriptors on tobacco products;
●
Gives the FDA the authority to impose tobacco product standards that are appropriate for the protection  of the public health (by, for example, requiring reduction or elimination of the use of particular constituents or components, requiring product testing, or addressing other aspects of tobacco product construction, constituents, properties or labeling);

●	Requires manufacturers to obtain FDA review and authorization for the marketing of certain new or modified tobacco products;
●	Requires pre-market approval by the FDA for tobacco products represented (through labels, labeling, advertising, or other means) as presenting a lower risk of harm or tobacco-related disease;
●	Requires manufacturers to report ingredients and harmful constituents and requires the FDA to disclose certain constituent information to the public;
●
Mandates that manufacturers test and report on ingredients and constituents identified by the FDA as requiring such testing to protect the public health, and allows the FDA to require the disclosure of testing results to the public;

●	Requires manufacturers to submit to the FDA certain information regarding the health, toxicological, behavioral or physiologic effects of tobacco products;
●	Prohibits use of tobacco containing a pesticide chemical residue at a level greater than allowed under federal law;
●	Requires the FDA to establish “good manufacturing practices” to be followed at tobacco manufacturing facilities;
●	Requires tobacco product manufacturers (and certain other entities) to register with the FDA; and
●	Grants the FDA the regulatory authority to impose broad additional restrictions.

The Tobacco Control Act also requires establishment, within the FDA’s new Center for Tobacco Products, of a Tobacco Products Scientific Advisory Committee to provide advice, information and recommendations with respect to the safety, dependence or health issues related to tobacco products. As indicated above, the Tobacco Control Act imposes significant new restrictions on the advertising and promotion of tobacco products. For example, the law requires the FDA to finalize certain portions of regulations previously adopted by the FDA in 1996 (which were struck down by the Supreme Court in 2000 as beyond the FDA’s authority). As written, these regulations would significantly limit the ability of manufacturers, distributors and retailers to advertise and promote tobacco products, by, for example, restricting the use of color, graphics and sound effects in advertising, limiting the use of outdoor advertising, restricting the sale and distribution of non-tobacco items and services, gifts, and sponsorship of events and imposing restrictions on the use for cigarette or smokeless tobacco products of trade or brand names that are used for non-tobacco products. The law also requires the FDA to issue future regulations regarding the promotion and marketing of tobacco products sold or distributed over the internet, by mail order or through other non-face-to-face transactions in order to prevent the sale of tobacco products to minors.

It is likely that the Tobacco Control Act could result in a decrease in tobacco product sales in the United States, including sales of our electronic cigarettes.

While the FDA has not yet mandated electronic cigarettes be regulated as tobacco products, the FDA issued proposed regulations on April 25, 2014 seeking to regulate electronic cigarettes as tobacco products. Under these proposed rules, products meeting the statutory definition of “tobacco products,” except accessories of a proposed deemed tobacco product, would be subject to the Federal Food, Drug, and Cosmetic Act (the FD&C Act), as amended by the Family Smoking Prevention and Tobacco Control Act (Tobacco Control Act). The Tobacco Control Act provides FDA authority to regulate cigarettes, cigarette tobacco, roll-your-own tobacco, smokeless tobacco, and any other tobacco products that the Agency by regulation deems to be subject to the law. Option 1 of the proposed rule would extend the Agency's “tobacco product” authorities in the FD&C Act to all other categories of products, except accessories of a proposed deemed tobacco product, that meet the statutory definition of “tobacco product” in the FD&C Act. Option 2 of the proposed rule would extend the Agency's “tobacco product” authorities to all other categories of products, except premium cigars and the accessories of a proposed deemed tobacco product, that meet the statutory definition of “tobacco product” in the FD&C Act. FDA also is proposing to prohibit the sale of “covered tobacco products” to individuals under the age of 18 and to require the display of health warnings on cigarette tobacco, roll-your own tobacco, and covered tobacco product packages and in advertisements. Further, the FDA proposed to extend its authority to cover additional products that meet the definition of a tobacco product under the proposed rule: Tobacco Products Deemed To Be Subject to the Food, Drug & Cosmetic Act (Deeming). Currently FDA regulates cigarettes, cigarette tobacco, roll-your-own tobacco and smokeless tobacco. Proposed newly “deemed” products would include: electronic cigarettes, cigars, pipe tobacco, certain dissolvables that are not “smokeless tobacco,” gels and water pipe tobacco.

If electronic cigarettes are regulated as proposed, the FDA will implement new rules to govern the labeling of electronic cigarettes, including smokeless tobacco product warning labels and “light,” “low,” “mild” or similar descriptors for tobacco products. These new laws are expected to have a significant public health impact by decreasing the number of people using tobacco products, resulting in lives saved, increased life expectancy, and lower medical costs. In addition, the FDA will also restrict the way electronic cigarette manufacturers, retailers, and distributers can advertise and promote cigarettes and smokeless tobacco products, especially marketing efforts designed to appeal to youth. Such restrictions relating to marketing, advertising, and promotion will include: prohibiting tobacco brand name sponsorship of any athletic, musical, or other social or cultural event, or any team or entry in those events, requiring that audio ads use only words with no music or sound effects, prohibiting the sale or distribution of items, such as hats and tee shirts, with cigarette and smokeless tobacco brands or logos and requiring that manufacturers receive a written order from FDA permitting the legal marketing of a new tobacco product. The FDA’s traditional “safe and effective” standard for evaluating medical products does not currently apply to tobacco. FDA evaluates new tobacco products based on a public health standard that considers the risks and benefits of the tobacco product on the population as a whole, including users and non-users. To legally market new tobacco products, a written order from FDA must be received permitting its marketing in the United States.

The application of the Tobacco Control Act to electronic cigarettes could impose, among other things, restrictions on the content of nicotine in electronic cigarettes, the advertising, marketing and sale of electronic cigarettes, the use of certain flavorings and the introduction of new products. We cannot predict the scope of such regulations or the impact they may have on our company specifically or the electronic cigarette industry generally, though if enacted, they could have a material adverse effect on our business, results of operations and financial condition.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on our business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on our business, financial condition and results of operations and ability to market and sell our products. At present, we are not able to predict whether the Tobacco Control Act will impact us to a greater degree than competitors in the industry, thus affecting our competitive position.

Competition

Competition in the electronic cigarette industry is intense. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., Altria Group, Inc. and Reynolds American Inc., big tobacco companies, through their electronic cigarettes business segments; the nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

Our principal competitors are “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American Inc. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes as the market for electronic cigarettes grows. Because of their well-established sales and distribution channels, marketing expertise and significant resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market. We also compete against numerous other smaller manufacturers or importers of cigarettes. There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.

Employees

As of August 13, 2015, we employed five full-time employees, none of which are represented by a union. As of the date herein, our employee’s work in our corporate offices in Knoxville, Tennessee.

PROPERTIES

Facilities

Our headquarters are located at 322 Nancy Lynn Lane, Suite 7, Knoxville, Tennessee 37918. We occupy 1,289 square feet of office space pursuant to a three-year two-month lease entered into on March 25, 2015.  We pay $1,186.96 per month under the lease.

LEGAL PROCEEDINGS

Typenex Dispute

On May 18, 2015, Typenex Co-Investment, LLC (“Typenex”) filed a binding arbitration notice against the Company in the State of Utah regarding a certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by the Company to Typenex on April 28, 2014 (the “Arbitration”) in connection with a Convertible Promissory Note of the same date (the “Note”).  On April 29, 2015, Typenex sent a Notice of Exercise to the Company for the issuance of 7,541,511 shares of the Company’s common stock along with an opinion letter indicating the shares should be issued without restrictive legend pursuant to Rule 144 under the Securities Act of 1933, as amended.  The Company immediately filed for an emergency injunction in the State of New Jersey, the location of the Company’s transfer agent.  The injunction was granted and Typenex and the Company subsequently agreed no shares would be issued until the resolution of the Arbitration.  The Arbitration hearing is currently scheduled for November 11 and 12, 2015 in the State of Utah.  The Company has filed a response and counterclaim to the Arbitration notice alleging, among other things, that Typenex did not fulfill its obligations under the original Note and failed to disclose material matters regarding Typenex and its principal to the Company and has requested damages and attorneys’ fees be paid by Typenex to the Company.  Further, the Company is challenging the number of shares that may be subject to the Warrant. Although the Company believes it will prevail on the merits, there can be no guaranty that it will do so.

Trademark Dispute

On August 5, 2015, the Company received a notice from Breathe, LLC, a Florida limited liability company (“Breathe LLC”), that the Company was violating Breathe LLC’s trademark rights under U.S. Trademark Registration No. 4,633,887 for the name “Breathe Intelligent Cigarette & Design” and a demand for the Company to immediately cease and desist from such use.  The Company believes that it has rights of prior use to the name “Breathe” under the federal trademark laws.  As such, on August 10, 2015, the Company filed (i) a Petition for Cancellation with the United States Patent and Trademark Office regarding U.S. Trademark Registration No. 4,633,887 and (ii) a Complaint against Breathe LLC in the United States District Court of Eastern District of Tennessee, Civil Action No. 3:15-cv-00345, requesting a declaratory judgment regarding the Company’s rights to use the trademark. On August 16, 2015, the Company was notified that on August 12, 2015 Breathe LLC filed a Complaint in the United States Southern District Court of New York, Civil Action N. 1:15-cv-06403, against the Company and its Chief Executive Officer, Joshua Kimmel, demanding, among other things, damages of $5,000,000 and an injunction restraining the Company from using the name “Breathe”. Although the Company believes it will prevail on the merits, there can be no guaranty that it will do so.  If the Company is unable to prevail, it may be required to market its products under a different name and possibly be subject to monetary penalties.

From time to time, we may be involved in additional litigation that arises through the normal course of business.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol “BVAP.”  Trading in our common stock in the over-the-counter market has been very limited and the quotations set forth below are not necessarily indicative of actual market conditions. The high and low sales prices for our common stock for each quarter of the fiscal years ended December 31, 2014 and 2013, and through June 30, 2015 according to OTC Markets Group Inc., were as follows:

Quarter Ended	High		Low
June 30, 2015		$0.16		$0.07
March 31, 2015		$0.10		$0.04
December 31, 2014		$0.08		$0.02
September 30, 2014		$0.21		$0.10
June 30, 2014		$0.31		$0.28
March 31, 2014		$0.37		$0.32
December 31, 2013		$0.59		$0.38
September 30, 2013		$0.59		$0.38
June 30, 2013*	$	N/A	$

*Our common stock did not begin trading until August 2013.

Stockholders

As of August 13, 2015, there were 354,320,482 shares of common stock issued and outstanding held by approximately 149 stockholders of record (not including street name holders).

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. Their telephone number is (732) 872-2727 and there mailing address is 200 Memorial Parkway, Atlantic Highlands, NJ  07716.

Dividends.

Holders of our common stock are entitled to receive such dividends as our board of directors may declare from time to time from any surplus that we may have. We have not paid dividends on our common stock since the date of our incorporation and we do not anticipate paying any common stock dividends in the foreseeable future. We anticipate that any earnings will be retained for development and expansion of our businesses and we do not anticipate paying any cash dividends in the foreseeable future. Future dividend policy will depend upon our earnings, financial condition, contractual restrictions and other factors considered relevant by our Board of Directors and will be subject to limitations imposed under Nevada law.

Equity Compensation Plan.

None.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the period for the fiscal years ended December 31, 2014 and 2013, should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this Prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this registration statement on Form S-1. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following discussion should be read in conjunction with, and is qualified in its entirety by, our financial statements, and certain other financial information included elsewhere in this prospectus.

It should be noted that during the year ended December 31, 2014 we were an exploratory stage-mining corporation. We did not commence mining operations nor did we generate revenues.

We are no longer an exploratory stage mining company.  With the acquisition of Breathe LLC in January 2015, our sole business objective is the eCigarette industry.  We divested our mining operations pursuant to a stock dividend to our shareholders of our wholly owned subsidiary, DNA Precious Metals Canada, which conducted all of our mining operations.

As such, you should not view our operating results for 2014 as indicative of, or  as a basis for, our operations in 2015 as our operations in 2015 will be solely related to our acquisition of Breathe LLC and the eCigarette  industry.

We are an Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Management’s Discussion and Analysis

There is no historical mining information about us upon which you may rely to base an evaluation of our performance.

Results of Operations for Fiscal Years Ended December 31, 2014 and 2013

As of December 31, 2014, we had not generated any revenues.  Operating expenses for the years ended December 31, 2014 and 2013 totaled $2,772,549 and $2,922,167 respectively.  Our Net Loss for 2014 and 2013 was $3,059,815 and $2,937,475 respectively.  Our Accumulated Deficit  since Inception totaled $7,770,337.

Our single largest expenses during 2014 were the impairment of our assets  and  shares issued for services rendered and common stock options issued as compensation, was for salaries and related expenses totaling $427,568 as compared to $1,674,752 in 2013.  Exploration costs in 2014 totaled $349,597 and $88,247 in 2013.   Professional fees, primarily for legal and accounting services totaled $303,229 in 2014 as compared to $388,810 in 2013.  General and administrative expenses totaled $389,521 in 2014 as compared to $721,454 in 2013.   Rental costs in 2014 were $40,005 as compared to $40,385 in 2013.

Liquidity and Capital Resources

Assets and Liabilities

To date, our operations have been primarily funded through debt and equity financing.  We have secured approximately $4,894,874 in equity financing and $619,173 in debt financing.  We will continue to rely on debt and equity financing for our ongoing operations.

At December 31, 2014 we had cash of $53,813, prepaid expenses of $189,528 and sales tax receivable of $27,943.  Total current assets were $271,284.  Our fixed assets totaled $138,124, deferred financing fees were $12,366 and our mining rights totaled $1,035,818.   Total assets were $1,457,592. At December 31, 2013 we had cash totaling $535,934, prepaid expenses and deposits of $802,945, and sales tax receivable of $35,427.  Fixed assets totaled $1,276,304, deferred financing fees totaled $25,081 and our mining rights totaled $15,000.  Total assets were $2,690,691.   The primary reason for the significant decrease in our assets is attributable to the write off of the land, building and mill equipment to satisfy accounting requirements since the assets were not being used and have been impaired we utilized the funds secured from the sale of our securities to invest in our mining project and the acquisition of mining assets.

Current liabilities at December 31, 2014 totaled $436,756 as compared to $186,729 at December 31, 2013.  We had long term liabilities at December 31, 2014 totaling $213,063.   We had no long term liabilities at December 31, 2013.

We had a working capital deficit at December 31, 2014 of $165,472 as compared to a working capital surplus on December 31, 2013 of $1,187,577.  Most of our funds have been invested to acquire mining properties.  Unless we secure additional financing, or generate sufficient cash flow, we will not have sufficient liquidity to continue operations for the next twelve months.

Results of Operations for Six and Three Months Ended June 30, 2015 and 2014

We are currently developing our business and as a result we have not developed a material or consistent pattern of revenue generation. For the six and three months ended June 30, 2015, we generated revenue and gross loss of $6,000 and $1,057, respectively, compared to no revenue for the same period the prior year.

Operating expenses for the six and three months ended June 30, 2015 totaled $6,436,856 and $5,472,803, respectively compared to $534,038 and $196,025 for same period the prior year. Our Net Loss for six and three months ended June 30, 2015 totaled $6,696,333 and $5,675,476 compared to $1,088,936 and $476,892 for the same period the prior year. Our Accumulated Deficit since Inception to June 30, 2015 totaled $14,466,670.

Our single largest expense for the six and three months ended June 30, 2015 was $5,615,043 and $4,736,115 in professional fees. The fees were primarily related to consulting fees in connection with our business development. Additionally, for the six and three months end June 30, 2015 $5,387,106 and $4,615,231, respectively, of such fees were attributable to stock grants to various consultants. Professional fees for the six and three months ended June 30, 2014 were $94,107 and $64,144. General and administrative expenses totaled $253,616 and $202,551 for the three and six months ended June 30, 2015 as compared to $193,583 and $106,203 for the same period the prior year.

Liquidity and Capital Resources

Assets and Liabilities

To date, our operations have been primarily funded through debt and equity financing. During the six months ended June 30, 2015, we raised $770,250 through the issuance of various convertible notes and $708,770 through the sale of our common stock.

At June 30, 2015 we had cash of $62,415 and prepaid expenses of $892,604.  Total current assets were $1,096,403.  Our deferred financing fees were $6,008 and our investment in Tauriga Sciences, Inc. totaled $100,000.   Total assets were $10,340,568 as of June 30, 2015. Of this $10,340,568 a significant portion of it relates to goodwill of $9,050,606 in connection with the Breathe acquisition.  Without such goodwill our total assets, our total assets would have been $1,289,962.  At December 31, 2014, we had cash totaling $28,299, prepaid expenses and deposits of $51,609, sales tax receivable of $10,846 and assets from discontinued operations of $1,354,472 (which are no longer our assets due to the spin-off of the mining operations).  Total assets were $1,457,592 as of December 31, 2014.   The primary reason for the significant increase in our assets is attributable to the goodwill associated with the Breathe acquisitions.

Current liabilities at June 30, 2015 totaled $1,632,055 as compared to $649,819 at December 31, 2014.  Of our current liabilities as of June 30, 2015, we had a derivative liability of $257,233 related to issued and outstanding warrants and $773,958 related to current notes payable. We had no long-term liabilities at June 30, 2015 or December 31, 2014.

We do not believe that our cash on hand at June 30, 2015 will be sufficient to fund our current working capital requirements.  We will continue to seek additional equity financing. However, there is no assurance that we will be successful in our equity private placements or if we are that the terms will be beneficial to our shareholders.

Going Concern Qualifications

As discussed in Footnote 1 to the financial statements for the period ended June 30, 2015 and 2014, the consolidated financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has generated very little revenues since inception and has generated losses totaling $6,675,780 and $5,675,476 from continuing operations for the six and three months ended June 30, 2015, respectively. The Company in the three months ended March 31, 2015 completed a business combination with Breathe and spun-off DNA Canada, Inc. in an effort to generate profitable operations moving forward. The Company’s continuation as a going concern is dependent upon, amongst other things, distribution of the products as well as continued financial support from its shareholders and lenders, attaining a satisfactory revenue level, attainment of profitable operations and the generation of cash from operations and the ability to secure new financing arrangements and new capital to carry out its business plan. These matters are dependent on a number of items outside of the Company’s control and there exists material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern. The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations in its new business of Breathe. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amounts of assets or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. The Company recently raised $770,250 in net debt proceeds and $782,375 of equity proceeds during the six months ended June 30, 2015, to commence production of the Company’s products and pay for distribution.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As the Company is a “smaller reporting company,” this item is inapplicable.

DIRECTORS AND EXECUTIVE OFFICERS

The following information sets forth the names of our officers and directors during 2014 and, as of June 30, 2015, our current officers and directors as of the date of this prospectus, their present positions, and some brief information about their background.

Name	Age	Position(s)

Joshua Kimmel c/o 9921 Lanni Lane, Suite 7 Knoxville, TN, 37932	40	Chief Executive Officer, President, Chief Financial Officer and Director

Anthony Danieli c/o 9921 Lanni Lane Knoxville, TN, 37932	26	Director

David Schweizer c/o 9921 Lanni Lane Knoxville, TN, 37932	35	Director

Tony Giuliano 630-44th Avenue Lachine, Quebec H8T 2K8	56	Former Chief Executive Officer, President, Chief Financial Officer and Director

James Chandik 229 Bergerac Repentigny, Quebec J6A 7V9	52	Former Chief Executive Officer, Executive-Vice President, Chief Operating Officer and Director

Yves Gagnon 401 Route 132 Est L’Isle Verte, Quebec G0L 1K0	58	Former Vice-President, Operations and Director

Chris Clark P.O. Box 8204 Atlanta, GA,31106	32	Former Vice-President Legal Affairs and Director

Background of Officers and Directors

Current officers and directors:

Joshua Kimmel

Mr. Kimmel was appointed our President, Chief Executive Officer, Chief Financial Officer and a Director in January 2015.  Mr. Kimmel as an extensive experience at the management level with companies primarily focused in the hospitality arena.

Since October of 2013, as the President and Founder of Breathe, Mr. Kimmel has developed an innovative entry into the E-cigarette market, possessing unique features not found in other market entries.  He has patents pending that focus on consumer safety, including child lock features.  Having worked as an advanced level sommelier and chef for almost two decades, Mr. Kimmel created proprietary handcrafted flavors manufactured in his hometown of Knoxville, Tennessee.

From September 2013 through present, Mr. Kimmel has also served on the Board of Directors of Electronic Magnetic Power Solutions, which implements disruptive patented technology licensed from Virginia Tech University for the express purpose of alternative energy use in the consumer space.

From November 1999 through March of 2009, Mr. Kimmel worked as the Vice President of Operations for The Addison Restaurant Group on the creation and opening of multiple restaurants.   From October 2006 through December 2008, Mr. Kimmel took a hiatus from the Addison Restaurant Group to work with the founding team of Seasons 52, one of Darden Restaurants test concepts at the time.

Anthony Danieli

Mr. Danieli was appointed as a member of our Board of Directors on June 29, 2015.  Since October 2011, Mr. Danieli has been a broker with KGS Alpha Capital Markets, L.P., a New York-based institutional income broker-dealer, in its Fixed Income Sales department.  Prior to his postion with KGS, Mr. Danieli served as a Senior District Manager in sales at ADP, LLC, a large comprehensive payroll services company since 2010.  Mr. Danieli graduated from Florida State University in May of 2010 with a Bachelor of Arts in Finance and Entrepreneurship.

David Schweizer

Mr. Schweizer has considerable experience as both an entrepreneur and a business development expert.  He has a passion for working with emerging growth companies, in such capacity he focuses on building development stage companies into revenue generating growth companies.  He has successfully leveraged his skills and industry knowledge to assist businesses in commercializing proprietary technologies as well as identifying potential market opportunities.

Mr. Schweizer also has experience in raising capital from both institutional and accredited individual investors, specifically over the period of the past two and a half years.  In his 20s, Mr. Schweizer built his management skills by managing a successful Mercedes Benz dealership in the suburbs of the New York City Metropolitan area.  In this position, Mr. Schweizer learned to both manage and grow a multi-million dollar business, with a focus on fiscal responsibility and operating the business day to day.

Since 2009, Mr. Schweizer has held an important position within the operations department of a major United States based nuclear power plant, owned and operating by a multi-billion dollar NYSE listed energy conglomerate.  Mr. Schweizer is also active in the charitable community, most notably with the Israeli based charity Save a Child's Heart.

Former officers and directors serving during the year ended December 31, 2014:

Tony J. Giuliano

Tony J. Giuliano is our former President/ Chief Executive Officer and a director.   Mr. Giuliano is an experienced financial executive having worked for several public companies listed in the United States and Canada. Recently, from October 2010-June 2012, Mr. Giuliano was the Chief Financial Officer for Sand Technology Inc., a U.S. public company involved in the development of specialized software. From October 2008-March 2010, Mr. Giuliano was Director of Finance for Unisource Canada Inc., the largest distributor of commercial printer paper in Canada, and from July 2006-April 2008, Mr. Giuliano was Chief Financial Officer of Avensys Corporation, a U.S. public company involved in the manufacture high-tech components for the telecommunications industry. Mr. Giuliano has been involved in all aspects of accounting, finance, taxation, mergers and acquisitions, international operations and ensuring SEC and Canadian regulatory compliance. Mr. Giuliano spent the first nine years of his career with Deloitte Canada, a major international accounting firm, in Montreal where he gained expertise with Canadian public companies operating in both the manufacturing and financial services sectors. Mr. Giuliano is a Certified Professional Accountant/Chartered Accountant and a member of the Quebec Order of Chartered Accountants since December 1982. He received a Diploma in Public Accountancy from McGill University in 1982 and a Bachelor of Commerce from Concordia University in 1979.

Yves Gagnon

Yves Gagnon is a former Vice-President of Operations and a Director.   He is a geological engineer with a master degree in geochemistry from the Polytechnic School of the Montréal University (1983). He has been actively working for the last 35 years within the mining industry, recently acting as professional consultant developing junior companies in the process of becoming public through the startup of small mining/milling operations (Sep. 2009 to Feb. 2013). Prior to that, he was President/Chief Executive Officer of  C2C Inc., a public mining company involved in the startup of a gold mine in Ecuador (Jul. 2007 to Aug. 2009). Mr. Gagnon has expertise in exploration, in mining management and in environmental mine closure planning. He acted as president/director/manager or consultant for other public and private companies: Yorbeau Resources (1984-89), Géospex Sciences Inc. (1989-96), Espalau Corp. (1996-99), Abcourt Mines (2000-07) and Métanor Resources (2001-07). He managed multi-disciplinary teams of up to 400 peoples and multi-million dollar projects, both nationally and internationally.  He was instrumental in the discovery of the Bell Allard South copper-zinc deposit (for Noranda), in the return to life of the Bachelor Mining Complex (with Espalau and then with Métanor), and in the closure and reclaim of the Goldfields Mining Complex (for Barrick).

James Chandik

James Chandik is our former Executive Vice-President/Chief Operating Officer having resigned these positions in January 2015 and Mr. Chandik resigned as a member of our Board of Directors on June 29, 2015. Since June 2011 through the present, he has served as a director of the Company and currently retains his position as a director. Mr. Chandik received an Economic Degree from McGill University in 1977.  Since our inception until March 14, 2013, Mr. Chandik was our President/Chief Executive Officer.  Mr. Chandik has served as a General Manager for Disaster Kleenup Canada from February 2009 to April 2010 and prior to that position, he was the General Manager of Datacom Wireless Corporation from September 2004 to October 2008. Mr. Chandik also served as a Manager from 1997 to 2001, with Navigata Communications, Metaphor Communications, Axxent Communication.

Chris Clark

Chris Clark is our former Vice President of Legal Affairs having resigned these positions on May 6, 2015.  Since August 2014, Chris has served the role as General Counsel of a global security consultancy firm, Red Alert Group, Inc., based in Atlanta Georgia.   Mr. Clark provides legal and business advisory counsel to the Chief Executive Officer on matters concerning the firm’s operational, financial and media content sources that it has developed over the past ten years.  Additionally, through his work as General Counsel to a private equity affiliate charged with media acquisitions, Mr. Clark has been responsible for structuring special financing to launch new media properties, establish joint ventures with existing television networks and affiliates, and creating a multi-video programming distribution platform.

From January 2012 to July 2014, Mr. Clark served as the Executive Vice President of Business and Legal Affairs of a startup media and technology company in Little Rock, Arkansas, Soul of the South Television where he coordinated approximately $20 million in public and private financing to launch its television network operations.   Mr. Clark was also involved in the day to day operations of the business, from overseeing contracts, human resources, managing outside counsel and vendor relationships, and ensuring that the company reached both short and long term management objectives.

From September 2008 to December 2011, Mr. Clark served as an associate in the general litigation practice of Dewey & LeBoeuf, LLP.  Mr. Clark’s work focused on sports, antitrust, and labor and employment law, with rewarding experience representing multinational technology companies, players unions, and international figures.

Mr. Clark is a graduate of Columbia Law School, Class of 2008, and the University of Miami, Class of 2005.

Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (“NRS”).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

Family Relationships

Except that Mr. Danieli is the brother-in-law of Mr. Kimmel, there are no family relationships among our directors and/or officers.

Committees of the Board of Directors

We presently do not have an Audit Committee, compensation committee, nominating committee, corporate governance committee or any other committee of our Board of Directors. Our entire Board of Directors meets to undertake the responsibilities which would otherwise be delegated to a committee of our Board of Directors.

Compensation of Directors

Our Directors do not receive cash compensation for their services as Directors but are reimbursed for their reasonable expenses incurred in attending board or committee meetings.

Terms of Office

There are no family relationships among our Directors and/or Officers.  Our Directors are appointed for one-year terms to hold office until the next annual general meeting of shareholders or until removed from office in accordance with our by-laws. Our Officers are appointed by our Board of Directors and hold office until removed by our Board of Directors or terminated pursuant to their employment agreements.  We currently have no employment agreements with our officers.

Involvement in Certain Legal Proceedings

During the past ten years:

1) No petition pursuant to the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our officers or directors, or any partnership in which any such officer or director was a general partner at or within 2 years before the time of such filing, or any corporation or business association of which any such officer or director was an executive officer at or within 2 years before the time of such filing;

2) None of our Officers or Directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3) None of our Officers or Directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

4) None of our Officers or Directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of any such officer or director to engage in any activity described in paragraph (f) (3) (i) of Item 401(f) of Regulation S-K, or to be associated with persons engaged in any such activity;

5) None of our Officers or Directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

6) None of our Officers or Directors has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently  reversed, suspended or vacated;

7) None of our Officers or Directors has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any federal or state securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8) None of our Officers or Directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3 (a) (26) of the Exchange Act (15 U.S.C. 78c (a) (26)), any registered entity (as defined in Section 1 (a) (29) of the Commodity Exchange Act (7 U.S.C. 1 (a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted a Code of Ethics for our Officers. The code provides as follows:

▪
Each Officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public;

▪
Each Officer shall immediately bring to the attention of the Audit Committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission;

▪
Each Officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls;

▪
Each Officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents; and

▪
Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance

For companies registered pursuant to section 12(g) of the Exchange Act, Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  When the Company becomes subject to section 12(g) of the Securities Act, it is the intent of all officers, directors and 5% shareholders to comply with this requirement.

Executive Compensation.

Overview of Compensation Program

Our compensation philosophy is based on our belief that our compensation programs should: be aligned with stockholders’ interests and business objectives; reward performance; and be externally competitive and internally equitable. We seek to achieve three objectives, which serve as guidelines in making compensation decisions:

Providing a total compensation package which is competitive and therefore enables us to attract and retain, high-caliber executive personnel;
Integrating compensation programs with our short-term and long-term strategic plan and business objectives; and
Encouraging achievement of business objectives and enhancement of stockholder Value by providing executive management long-term incentive through equity ownership.

We may compensate our Officers with cash compensation, common stock and common stock options. We have not established any quantifiable criteria with respect to the level of compensation, stock grants or options. Rather, the Board of Directors will evaluate cash, stock grants and stock options paid by similar mining companies.  We do not have a Compensation Committee of the Board of Directors.

With respect to stock grants and options which may be issued to the Company’s Officers and Directors, the Board will consider an overall compensation package that includes both cash and stock based compensation which would be in line with the Company’s overall operations and compensation levels paid to similar mining companies.   On August 12, 2013, the Company approved and enacted the 2013 Stock Incentive Plan (the “Plan”). Under the 2013 Stock Incentive Plan, the Company may grant options or share awards to its full-time employees, executive officers, directors and consultants up to a maximum of 8,000,000 common shares. Under the Plan, the exercise price of each option has been established at $0.25. Stock options vest as stipulated in the stock option agreement and their maximum term is 8 years.

The following table sets forth the compensation paid by us to our Officers for the fiscal years ended December 31, 2014, and 2013.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table

Name and
Position	Year	Salary	Stock Awards	Option Awards (7)	Total*

Tony Giuliano (1)	2014	$42,462	0	0	$42,462
Former CEO/CFO/Director	2013	$66,667	$250,000	$77,937	$394,604

Ronald K. Mann (2)	2014	$18,462	0	0	$18,462
Former CEO/Director	2013	$95,000	$125,000	$0	$220,000

James Chandik (3)	2014	$88,615	$0	0	$88,615
Director Former CEO/COO	2013	$120,000	$0	$18,000	$138,000

Yves Gagnon (4)	2014	$60,923	0	0	$60,923
Former VP/Director	2013	$120,000	$500,000	$18,000	$638,000

Claud Girard (5)	2014	$60,923	0	0	$60,923
Former VP/Director	2013	$120,000	$500,000	$18,000	$638,000

Jeffrey Bercovitch (6)	2014	$0	$0	0	$0
Former CFO/Director	2013	$48,000	$0	0	$48,000

  * In accordance with the rules promulgated by the Securities and Exchange Commission, certain columns relating to information that is not applicable have been omitted from this table.

(1) Chief Financial Officer from March 15, 2013 to October 20, 2014. Chief Executive Officer from February 21, 2014 to March 27 2014. The value of the stock awards includes 1,000,000 common shares of stock at a value of $0.25 per share of which 750,000 common shares were subsequently cancelled.

(2) Chief Executive Officer from March 15, 2013 to February 19, 2014. The value of the stock awards includes 2,000,000 common shares of stock at a value of $0.25 per share of which 1,500,000 common shares were subsequently cancelled.

(3)  Chief Executive Officer from June 1, 2011 until March 15, 2013 and from March 27 2014 to January 16, 2015. COO from March 15, 2013 to March 27, 2014.The value of the stock awards includes 2,000,000 shares of stock at a value of $0.003 per share.

(4) Vice-President from November 10, 2012 to January 16, 2015. The value of the stock awards includes 2,000,000 common shares of stock at a value of $0.25 per share. These shares were subsequently cancelled.

(5) Vice-President from June 1, 2011 to October 31, 2011. The value of the stock awards includes 300,000 common shares of stock at a value of $0.003 per share.

(6) Chief Financial Officer from June 1, 2011 to March 15, 2013. The value of the stock awards includes 1,000,000 common shares of stock at a value of $0.003 per share.

(7) The valuation of the stock options is based on the Black-Scholes pricing formula calculated at the August 12, 2013 grant date.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers through December 31, 2014.

Employment Agreements-

James Chandik -  Mr. Chandik signed an employment agreement with the Company commencing June 1, 2011. The agreement was terminated when he stepped down as a corporate officer in January 2015.   Effective June 1, 2011 he received an annual salary of $120,000.  He was issued 2,000,000 shares of the Company’s common stock in consideration for agreeing to serve as our Chief Executive Officer at that time.  His annual salary commencing June 1, 2012 and June 1, 2013 remained at $120,000 per year and no additional shares of common stock were issued.

There is currently no employment agreement with our current Chief Executive Officer, President and Chief Financial Officer, Josh Kimmel.  However, Mr. Kimmel does receive a salary of $12,000 per month.

Compensation of Directors

Our directors are not compensated for their services as Directors.  The Board of Directors has not awarded any options to our Directors.  There are no contractual arrangements with any member of the Board of Directors.  We have no Director’s service contracts.  However, each of our independent directors was granted 2,000,000 shares of our common stock.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information as of August 13, 2015 with respect to the beneficial ownership of the Company's Common Stock by: (i) all persons known by the Company to be beneficial owners of more than 5% of the Company's Common Stock, (ii) each director and Named Executive Officer, and (iii) by all executive officers and directors as a group.

Name	No. of Shares of Common Stock	No. of Options	Percent of Class(1)(2)

Josh Kimmel c/o 9921 Lanni Lane Knoxville, TN, 37932	127,500,000	0	35.98%

Anthony Danieli c/o 9921 Lanni Lane Knoxville, TN, 37932	2,000,000	0	.56%

David Schweizer c/o 9921 Lanni Lane Knoxville, TN, 37932	2,000,000	0	.56%

All Officers and Directors (3)	131,500,000	0	37.10%

(1)   Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract,  arrangement,  understanding, relationship,  or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares;  and (ii) investment power, which  includes the power to dispose or direct the  disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In  addition,   shares  are  deemed  to  be beneficially  owned by a person if the person has the right to acquire  the  shares (for example, upon exercise of an option) within 60 days of the date as of which the  information  is  provided.

(2)   Based on 354,320,482 issued and outstanding shares of common stock on August 13, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

None.

Director Independence

As of August 13, 2015, we had two independent directors on our board, Anthony Danieli and David Schweizer. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)

Report of Independent Registered Public Accounting Firm

To the Directors of
Breathe eCig Corp.
(formerly DNA Precious Metals, Inc.)

We have audited the accompanying consolidated balance sheets of Breathe eCig Corp. (formerly DNA Precious Metals, Inc.) (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breathe eCig Corp. (formerly DNA Precious Metals, Inc.) as of December 31, 2014 and 2013, and the results of its consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the years ended December 31, 2014 and 2013 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company recently acquired a company in a different industry and spun out their existing mining operations. The lack of profitable operations to date raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KBL, LLP
New York, NY
April 7, 2015

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2014 AND 2013
(in United States dollars)

	DECEMBER 31,	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS
Cash	$53,813	$535,934
Prepaid deposit	-	612,431
Prepaid expenses	189,528	190,514
Sales tax receivable	27,943	35,427
Total current assets	271,284	1,374,306

Fixed assets, net	138,124	1,276,304

Other Asset
Deferred financing fees, net	12,366	25,081
Mining rights	1,035,818	15,000
	1,048,184	40,081

TOTAL ASSETS	$1,457,592	$2,690,691

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$217,507	$186,729
Derivative liability - warrants	197,040	-
Loan payable - current portion	22,209	-
Total current liabilities	436,756	186,729

OTHER LIABILITIES
Asset retirement obligation	107,749	-
Loan payable - net of current portion	105,314	-
Total other liabilities	213,063	-

TOTAL LIABILITIES	649,819	186,729

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized
106,586,000 and 95,076,000 shares issued and outstanding, respectively	106,586	95,076
Additional paid in capital	8,579,861	7,313,888
Deferred compensation	-	(187,500)
Accumulated deficit	(7,770,337)	(4,710,522)
Accumulated other comprehensive income (loss)	(108,337)	(6,980)
Total stockholders' equity	807,773	2,503,962

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,457,592	$2,690,691

The accompanying notes are an integral part of these consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(in United States dollars)

	YEARS ENDED
	DECEMBER 31,
	2014	2013

REVENUE	$-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Exploration costs	349,597	88,247
Salaries and related expenses	427,568	1,674,152
Professional fees	303,229	388,810
Rent	40,005	40,385
Depreciation, amortization and impairment	1,262,629	9,120
General and administrative	389,521	721,453
Total operating expenses	2,772,549	2,922,167

OTHER (INCOME) EXPENSE
Interest expense, net	5,452	1,403
Interest expense, convertible notes	140,651	-
Fair value adjustment in derivative liabilities	76,073	-
Loss on conversion of promissory note	-	125,000
Exploration tax credits	-	(111,095)
Loss on extinguishment of debt	65,090	-
Total other (income) expense	287,266	15,308

Net loss before provision for income taxes	(3,059,815)	(2,937,475)

Provision for income taxes	-	-

NET LOSS	$(3,059,815)	$(2,937,475)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	96,010,164	90,057,890

NET LOSS PER SHARE	$(0.03)	$(0.03)

COMPREHENSIVE LOSS
Net loss	$(3,059,815)	$(2,937,475)
Currency translation adjustment	(101,357)	(19,396)
Total comprehensive loss	$(3,161,172)	$(2,956,871)

The accompanying notes are an integral part of these consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(in United States dollars)

								Accumulated
					Additional			Other
	Preferred Stock		Common Stock		Paid-In	Deferred	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Income (Loss)	Total

Balance - December 31, 2012	-	$-	83,024,000	$83,024	$2,800,976	$-	$(1,773,047)	$12,416	$1,123,369

Shares issued through S-1 registration statement			1,576,000	1,576	392,424	-	-	-	394,000
Shares issued through S-1 registration statement
in settlement of liability for stock to be issued			928,000	928	231,072	-	-	-	232,000
Shares issued on conversion of promissory note	-	-	2,500,000	2,500	625,050	-	-	-	627,550
Shares issued pursuant to employment contracts	-	-	5,000,000	5,000	1,245,000	(187,500)	-	-	1,062,500
Cancellation of shares previously issued	-	-	(1,500,000)	(1,500)	1,500	-	-	-	-
Shares issued pursuant to services	-	-	900,000	900	350,000	-	-	-	350,900
Cancellation of shares previously issued	-	-	(1,700,000)	(1,700)	1,700	-	-	-	-
Shares issued pursuant to an asset purchase	-	-	1,090,000	1,090	515,770	-	-	-	516,860
Shares issued in private placement	-	-	3,208,000	3,208	992,573	-	-	-	995,781
Stock options exercised	-	-	50,000	50	12,450	-	-	-	12,500
Warrants issued for deferred financing fees	-	-	-	-	25,431	-	-	-	25,431
Stock-based compensation	-	-	-	-	119,942	-	-	-	119,942
Net loss for the period	-	-	-	-	-	-	(2,937,475)	(19,396)	(2,956,871)

Balance - December 31, 2013	-	-	95,076,000	95,076	7,313,888	(187,500)	(4,710,522)	(6,980)	2,503,962

Shares issued pursuant to an asset purchase	-	-	1,000,000	1,000	339,000	-	-	-	340,000
Cancellation of shares previously issued	-	-	(4,250,000)	(4,250)	4,250	-	-	-	-
Common shares issued for services	-	-	400,000	400	121,100	-	-	-	121,500
Warrants issued for services	-	-	-	-	28,743	-	-	-	28,743
Amortization of deferred compensation	-	-	-	-	-	187,500	-	-	187,500
Shares issued in private placement	-	-	14,310,000	14,310	701,190	-	-	-	715,500
Stock options exercised	-	-	50,000	50	12,450	-	-	-	12,500
Stock-based compensation	-	-	-	-	59,240	-	-	-	59,240
Net loss for the period	-	-	-	-	-	-	(3,059,815)	(101,357)	(3,161,172)

Balance - December 31, 2014	-	$-	106,586,000	$106,586	$8,579,861	$-	$(7,770,337)	$(108,337)	$807,773

The accompanying notes are an integral part of these consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
(in United States dollars)

	YEARS ENDED
	DECEMBER 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,059,815)	$(2,937,475)

Adjustments to reconcile net (loss)
to net cash (used in) operating activities:
Depreciation, amortization and impairment	1,262,629	9,120
Non-cash interest charges	55,877	-
Fair value adjustment in derivative liabilities	76,073	-
Shares and options issued for compensation	246,740	1,182,442
Loss on conversion of promissory note	-	125,000
Shares and warrants issued for services rendered	83,948	350,900
Loss on extinguishment of debt	65,090	-

Change in assets and liabilities
(Increase) decrease in prepaid expenses and deposits	986	(196,586)
Decrease in sales tax receivable	7,483	23,724
Increase in accounts payable and accrued expenses	97,229	96,505
Total adjustments	1,896,055	1,591,105
Net cash (used in) operating activities	(1,163,760)	(1,346,370)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(2,613)	(68,684)
Acquisition of mining rights	(68,387)	-
Net cash (used in) investing activities	(71,000)	(68,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from loan payable, net of repayments	127,523	-
Cash received for common stock and liability for stock to be issued	728,000	1,345,874
Net cash provided by financing activities	855,523	1,345,874

Effect of foreign currency	(102,884)	6,176

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(482,121)	(63,004)

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	535,934	598,938

CASH AND CASH EQUIVALENTS - END OF YEAR	$53,813	$535,934

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$64,492	$1,403
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH ACTIVITY:
Common stock issued for mining rights	$340,000	$-
Common stock issued for prepaid deposit	$-	$516,860
Conversion of promissory note to common stock	$-	$627,550
Deferred compensation for common stock	$187,500	$1,062,500
Deferred financing fees through the issuance of warrants	$-	$25,431
Issuance of common stock and warrants for prepaid expenses	$103,743	$-
Asset retirement obligation	$107,749	$-

The accompanying notes are an integral part of these consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”). On October 29, 2010, the Company formed DNA Canada Inc., a Canadian (Province of Quebec) incorporated company, as a wholly-owned subsidiary. The Company will operate all of its exploration operations through this Canadian entity.

The Company is an exploration stage company that is in the business of identifying mineral claim rights in Canada and the United States. The Company has conducted minimal business to date.

The Company’s primary goal is to identify and acquire premium gold (Au) and silver (Ag) properties to create an international mining company. The mineralized properties that the Company will focus on acquiring, will have easy accessibility, transportation infrastructures in place on the property and most importantly, will have the potential to be brought into production quickly.

The Company acquired certain mining claims on June 9, 2011 located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (“Montauban Mine Property” or “Property”).  The transaction is shown as an asset, Mining  rights, on the consolidated balance sheets at December 31, 2014 and 2013.

On October 30, 2013 and November 27, 2013, the Company entered into binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and mining assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Mining Lease BM 748 and Mining Concession Miniere CM 410. The purchase price was CDN$75,000 together with the issuance of 1,050,000 common shares of the Company. The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $496,860. In connection with the asset purchase, the Company also issued 40,000 shares of common stock to a former supplier of the vendor for mining related information of the assets purchased valued at $20,000 along with cash consideration of CDN$20,000. The Company had been awaiting confirmation of the contemplated transaction from a bankruptcy court in Montreal, Quebec overviewing the financial restructuring of the vendor. The bankruptcy court approved the transaction on April 17, 2014.

On January 10, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in certain mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases. The purchase price was CDN$70,000, 1,000,000 common shares of the Company and a one percent (1%) net smelter return (“NSR”). The Company paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in the name of the Company. The transfer of the mineral claims was completed in February 2014 whereby the remaining cash balance due and the common shares were released to the vendor.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The common shares for the acquisition will be valued at their fair market value on the day they were issued which totaled $340,000. The total cost of the acquisition amounted to $403,840.

On April 14, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in fifty seven (57) mining claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf. The purchase price was CDN$5,000 (US $4,547). The transfer of the mining claims has been completed by the Province of Quebec in the name of the Company.

On December 4, 2014, the Company presented a renewal request with the Government of the Province of Quebec to renew all 122 claims and this has been granted through a decision dated February 23, 2015.

On January 16, 2015, Breathe eCigs Corp., a Tennessee corporation (“Breathe”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, whereby the Company acquired all of the issued and outstanding shares of common stock of Breathe in consideration for the issuance of 150,000,000 shares of common stock.

As a result of the transaction effected by the Exchange Agreement, at closing Breathe became a wholly owned subsidiary of the Company, with the former Breathe shareholders owning approximately 56% of the then issued and outstanding common stock of the Company.

The Company declared a stock dividend to its shareholders of record as of February 3, 2015 of its wholly owned subsidiary, DNA Canada, Inc. Each shareholder of record on this date will receive one share of DNA Canada, Inc. for every two shares of DNA Precious Metals Inc. owned by the shareholder on this date. All stock dividends will be rounded down to the next whole number. With the completion of the stock dividend, the Company, no longer has an equity interest in DNA Canada, Inc.

The former shareholders of Breathe participating in the stock dividend were required to tender for redemption any shares of DNA Canada, Inc. common stock received pursuant to the stock dividend in accordance with the Exchange Agreement.

With the acquisition of Breathe, management determined that it would be in the best interest of the Company and its shareholders to operate each company separate and independently of each other. The operation of DNA Canada, Inc. and Breathe were inconsistent. Breathe is a manufacturer and distributor of e-cigarette and related products while DNA Canada, Inc. is an exploration stage mining company. The spin-off of DNA Canada, Inc. will allow each company to focus on its principal business activity and facilitate capital formation.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On March 5, 2015, the Company and Breathe entered into an Agreement and Plan of Merger pursuant to which the Company merged with its wholly owned subsidiary,  Breathe. Upon the consummation of the Merger on March 11, 2015, the separate existence of Breathe ceased, and the shareholders of the Company became shareholders of the surviving company, named Breathe eCig Corp. As permitted under Nevada law, the sole purpose of the Merger was to effect a change to the Company’s name from DNA Precious Metals, Inc. to Breathe eCig Corp. This change to the Amended Articles of Incorporation and name change took effect on March 11, 2015.

Going Concern

The consolidated financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has not generated revenues since inception and has generated losses totaling $3,059,815 and $2,937,475 for the years ended December 31, 2014 and 2013, respectively.

The Company’s continuation as a going concern is dependent upon, amongst other things, continued financial support from its shareholders, attaining a satisfactory revenue level, attainment of profitable operations and the generation of cash from operations and the ability to secure new financing arrangements and new capital to carry out its business plan.  These matters are dependent on a number of items outside of the Company’s control and there exists material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations in its new business of Breathe. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amounts of assets or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company recently raised $715,500 in November and December 2014, to increase the exploration of the mining claims. Additionally, after the acquisition of Breathe, was able to raise capital in the form of convertible notes to assist Breathe in completing this transaction and acquire product for their initial production of the e-cigarettes.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for Securities and Exchange Commission (“SEC”) registrants.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements are prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in U.S. dollars.

Exploration Stage Company

The Company is an exploration stage company as defined in ASC 915. The Company has made significant capital investments on a processing mill and related infrastructure pertaining to a mining site described earlier.  The construction of the processing mill structure was commenced in the fourth quarter of fiscal 2012 and completed in the first quarter of fiscal 2013. Also, significant infrastructure work related to the processing mill has been completed.

Presently, the infrastructure construction includes the foundation, a 16,000 sq./ft. steel structure building and water and power supply installations.  The Company has completed all the access infrastructural work to the future site where the milling facilities will be located. Due to SEC requirements, the land, building and mill equipment have been charged to impairment expense since these assets were not put into production since their acquisition.

On September 14, 2012, the Company received a Certificate of Authorization, from the Quebec Provincial Government, with respect to operating a gravimetric circuit to process the mining residues, or tailings, located on the Montauban Mine Property. On March 13, 2014, the Company received another Certificate of Authorization, also from the Quebec Provincial Government, with respect to operating a cyanization circuit to process the mining residues located on the Montauban Mine Property. Previously, on February 28, 2014, the Company received approval, from the Quebec Provincial Government, for the Restoration Plan on the Montauban Mine Property which will be implemented subsequent to the Company’s processing of the mining residues (tailings) on the site (see Note 11, Subsequent Events).

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The two (2) Certificates of Authorization issued to the Company will allow for the construction and installation of equipment facilities to recuperate mica (muscovite) and precious metals (gold and silver) from the mining residues (tailings) located on the Montauban Mine Property.

Consequently, the primary objective will be to recuperate the mica and precious metals (gold and silver) from the mining residues. The recuperation of the precious metals from the mining residues will be less expensive than traditional mining operations primarily because the mining residues have already been crushed and grinded by prior mining companies.

In accordance with ASU 2014-10 (see Recent Accounting Pronouncements), the Company has elected early adoption whereby, amounts and disclosures of the Company’s exploration stage activities commencing with the period June 30, 2014 are no longer required to be presented. As a result, the Company removed this information.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates include but are not limited to stock-based compensation and tax valuation allowances.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, DNA Canada Inc. All intercompany transactions and accounts have been eliminated on consolidation.

Currency Translation

The Company’s functional is the Canadian dollar and its reporting currency is the United States dollar. Transactions denominated in the functional currency are converted into United States dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of revenue and expense transactions. Monetary assets and liabilities are re-valued into the reporting currency at each balance sheet date using the exchange rate in effect at the balance sheet date, with any resulting exchange gains or losses being credited or charged to accumulated other comprehensive income (loss). Non-monetary assets and liabilities are recorded in the reporting currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Options-Based Compensation

The Company estimates the fair value of stock options-based payment awards made to officers and directors related to the Company’s stock incentive plan, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense rateably over the requisite service periods. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock-based compensation that it grants to officers and directors. The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used an estimate of its future share price to determine volatility and cannot predict how the price of its common shares of common stock will react on the open market in the future. Shares of the Company commenced trading on August 22, 2013. As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

Upon the exercise of stock options, any consideration received and the amounts previously recorded under stock-based compensation are credited to share capital. Upon the issuance of shares resulting from share awards, amounts previously recorded under stock options-based compensation are credited to share capital.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company maintains cash and cash equivalent balances at one major Canadian bank.

Exploration Tax Credits

The Company is entitled to certain exploration tax credits for the exploration expenditures they have incurred from the Canadian federal government and the government of the Province of Quebec. Some of the tax credits available from the Province of Quebec are in the form of cash. Qualifying expenditures include exploration costs and salaries to conduct the activities of the Company.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During the year ended December 31, 2014, the Company did not received any amount as tax credits for qualifying expenditures (2013 - $111,095). The Company’s policy is to record the tax credits when received rather than when applied for. Research tax credits must be reviewed and approved by the appropriate tax authorities when applied and it is possible that the amounts granted may differ from the amounts applied for.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets when those assets are placed into service. Costs of maintenance and repairs will be charged to expense as incurred.

Trade and Other Payables

Trade and other payables and accrued liabilities are obligations to pay for goods or services that have been acquired in the normal course of business. Trade and other payables and accrued liabilities are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future, the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Asset Retirement Obligations

The Company is subject to environmental laws and regulations enacted by Canadian federal and provincial authorities. As of the reporting date, management believes that the Company’s operations are in compliance with current laws and regulations. To take account of estimated cash flows required to settle the obligations arising from environmentally acceptable closure plans (such as dismantling and demolition of infrastructures, removal of residual matter and site restoration), provisions are recognized in the year that the harm to the environment occurs, that is when the Company has an actual obligation resulting from harm to the environment, it is likely that an outflow will be required in settlement of the obligation and the obligation is reasonably determinable. These provisions are determined on the basis of the best estimates of future costs, based on information available on the reporting date. Best estimates of future costs are the amount the Company would reasonably pay to settle its obligation on the closing date or to transfer it to a third party on the same date.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Future costs are discounted using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the liability. A corresponding asset is recognized in property, plant and equipment when establishing the provision.

The asset retirement obligation is reviewed quarterly to reflect changes in the estimated outflow of resources as a result of changes in obligations or legislation, changes in the current market-based discount rate or an increase that reflects the passage of time. The accretion expense is recognized in net earnings as a finance expense as incurred. The cost of the related asset is adjusted to reflect changes (other than accretion) in the reporting period.

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Deferred tax liabilities are always provided for in full. Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to set off current tax assets and liabilities from the same taxation authority. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purposes of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities generally for three years after they were filed.

Revenue Recognition

The Company will generate revenues from the sale of precious metals mined from its Property. Revenue from the sale of precious metals, namely gold, silver and mica, will be recognized upon delivery of the precious metals, collection is probable, the fee is fixed or determinable and the Company has transferred to the buyer the significant risks and rewards of ownership of the precious metals supplied. Significant risks and rewards are generally considered to be transferred to the buyer when the customer has taken undisputed delivery of the precious metals.

Loss Per Share of Common Stock

Basic net loss per share (“Basic EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period.

Diluted earnings per share is computed by dividing adjusted net income available to common shareholders by the weighted average number of common shares outstanding adjusted for the effects of all dilutive common share issuances.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Dilutive common share issuances shall be deemed to have been converted into ordinary shares at the beginning of the period.

For the purpose of calculating diluted earnings per share, the Company shall assume the exercise of dilutive stock options and warrants. The assumed proceeds from these instruments shall be regarded as having been received from the issue of common shares at the average market price of common shares during the period. Dilutive common share issuances are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	Year Ended
	December 31,	December 31,
	2014	2013

Net loss	$(3,059,815)	$(2,937,475)

Weighted-average common shares
outstanding (Basic)	96,010,164	90,057,890

Weighted-average common shares
Equivalent
Stock options	200,000	1,333,000
Warrants	1,540,625	-

Weighted-average common shares
outstanding (Diluted)	97,750,789	91,390,890

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

The accounting treatment of derivative financial instruments requires that the Company record the conversion option and related warrants at their fair values as of the inception date of the agreements, and at fair value as of each subsequent balance sheet date.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As a result of entering into the convertible notes, the Company is required to classify certain non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as a change in the fair value of derivative liabilities for each reporting period at each balance sheet date. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The fair value of conversion options at a fixed number of shares are recorded using the intrinsic value method. Conversion options at variable rates and any options and warrants with ratchet provisions are deemed to contain a “down-round protection”. Accordingly, they do not meet the scope exception for treatment as a derivative under ASC 815 since “down-round protection” is not an input into the calculation of the fair value of the equity instruments and cannot be considered “indexed to the Company’s own stock”, which is a requirement for the scope exception as outlined under ASC 815.

The Company signed convertible notes and warrants and has determined that a conversion option is embedded in the note and it is required to bifurcate the conversion option from the host contract under ASC 815 and account for the derivatives at fair value. The estimated fair value of the conversion option was determined using the binomial model. The fair value of the conversion option will be classified as a liability until the debt is converted by the note holders or paid back by the Company. The fair value will be affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Company will continue to classify the fair value of the conversion option as a liability until the conversion option is exercised, expires or is amended in a way that would no longer require these conversion options to be classified as a liability, whichever comes first. The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception date.

For the binomial lattice options pricing model, the Company used the following assumptions and weighted average fair value ranges as at the transaction date, April 28, 2014, and for the period ended December 31, 2014:

Convertible Notes:	April 28, 2014	December 31, 2014

Risk free interest rate	.0577%	N/A
Dividend yield	N/A	N/A
Volatility	86.31%	N/A

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warrants	April 28, 2014	December 31, 2014

Risk free interest rate	.1442%	..0400%
Dividend yield	N/A	N/A
Volatility	97.33%	175.00%

Recent Issued Accounting Standards

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

During June 2014, the FASB issued an Accounting Standards Update No. 2014-10, "Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASU 2014-10")".  The objective of ASU 2014-10 is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities.  ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.  The Company has elected early implementation, as permitted by the standard, for the interim period ending June 30, 2014.  All exploration stage language disclosures and amounts have been removed as a result of the adoption of ASU 2014-10.

During July 2013, the FASB issued an Accounting Standards Update No. 2013-11, “Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists (“ASU 2013-11”)”.  The objective of ASU 2013-11 is to clarify the financial presentation of an unrecognized tax benefit when a net operating loss carry forward, a similar tax loss, or a tax credit carry forward exists.  The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. ASU 2013-11 is effective for fiscal years, and interim periods within those years beginning after December 15, 2013.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company does not expect that the adoption of ASU 2013-11 will have a significant impact on the presentation of its financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low.

The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3-	MINING RIGHTS

The Company acquired ten (10) mining claims, which became fifteen (15) mining claims under new government regulations, on June 9, 2011 through the issuance of 5,000,000 common shares with a valuation of $15,000. The mining claims are located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (“Montauban Mine Property” or “Property”).

On October 30, 2013 and November 27, 2013, the Company entered into binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and mining assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Mining Lease BM 748 and Mining Concession Miniere CM 410. The purchase price was CDN$75,000 together with the issuance of 1,050,000 common shares of the Company. The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $496,860. In connection with the asset purchase, the Company also issued 40,000 shares of common stock to a former supplier of the vendor for mining related information of the assets purchased valued at $20,000 along with cash consideration of CDN$20,000. The total cost of the acquisition amounts $612,431. The Company had been awaiting confirmation of the contemplated transaction from a bankruptcy court in Montreal, Quebec overviewing the financial restructuring of the vendor. The bankruptcy court approved the transaction on April 17, 2014.

On January 10, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in certain mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 3-	MINING RIGHTS (CONTINUED)

The purchase price was CDN$70,000, 1,000,000 common shares of the Company and a one percent (1%) net smelter return (“NSR”). The Company paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in the name of the Company. The transfer of the mineral claims was completed in February 2014 whereby the remaining cash balance due and the common shares were released to the vendor. The common shares for the acquisition will be valued at their fair market value on the day they were issued which totaled $340,000. The total cost of the acquisition amounts $403,840.

On April 14, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in fifty seven (57) mining claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf. The purchase price was CDN$5,000 (U.S.$4,547). The transfer of the mining claims has been completed by the Province of Quebec in the name of the Company.

Total mining rights as of December 31, 2014 and 2013 were $1,035,818 and $15,000, respectively.

NOTE 4-	ACQUISITION

On June 20, 2014, DNA Crypto Corp. (“DNAC”), a wholly-owned subsidiary of DNA Precious Metals, Inc., signed a definitive asset purchase agreement with Lynx Mining LLC, a Texas limited liability company (“Lynx”), whereby DNAC acquired the assets of Lynx, being its intellectual property rights. As part of the asset purchase agreement, DNAC issued 4.9 million shares of its common stock to Lynx Mining LLC.  Following the issuance of the DNAC common stock, DNA Precious Metals, Inc. owned 5.1 million shares (51%) of the outstanding shares of common stock of DNAC  and Lynx  owns 4.9 million shares (49%) of DNAC common stock.  The issuance of the 10 million shares represents 100% of DNAC’s authorized common stock. Lynx’s contribution of  all of its intellectual property rights is in connection with the design of proprietary software to mine bitcoins.  Lynx has developed formulas for how much hashing power must be added to negate the decreased Bitcoin generation.

The intellectual property rights acquired from Lynx did not have significant value as Lynx itself was a start-up entity and there had not been any significant amounts expensed by Lynx to design the proprietary software. The 4.9 million shares of DNAC issued to Lynx was for the proprietary software and had been valued at $10,000 as of the acquisition date which represents the approximate cost the individual owners of Lynx expended to develop the software.

From June 3, 2014 to September 14, 2014, aside from the asset purchase agreement, there had been limited transactions in DNAC as operations had not yet fully commenced. As a result, there was a nominal non-controlling interest shown on the consolidated statement of operations.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 4-	ACQUISITION (CONTINUED)

On August 1, 2014, DNAC entered into an updated Asset Purchase Agreement (“Agreement”) with Lynx Mining LLC. The Agreement rescinds the prior Asset Purchase Agreement entered into between DNAC and Lynx dated June 20, 2014. The updated Agreement takes into account funding obligations by DNA Precious Metals, Inc. into DNAC. The accounting for DNAC as at and for the period ended June 30, 2014 remains the same as stipulated in the original Asset Purchase Agreement dated June 20, 2014.  As part of the new Agreement and subsequent to its execution, the Company has remitted $11,000 to DNAC.

On September 15, 2014 DNA Precious Metals, Inc. terminated for cause the Asset Purchase Agreement entered into July 14, 2014 with Lynx Mining LLC, a Texas limited liability company (“Lynx”).  The intellectual property rights transferred to DNA Crypto, Inc. and the services provided by Lynx to implement the Company’s business plan were deficient.  DNA Precious Metals, Inc. wrote all of the costs associated with this transaction off, and will not pursue any action against Lynx. As a result, no assets or non-controlling equity interest are reflected herein.

NOTE 5-	CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES

On August 6, 2014, the Company entered into an agreement with a U.S.-based private equity fund (“Investor”) under which the Company issued an unsecured Convertible Note (“Convertible Note”) in the principal amount of $250,000. The funds to be issued under the Convertible Note is $225,000 (“Consideration”). The Convertible Note includes an original issue discount of $25,000 (“OID”), calculated at 10% of the principal amount ($250,000). The initial Consideration paid to the Company on August 6, 2014 was $66,000. The Investor may pay additional Consideration to the Company in such amounts and at such dates as the Investor may choose in its sole discretion. The principal sum due to the Investor shall be prorated based on the Consideration actually paid by the Investor plus a 10% OID, as well as any other interest or fees, such that the Company is only required to repay the amounts funded and the Company is not required to repay any unfunded portions of the Convertible Note. The Company may repay the Convertible Note at any time on or before 90 days from the transaction date after which the Company may not make further payments on the Convertible Note prior to the Maturity Date without written approval from the Investor. If the Company makes a payment of Consideration on or before 90 days from the transaction date, the interest rate on that payment of Consideration shall be zero percent (0%). If the Company does not repay a payment of Consideration on or before 90 days from the transaction date, a one-time interest charge of 12% shall be applied to the principal amount. Any interest payable is in addition to the OID and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by the Company. The maturity date is two years from the transaction date of each payment ("Maturity Date") and is the date upon which the principal amount of the Convertible Note, as well as any unpaid interest and other fees, shall be due and payable. The Investor has the right, at any time after the transaction date, at its election, to convert all or part of the outstanding and unpaid principal amount and accrued interest (and any other fees) into fully paid and non-assessable shares of common stock of the Company.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5-	CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

The conversion price is the lesser of $0.16 or 60% of the lowest trade price in the 25 trading days prior to the conversion. Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the Convertible Note into common stock that would result in the Investor owning more than 4.99% of the common stock outstanding of the Company. At all times that this Convertible Note is outstanding, the Company agrees to reserve at least 10,000,000 shares of common stock for conversion. On October 30, 2014, the Company and the Investor entered into an amendment (“Amendment #1”), whereby the Company paid a partial note repayment in the amount of $33,333 on November 5, 2014 which equals 50% of the note balance  which includes $3,333  in interest, with the remaining balance due by January 6, 2015, which was repaid on December 29, 2014.

On April 28, 2014, the Company entered into a Securities Purchase Agreement (“SPA”), with a U.S.-based private equity fund, under which the Company issued a Secured Convertible Promissory Note (the “Convertible Note”) in the amount of $552,500.  The Convertible Note includes an original issue discount of $50,000 (“OID”), calculated at 10% of the principal amount ($500,000), plus an additional $2,500 (“Transaction Expense Amount”) to cover the investor’s due diligence and legal fees in connection therewith.  The principal amount will be paid to the investor in six (6) tranches of an initial amount under the Convertible Note of $250,000 and five (5) additional amounts of $50,000, with each of the additional amounts represented by Investor Notes (the Convertible Note and the Investor Notes are collectively referred to herein as the “Notes”). The initial $250,000 in cash was paid to the Company on April 29, 2014. Payment of the Notes will be made on a monthly basis, beginning six months after the issue date when the Company received the initial $250,000, in the amount of $34,531 per month plus all accrued but unpaid interest and other costs, fees or charges payable, for sixteen (16) months until the balance is paid in full.  The Notes are convertible into common stock, at the option of the investor, at a price of $0.40 per share subject to adjustment in the case of a default, reorganization or recapitalization. In the event the Company elects to prepay all or any portion of the Notes, the Company is required to pay to the investor an amount in cash equal to 125% of the outstanding balance of the Notes, plus accrued interest and any other amounts owing. Interest accrues at the rate of 10% per annum. If the Company failed to repay the Notes when due, or if other events of default thereunder apply, a default interest rate of 22% per annum would apply. In addition, if the Company failed to issue stock to the investor within three trading days of receipt of a notice of conversion, the Company must pay a penalty equal to the greater of greater of $500 per day and 2% of the applicable conversion amount or installment amount, as applicable (but, in any event, the cumulative amount of such late fees shall not exceed the applicable conversion amount or installment amount). The Notes were secured by an interest in all right, title, interest, claims and demands of the Company in and to the property described in the Security Agreement, and all replacements, proceeds, products, and accessions thereof.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5-	CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

The Notes  were convertible into shares of our common stock in six tranches, consisting of (i) an initial tranche in an amount equal to $277,500 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Securities Purchase Agreement), and (ii) five (5) additional tranches, each in the amount of $55,000, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents. Except in the case of a Company default, the Notes are convertible by the investor at a price of $.40 per share. Concurrently with the Securities Purchase Agreement, the Company also issued to the investor  warrants (the "Warrants") to purchase 690,625 shares of the Company’s common stock at an exercise price of $.75 per share subject to adjustment as more fully set forth in the warrant agreement.  The Warrants also contains a cashless exercise provision. The Warrants are for a term of two (2) years.

In accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging, the embedded conversion option in the Convertible Note, as well as the Warrants issued by the Company, are required to be accounted for as derivative instrument liabilities. Such liabilities are initially and continuously carried at fair value with changes in their fair value reported in income in each reporting period. Accounting for the conversion option in the Convertible Note and for the Warrants as derivative instruments is required because both the Convertible Note and the Warrants have down-round anti-dilution protection, or ratchet exercise prices, whereby the conversion or exercise price is reduced if the Company subsequently issues common stock, convertible securities or stock options or stock warrants at a lower price or with a lower exercise or conversion price. Such a provision is inconsistent with the “fixed for fixed” nature of an equity option and therefore the instruments do not meet one of the required tests for equity classification. In addition, because the Convertible Note and the Warrants are denominated in a currency (U.S. dollars) that is different from the Company’s functional currency (Canadian dollars), they do not meet the test of being indexed only to the Company’s common stock. When one or more instruments are accounted for as derivative liabilities at fair value, the proceeds received are first allocated to the initial fair value of those derivative instruments, with any remaining proceeds allocated to the initial carrying value of the Convertible Note, which is accounted for at amortized cost. Interest is accrued on the initial carrying value of the Convertible Note at whatever effective interest rate is required in order to equate the present value of the expected future cash flows associated with the Convertible Note with their initial carrying value. Stated interest on the Note (10% per annum) is not accrued separately but is included in the effective interest rate on the Convertible Note.

The fair value of the embedded conversion option in the Note and the fair value of the Warrants have been calculated using the call option value output from a binomial Lattice model. A binomial Lattice model assumes that the price of the stock that underlies an option follows a probability distribution in which the underlying event only has one of two possible outcomes - the market price of the stock can either go up or go down in the future.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 5-	CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

The Lattice valuation model takes into account all of the assumptions that market participants would likely consider in negotiating the transfer of the embedded conversion option and the Warrants, namely, stock price, exercise price, time to expiration, volatility, risk-free rate and dividends.

On April 28, 2014, the Convertible Note was issued as follows:

Total Convertible Note	$552,500
Legal fees	(2,500)
Original Issue Discount	(50,000)

Net Convertible Note	$500,000

Of the $500,000, the Company received net proceeds of $222,500 (after payment of legal fees of $2,500 and consideration of the original issue discount of $25,000).

As at April 28, 2014, the allocation of the debt facility was as follows:

Cash	$222,500
Investor notes receivable	250,000
Assets recorded	472,500

Derivative Liabilities –
Convertible notes – Investors	76,835
Warrants – Investors	200,715
277,550

Convertible notes – Carrying value	58,541
Non-convertible notes – Carrying value	136,409
194,950

Liabilities recorded	$472,500

The Company between November 26, 2014 and December 31, 2014, repaid the entire convertible note balance of $277,500 thus extinguishing the note. Upon the intitail recording of the convertible note and warrants associated with the convertible note, a derivative liability was recorded as the convertible note and warrant each contained embedded derivatives as determined under ASC 815. Since the warrants associated with the convertible note remain outstanding as of December 31, 2014, the derivative liability associated with the warrants remain, however, the extinguishment of the debt resulted in a loss on extinguishment of $65,090 under ASC 470. The Company recognized a loss on the fair value of the derivative liabilities of $76,073 during the year ended December 31, 2014.

The effective interest expense for the Convertible Note for the year ended December 31, 2014 was $140,651.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has not issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of common stock authorized with a par value of $0.001. On December 8, 2011, the Company amended the authorized stock to 150,000,000 shares. On March 17, 2014, the Company amended the authorized stock to 500,000,000 shares.

At incorporation, the Company issued 40,000,000 shares of common stock to the Company’s founders at par value of $40,000 for services rendered by the founder.

In November 2010, the Company issued 20,000,000 shares of common stock for $60,000 to investors ($0.003 per share – 33 investors).

In 2011, the Company issued:

•
5,000,000 shares of common stock on June 9, 2011 to acquire mining rights at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
5,000,000 shares of common stock on June 13, 2011 to board members for services at a value of $15,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
1,000,000 shares of common stock on June 13, 2011 for payment of interest on the promissory note of $3,000 which represented a per share value of $0.003 which was the price used in the November 2010 private placement. There was no change in the valuation of the Company from November 2010 to June 2011, therefore the same price was used;

•
3,350,000 shares of common stock from June 27, 2011 through October 20, 2011 for cash under a private placement. The Company issued the private placement at $0.20 per share to reflect the recent activity. There was no independent valuation report. The Company raised $670,000 for the shares of common stock.

•
1,500,000 shares of common stock on September 19, 2011 under employment agreements for a value of $300,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value; and

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

•
250,000 shares of common stock on October 20, 2011 to a consultant who assisted on the engineering of the building for a value of $0.20 per share amounting to $50,000. The $0.20 value is the same value the Company used in raising funds under their private placement, and there were no changes to that value

The methodologies, approaches and assumptions that the Company used are consistent with the American Institute of Certified Public Accountants, “Practice Guide on Valuation of Privately-Held Company Equity Securities Issued as Compensation”, considering numerous objective and subjective factors to determine common stock fair market value at each issuance date, including but not limited to the following factors: (a) arm’s length private transactions; (b) shares issued for cash as a basis to determine the value for shares issued for services to non-related third parties; and (c) fair value of service provided to non-related third parties as a basis to determine value per share. With respect to the sale of the securities identified above, the Company has relied on the exemption provisions of Section 4(2), Regulation S or Section 3(a) 10 of the Securities Act of 1933, as amended. The sale was made to a sophisticated or accredited investor, as defined in Rule 502, or were issued pursuant to a specific exemption.

In 2012, the Company issued:

•	6,924,000 shares of common stock from September 1, 2012 to December 31, 2012 for $1,731,000 through an S-1 registration statement at $0.25 per share.

In 2013, the Company issued:

•
1,576,000 shares of common stock from January 1, 2013 to February 28, 2013 for $394,000 through an S-1 registration statement at $0.25 per share. The shares were issued to thirteen different shareholders.

•
928,000 shares of common stock to nine different shareholders who purchased $232,000 through an S-1 registration statement at $0.25 per share at the end of December 2012. These shares were reflected as a liability for stock to be issued at December 31, 2012. The balance as of March 31, 2013 is $0.

•
2,500,000 shares of common stock on March 4, 2013 pursuant to an executed agreement with 754 2542 Canada Inc. to convert all amounts owing them, CDN$500,000 face value of the promissory note at $0.20 per share. The original promissory note executed between the parties was dated May 13, 2011. This exchange resulted in a loss on conversion of $125,000 and this is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2013.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

•
5,000,000 shares of common stock on March 15, 2013 to new Officers of the Company, pursuant to employment agreements, for value at $0.25 per share representing a total compensation expense of $1,250,000. 2,000,000 shares, valued at $500,000, vest immediately and 3,000,000 shares, valued at $750,000, vest quarterly over one year and are reflected as deferred compensation. As of December 31, 2013, $187,500 is reflected as deferred compensation on the consolidated balance sheet.

•	1,500,000 shares of common stock were cancelled on March 28, 2013.

•	200,000 shares of common stock pursuant to legal services rendered and 200,000 shares of common stock for investor relations valued at $126,000.

•	1,700,000 shares of common stock were cancelled on June 11, 2013.

•
2,208,000 shares of common stock from August 30, 2013 through October 16, 2013 for cash consideration of $523,564 (CDN$552,000) under a private placement. The Company issued the private placement at $0.25 per share.

•
On October 30, 2013 and November 27, 2013, the Company entered into binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and mining assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Mining Lease BM 748 and Mining Concession CM 410.

•
The purchase price was CDN$75,000 together with the issuance of 1,050,000 common shares of the Company. The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $496,860. The transaction has not closed as of the date of these consolidated financial statements (see Note 11, Subsequent Events).

•
In connection with the asset purchase, the Company also issued 40,000 shares of common stock to a former supplier of the vendor for mining related information of the assets purchased valued at $20,000 along with cash consideration of CDN$20,000.

•	On November 26, 2013, the Company issued 500,000 common stock shares for investor relations. The common shares were valued at $224,900 representing their fair value on November 26, 2013.

•	50,000 shares of common stock on December 9, 2013 upon the exercise of 50,000 stock options by a Director of the Company, at an exercise price of $0.25, for total proceeds of $12,500.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

•
On December 23, 2013, the Company closed a flow-through financing transaction for $472,217 (CDN$500,000) from investors in exchange for 1,000,000 common stock shares and 500,000 warrants.  The warrants are exercisable at $0.75 and expire in 2 years. Under Canadian law, the Company also paid finders’ fees of $50,000 in cash and 100,000 warrants that are exercisable at $0.50 and expire in 2 years. The flow-through financing requires the Company to spend substantially all of the funds raised on specific mining exploration activities.

In 2014, the Company issued:

•	During November and December 2014, 14,310,000 private placement shares were issued to investors for an amount totaling $715,500 ($0.05 per share).

•	On January 10, 2014, the Company issued 1,000,000 common shares in connection with an asset purchase valued at $340,000.

•	50,000 shares of common stock upon the exercise of 50,000 stock options by a Director of the Company, at an exercise price of $0.25, for total proceeds of $12,500.

•	400,000 shares were issued for services rendered evaluated at an amount of $121,500.

Also, 4,250,000 shares previously issued to directors or administrators were cancelled.

As of December 31, 2014, the Company has 106,586,000 shares of common stock issued and outstanding.

Stock Options

On August 12, 2013, the Company approved and enacted the 2013 Stock Incentive Plan (the “Plan”). Under the 2013 Stock Incentive Plan, the Company may grant options or share awards to its full-time employees, executive officers, directors and consultants up to a maximum of 8,000,000 common shares. Under the Plan, the exercise price of each option has been established at $0.25. Stock options vest as stipulated in the stock option agreement and their maximum term is 8 years.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

The following table summarizes information about the Company’s stock options:

	December 31, 2014		December 31, 2013
		Weigthed		Weigthed
		average		average
	Number of	exercise	Number of	exercise
	options	price	options	price

Options outstanding, beginning of period	1,283,000	$0.25	-	$-
Granted	-	-	1,333,000	0.25
Exercised	(50,000)	(0.25)	(50,000)	(0.25)
Forfeited	(1,033,000)	(0.25)	-	-
Expired	-	-	-	-

	200,000	0.25	1,283,000	0.25

The following table summarizes the ranges of exercise prices of outstanding and exercisable options held by officers and directors as of December 31, 2014:

December 31, 2014			December 31, 2014
Options Outstanding			Options Exercisable
	Weigthed	Weigthed		Weigthed	Weigthed
	average	average		average	average
Number of	remaining	exercise	Number of	remaining	exercise
options	life (years)	price	options	life (years)	price

200,000	6.70	$0.25	200,000	6.70	$0.25

The fair value of the stock options granted during the year ended December 31, 2014 amounted to $ - (2013-$239,930) and was determined using the Black-Scholes option–pricing model using the following weighted-average assumptions:

Risk-free interest rate	.32%
Dividend yield	-
Volatility	152.5%
Expected life in years	2 years
Exercise price	$0.25

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 6-	STOCKHOLDERS’ EQUITY (CONTINUED)

Stock options-based compensation expense included in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2014 and 2013 was $59,240 and $119,942, respectively.

Warrants

The following table summarizes the Company’s share warrants outstanding as of December 31, 2014 and 2013:

	December 31, 2014			December 31, 2013
		Weighted	Weigthed		Weighted	Weigthed
		average	average		average	average
	Number of	remaining	exercise	Number of	remaining	exercise
	warrants	life (years)	price	warrants	life (years)	price

Warrants outstanding, beginning of year	600,000	2.0	$0.71	-	-	$-
Granted	940,625	1.6	0.63	600,000	2.0	0.71
Exercised	-	-		-	-
Expired	-	-	-	-	-	-

Warrants outstanding, end of year	1,540,625	1.5	$0.66	600,000	2.0	$0.71

The following table summarizes the ranges of exercise prices of outstanding warrants as of December 31, 2014

December 31, 2014
Warrants Outstanding
	Weighted	Weigthed
	average	average
Number of	remaining	exercise
options	life (years)	price

250,000	0.7	$0.30
100,000	1.3	0.50
1,190,625	1.6	0.75

1,540,625	1.5	$0.66

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 7-	FIXED ASSETS

Fixed assets consist of the following as of December 31, 2014 and 2013:

	Estimated
	Useful Lives	December 31,	December 31,
	(Years)	2014	2013
Building	-	$-	$1,089,415
Land		-	108,974
Computers	5	5,868	4,424
Office Equipment	5	14,711	14,711
Mill Equipment	5	-	43,115
Vehicle	5	25,127	25,127
Assets retirement		107,749	-
Subtotal		153,455	1,285,766
Less: accumulated depreciation		(15,331)	(9,462)
Fixed assets, net		$138,124	$1,276,304

During the year ended December 31, 2014, the Company in accordance with Industry Guide 7, impaired $1,244,117 in land, building and the mill equipment as the Company is in the exploration stage and these assets should not be capitalized. Depreciation for the years ended December 31, 2014 and 2013 was $5,869 and $8,770, respectively.

NOTE 8-	DEFERRED FINANCING FEES

Deferred financing fees result from the issuance of share warrants as finders’ fees in connection with flow-through financing completed on December 23, 2013 and described in Note 3. The fair value of the warrants amounted to $25,431 and was determined using the Black-Scholes option–pricing model. The deferred financing fees are being amortized over the life of the warrants which is 2 years. Amortization of deferred financing fees for the year ended December 31, 2014 was $13,065.

NOTE 9-	PROVISION FOR INCOME TAXES

As of December 31, 2014, there is no provision for income taxes, current or deferred.

Net operating losses	$2,164,429
Temporary and permanent tax differences	(378,000)
Valuation allowance	(1,786,429)
$-

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 9-	PROVISION FOR INCOME TAXES (CONTINUED)

At December 31, 2014, the Company had a net operating loss carry forward in the amount of $5,069,000, available to offset future taxable income through 2034. The Company has established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and the statutory rate for year ended December 31, 2014 is summarized below:

	Canada	United States
Federal rate	12.6%	34.0%
State rate	-	0.0
Provincial rate	10.0	-
Mining duties	16.0	-
	38.6	34.0
Valuation allowance	(38.6)%	(34.0)
	0.0%	0.0%

NOTE 10-	LOAN PAYABLE / PROMISSORY NOTE

The Company entered into a loan agreement with the Centre local de Développement (CLD) Mékinac on December 3, 2014 in the amount of CDN$150,000 that matures on November 22, 2019. The note had a default interest rate of 7.67% per annum, repayable in monthly instalments of $3,018 including interest. The loan is secured by a mortgage on the building. The balance at December 31, 2014 outstanding on this note was $127,523.

The note has the following maturities for the period ended December 31:

2015	$22,209
2016	23,969
2017	25,872
2018	27,927
2019	27,546
Total	$127,523

The Company entered into a promissory note with an investor on May 13, 2011 in the amount of CDN$500,000 that matures on May 31, 2014. The note had a default interest rate of 5% per annum should repayment not occur by the maturity date and the Company be in default of the promissory note agreement. In connection with the promissory note, the Company issued 1,000,000 shares of stock valued at CDN$3,000 in June 2011 for prepaid interest.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 10-	LOAN PAYABLE / PROMISSORY NOTE (CONTINUED)

On March 4, 2013, 754 2542 Canada Inc. executed an agreement with the Company whereby 754 2542 Canada Inc. agreed to accept 2,500,000 shares of common stock in satisfaction of all amounts due and owing 754 2542 Canada Inc. pursuant to the promissory note executed between the parties on May 13, 2011. As a result, the promissory note has been converted, and the Company recorded a loss on conversion of this note of $125,000 in the consolidated statement of operations.

NOTE 11-	COMMITMENTS

The Company had the following financial commitments, represented by rental lease agreements, as of December 31, 2014:

Year ending December 31,
2015	$33,157
2016	20,688
2017	20,688
2018	20,688
2019	20,688
$115,909

Rent expense under the lease agreements for the years ended December 31, 2014 and 2013 were $40,005 and $40,385, respectively.

NOTE 12-	FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Level 1	Level 2	Level 3	Total

Cash and cash equivalents	$53,813	-	-	$53,813

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12-	FAIR VALUE MEASUREMENTS (CONTINUED)

The derivative liabilities associated with the convertible notes that were repaid were measured at fair value using the binomial lattice options pricing model, and were classified within Level 3 of the valuation hierarchy. The Company recognized a loss of $64,949 on the fair value of the derivative liabilities for the year ended December 31, 2014.

NOTE 13-	SUBSEQUENT EVENTS

Breathe Acquisition and Spin-off of DNA Canada, Inc.

On January 16, 2015, Breathe eCigs Corp., a Tennessee corporation (“Breathe”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, whereby the Company acquired all of the issued and outstanding shares of common stock of Breathe in consideration for the issuance of 150,000,000 shares of common stock.

As a result of the transaction effected by the Exchange Agreement, at closing Breathe became a wholly owned subsidiary of the Company, with the former Breathe shareholders owning approximately 56% of the then issued and outstanding common stock of the Company.

The Company declared a stock dividend to its shareholders of record as of February 3, 2015 of its wholly owned subsidiary, DNA Canada, Inc. Each shareholder of record on this date will receive one share of DNA Canada, Inc. for every two shares of DNA Precious Metals Inc. owned by the shareholder on this date. All stock dividends will be rounded down to the next whole number. With the completion of the stock dividend, the Company, no longer has an equity interest in DNA Canada, Inc.

The former shareholders of Breathe participating in the stock dividend were required to tender for redemption any shares of DNA Canada, Inc. common stock received pursuant to the stock dividend in accordance with the Exchange Agreement.

With the acquisition of Breathe, management determined that it would be in the best interest of the Company and its shareholders to operate each company separate and independently of each other. The operation of DNA Canada, Inc. and Breathe were inconsistent. Breathe is a manufacturer and distributor of e-cigarette and related products while DNA Canada, Inc. is an exploration stage mining company. The spin-off of DNA Canada, Inc. will allow each company to focus on its principal business activity and facilitate capital formation.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

On March 5, 2015, the Company and Breathe entered into an Agreement and Plan of Merger pursuant to which the Company merged with its wholly owned subsidiary,  Breathe. Upon the consummation of the Merger on March 11, 2015, the separate existence of Breathe ceased, and the shareholders of the Company became shareholders of the surviving company, named Breathe eCig Corp. As permitted under Nevada law, the sole purpose of the Merger was to effect a change to the Company’s name from DNA Precious Metals, Inc. to Breathe eCig Corp. This change to the Amended Articles of Incorporation and name change took effect on March 11, 2015.

The Company acquired the assets as noted below in consideration of the 150,000,000 shares in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price in was allocated as follows:

Net Assets Purchased
Cash	$7,301
Accounts payable and other current liabilities	(11,811)
Goodwill	9,004,510
Purchase Price	$9,000,000

The goodwill will not be amortized but it will be tested annually for impairment.

With the spinoff of DNA Canada, Inc., in accordance with ASC 505-60-55-1, the following assets and liabilities were transferred to the new company in the form of a dividend:

Net Assets Spun-off
Cash	$25,514
Prepaid expenses	137,919
Sales tax receivable	17,097
Fixed assets	138,124
Mining rights	1,035,818
Accounts payable	(127,640)
Asset retirement obligation	(107,749)
Note payable	(127,523)
Accumulated comprehensive income	108,337
Due to DNAP	(5,288,703)
Adjustment to Additional Paid in Capital	$(4,188,806)

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

The $5,288,703 represents the receivable that the Company would be due from DNA Canada, Inc. upon spinoff. This amount is not expected to be received as DNA Canada, Inc. does not have sufficient cash to repay the balance due. The Company has written off this receivable balance against the additional paid in capital of $4,188,806, and the remaining $1,099,897 will be reflected as a dividend.

The following table shows pro-forma results for the years ended December 31, 2014 and 2013 as if the acquisition had occurred on January 1, 2013. These unaudited pro forma results of operations are based on the historical financial statements and related notes of each of Breathe and the Company without DNA Canada, Inc. included.

	For the years ended December 31,
	2014	2013
Revenues	$-	$-
Net loss	$(1,343,661)	$(2,219,299)
Net loss per share	$(0.01)	$(0.02)

Share Issuances

In January 2015, the Company issued 400,000 shares for $20,000, which represented the last of the issuance of shares related to the equity raise that occurred in November and December 2014.

The Company issued 9,150,000 shares for $457,500 in consulting services in January 2015.

The Company issued 2,500,000 shares for $125,000 in consulting services in February 2015.

The Company issued 5,050,000 shares for $189,375 in consulting services in March 2015.

The Company issued 2,666,667 shares for $100,000 in an investment in Tauriga Sciences, Inc (“TAUG”). The Company has entered into a license agreement with TUAG to jointly develop a new line of business involving CBD oil cartridges in March 2015. The Company received from TAUG 10,869,565 shares of TAUG common stock (with a value of $100,000) in exchange for their shares.

The Company received $50,000 at $0.03 per share (1,666,667 shares) in March 2015 under a subscription agreement with a company. The common shares have not been issued as of the date of this report.

Debt Issuances

On February 4, 2015, the Company entered into a convertible note in an amount up to $250,000 with an investor. The initial funding was in the gross amount of $27,500, with net proceeds received of $25,000. The $2,500 represents Original Issue Discount. The maturity date of this note is two years from the date that each tranche is paid. The note is convertible at the lesser of $0.065 or 60% of the lowest trade price in the 25 trading days previous to the conversion.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

The Company may repay this note at any time on or before 90 days from the effective date (the date the Company receives the cash) of the note at no additional interest charge. If the note remains outstanding beyond the 90 days, there will be a one-time 12% interest charge applied in addition to the Original Issue Discount recognized at the onset of the note. The investor has the right to convert at any time after the effective date of this note.

On February 9, 2015, the Company entered into a convertible note in an amount of $110,000 with an investor. The gross amount of the note is $110,000, with net proceeds received of $100,000. The $10,000 represents Original Issue Discount. The note will also bear interest at 8%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be 60%, equivalent to a 40% discount, of the lowest trading price of the Company’s common stock during the 25 trading days prior to conversion. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 20%.

The note may be prepaid according to the following schedule: Between 1 and 45 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 46 and 90 days from the date of execution, the note may be prepaid for 110% of face value plus accrued interest. Between 91 and 135 days from the date of execution, the note may be prepaid for 125% of face value plus accrued interest. Between 136 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid without written consent from the investor.

On March 6, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $31,500. The gross amount of the note is $31,500, with net proceeds received of $30,000. The $1,500 represents legal fees. This note matures on March 6, 2016. The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 58% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 110% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 116% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 122% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 128% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 134% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

On March 11, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $52,500. The gross amount of the note is $52,500, with net proceeds received of $50,000. The $2,500 represents legal fees. This note matures on March 11, 2016. The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On March 13, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $52,500. The gross amount of the note is $52,500, with net proceeds received of $50,000. The $2,500 represents legal fees. This note matures on March 13, 2016.

The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On March 31, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $105,000. The gross amount of the note is $105,000, with net proceeds received of $100,000. The $5,000 represents legal fees. This note matures on March 31, 2016.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014 AND 2013

NOTE 13-	SUBSEQUENT EVENTS (CONTINUED)

The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

In accordance with the warrant agreement as described in Note 5, the warrant price will be reset to equal the conversion price associated with these new debt agreements from the stated strike price of $0.75.

Distribution Agreements

The Company in March 2015 entered into Distribution Agreements with various distributors for the distribution of the Company’s products. The Company placed an intial order for merchandise in the amount of $327,200 on March 27, 2015. The Company prepaid $98,160 (30%) of this order on March 27, 2015.

PART I – FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS
BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in US$)

	(UNAUDITED)
	JUNE 30,	DECEMBER 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash	$62,415	$28,299
Prepaid expenses	892,604	51,609
Inventory	141,384	-
Sales tax recivable	-	10,846
Assets from discontinued operations	-	1,354,472
Total current assets	1,096,403	1,445,226

Other Asset
Deferred financing fees, net	6,008	12,366
Commercialization fees, net	87,551	-
Investment	100,000	-
	193,559	12,366

Intangible Asset
Goodwill	9,050,606	-
Total Intangible Asset	9,050,606	-

TOTAL ASSETS	$10,340,568	$1,457,592

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$402,259	$89,867
Deferred revenue and fees	100,000	-
Derivative liability - warrants	257,233	197,040
Notes payable - current portion, reduced by original issue discount of $33,042	773,958	-
Liability for stock to be issued	98,605	-
Liabilities from discontinued operations	-	362,912
Total current liabilities	1,632,055	649,819

TOTAL LIABILITIES	1,632,055	649,819

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized
Nil shares issued and outstanding	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized
342,237,149 and 106,586,000 shares issued and outstanding, respectively	342,237	106,586
Additional paid in capital	22,832,946	8,579,861
Accumulated deficit	(14,466,670)	(7,770,337)
Accumulated other comprehensive income (loss)	-	(108,337)
Total stockholders' equity	8,708,513	807,773

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,340,568	$1,457,592

The accompanying notes are an integral part of these condensed consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in US$)
(UNAUDITED)

	SIX MONTHS ENDED		THREE MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014
Continuing Operations:
REVENUE	$6,000	-	$6,000	-

COST OF GOODS SOLD	7,057	-	7,057	-

GROSS LOSS	(1,057)	-	(1,057)	-

OPERATING EXPENSES
Research and development	2,178	-	1,648	-
Marketing, advertising and promotion	438,233	-	424,458	-
Salaries and related expenses, including stock-based compensation	114,150	239,990	97,649	22,499
Professional fees	5,615,043	94,107	4,736,115	64,144
Rent	1,187	-	1,187	-
Depreciation and amortization	12,449	6,358	9,195	3,179
General and administrative	253,616	193,583	202,551	106,203
Total operating expenses	6,436,856	534,038	5,472,803	196,025

OTHER (INCOME) EXPENSE
Interest expense, net	177,674	35,911	174,813	35,839
FV adjustment on derivative liability	60,193	-	26,803	88,848
Total other (income) expense	237,867	35,911	201,616	124,687

Net loss before provision for income taxes	(6,675,780)	(569,949)	(5,675,476)	(320,712)

Provision for income taxes	-	-	-	-

NET LOSS FROM CONTINUING OPERATIONS	(6,675,780)	(569,949)	(5,675,476)	(320,712)

Discontinued Operations:

Gain (loss) on disposal of discontinued operations	-	-	-	-
Loss from discontinued operations	(20,553)	(508,587)	-	(161,728)
Loss from discontinued oprations, net of tax	(20,553)	(508,587)	-	(161,728)

Net loss	$(6,696,333)	$(1,078,536)	$(5,675,476)	$(482,440)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	275,215,740	95,051,967	315,607,057	94,749,077

NET LOSS PER SHARE	$(0.01)	(0.01)	$(0.01)	(0.01)

COMPREHENSIVE OTHER INCOME
Net loss	$(6,696,333)	$(1,078,536)	$(5,675,476)	(482,440)
Currency translation adjustment	-	(10,400)	-	5,548
Total comprehensive loss	$(6,696,333)	$(1,088,936)	$(5,675,476)	$(476,892)

The accompanying notes are an integral part of these condensed consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(in US$)

	(UNAUDITED) SIX MONTHS ENDED
	JUNE 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	$(6,696,333)	$(1,078,536)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation and amortization	12,524	12,155
Amortization of deferred financing fees	6,358	-
Non-cash interest charges	-	35,728
Amortization of original issue discount	6,958	-
Legal fees incurred deducted from proceeds of notes payable	24,250	-
Shares and options issued for compensation	-	239,990
Fair value adjustment in derivative liabilities	60,193	88,848
Common stock/stock options issued or to be issued for services rendered	5,891,495	83,948

Change in assets and liabilities
(Increase) decrease in prepaid expenses and deposits	(866,717)	41,441
(Increase) decrease in sales tax receivable	-	(16,358)
(Increase) in in inventory	(118,884)	-
(Decrease) in accounts payable and accrued expenses	245,420	(60,796)
Total adjustments	5,261,597	424,956
Net cash (used in) operating activities	(1,434,736)	(653,580)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	-	(2,613)
Acquisition of mining rights	-	(68,387)
Net cash (used in) investing activities	-	(71,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from convertible notes	770,250	222,500
Repayments of notes payable	(29,573)	-
Proceeds received for common stock and liability for stock to be issued	708,770	12,500
Net cash provided by financing activities	1,449,447	235,000

Effect of foreign currency	(6,109)	(10,575)

NET INCREASE (DECREASE) IN CASH	8,602	(500,155)

CASH - BEGINNING OF PERIOD	53,813	535,934

CASH - END OF PERIOD	$62,415	$35,779

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$5,278	1,423
Income taxes	-	-

SUPPLEMENTAL NON-CASH ACTIVITY:
Common stock issued for mining rights	-	340,000
Deferred compensation for common stock	-	187,500
Issuance of common stock and warrants for prepaid expenses		-

Non-Cash purchase of Breathe LLC
Cash	$-	$-
Accounts payable and other current liabilities	(50,606)	-
Goodwill	9,050,606	-
Total non-cash asset purchase	$9,000,000	$-

Common Stock	$150,000	$-
Addition Paid in Capital	8,850,000	-
Total non-cash consideration paid	$9,000,000	$-

Spin-off of DNA Canada, Inc.
Cash	$-
Prepaid expenses	191,584	-
Fixed assets	138,049	-
Mining rights	1,035,818	-
Accounts payable	(111,275)	-
Asset retirement obligation	(107,749)	-
Note payable	(125,451)	-
Accumulated comprehensive income	114,446
Due to Company	(5,296,228)	-
Adjustment to APIC	$(4,160,806)	-

Shares received in TAUG for commercialization of product	$100,000	-
Common shares issued for investment in Tauriga	$100,000	-
Original issue discount netted from convertible notes	$40,000	-
Inventory purchased through issuance of common stock	$22,500	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION

The unaudited financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements and notes are presented as permitted on Form 10-Q and do not contain certain information included in the Company’s annual statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2014 Form 10-K filed with the SEC, including the audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

On June 2, 2006, Celtic Capital, Inc. was incorporated in the State of Nevada. On October 20, 2008, Celtic Capital, Inc. changed its name to Entertainment Educational Arts Inc. On May 12, 2010, the Company changed its name to DNA Precious Metals, Inc. (the “Company”). On October 29, 2010, the Company formed DNA Canada Inc., a Canadian (Province of Quebec) incorporated company, as a wholly-owned subsidiary. The Company operated all of its exploration operations through this Canadian entity.

The Company was in the business of identifying mineral claim rights in Canada and the United States. The Company had conducted minimal business of this nature.

The Company had acquired certain mining claims on June 9, 2011 located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (“Montauban Mine Property” or “Property”).  The transaction was shown as an asset, and the Mining rights, appear in assets from discontinued operations on the condensed consolidated balance sheets at December 31, 2014.

On October 30, 2013 and November 27, 2013, the Company entered into binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and mining assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Mining Lease BM 748 and Mining Concession Miniere CM 410. The purchase price was CDN$75,000 together with the issuance of 1,050,000 common shares of the Company. The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $496,860. In connection with the asset purchase, the Company also issued 40,000 shares of common stock to a former supplier of the vendor for mining related information of the assets purchased valued at $20,000 along with cash consideration of CDN$20,000. The Company had been awaiting confirmation of the contemplated transaction from a bankruptcy court in Montreal, Quebec overviewing the financial restructuring of the vendor. The bankruptcy court approved the transaction on April 17, 2014.

On January 10, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in certain mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases. The purchase price was CDN$70,000, 1,000,000 common shares of the Company and a one percent (1%) net smelter return (“NSR”). The Company paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in the name of the Company. The transfer of the mineral claims was completed in February 2014 whereby the remaining cash balance due andthe common shares were released to the vendor.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $340,000. The total cost of the acquisition amounted to $403,840.

On April 14, 2014, the Company entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in fifty seven (57) mining claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf. The purchase price was CDN$5,000 (US $4,547). The transfer of the mining claims was completed by the Province of Quebec in the name of the Company.

On December 4, 2014, the Company presented a renewal request with the Government of the Province of Quebec to renew all 122 claims and this was granted through a decision dated February 23, 2015, which was after the spin-off of DNA Canada Inc. by the Company on February 3, 2015.

On January 16, 2015, Breathe eCigs Corp., a Tennessee corporation (“Breathe”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, whereby the Company acquired all of the issued and outstanding shares of common stock of Breathe in consideration for the issuance of 150,000,000 shares of common stock.

As a result of the transaction effected by the Exchange Agreement, at closing Breathe became a wholly owned subsidiary of the Company, with the former Breathe shareholders owning approximately 56% of the then issued and outstanding common stock of the Company.  The former shareholders of Breathe own 43.8% as of June 30, 2015.

The Company declared a stock dividend to its shareholders of record as of February 3, 2015 of its wholly owned subsidiary, DNA Canada, Inc. Each shareholder of record on this date will receive one share of DNA Canada, Inc. for every two shares of DNA Precious Metals Inc. owned by the shareholder on this date. All stock dividends will be rounded down to the next whole number. With the completion of the stock dividend, the Company, no longer has an equity interest in DNA Canada, Inc.

The former shareholders of Breathe participating in the stock dividend were required to tender for redemption any shares of DNA Canada, Inc. common stock received pursuant to the stock dividend in accordance with the Exchange Agreement.

With the acquisition of Breathe, management determined that it would be in the best interest of the Company and its shareholders to operate each company separate and independently of each other. The operation of DNA Canada, Inc. and Breathe were inconsistent. Breathe is a manufacturer and distributor of e-cigarette and related products while DNA Canada, Inc. is an exploration stage mining company. The spin-off of DNA Canada, Inc. will allow each company to focus on its principal business activity and facilitate capital formation.

On March 5, 2015, the Company and Breathe entered into an Agreement and Plan of Merger pursuant to which the Company merged with its wholly owned subsidiary, Breathe. Upon the consummation of the Merger on March 11, 2015, the separate existence of Breathe ceased, and the shareholders of the Company became shareholders of the surviving company, named Breathe eCig Corp. As permitted under Nevada law, the sole purpose of the Merger was to effect a change to the Company’s name from DNA Precious Metals, Inc. to Breathe eCig Corp. This change to the Amended Articles of Incorporation and name change took effect on March 11, 2015.

The Company in March 2015 entered into Distribution Agreements with various distributors for the distribution of the Company’s products.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 1-	ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

On May 11, 2015 the Company formed two wholly owned subsidiaries to conduct non-eCigarette related business by way of holding medical device and other related intellectual property for the future development of for-profit activates and/or partnerships. Currently these entities are inactive, and neither holds any assets, carry any liabilities nor hold any intellectual property.

Going Concern

The consolidated financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has generated very little revenues since inception and has generated losses totaling $6,675,780 and $5,675,476 from continuing operations for the six and three months ended June 30, 2015, respectively.

The Company in the three months ended March 31, 2015 completed a business combination with Breathe and spun-off DNA Canada, Inc. in an effort to generate profitable operations moving forward. The Company anticipates that distribution of their products will occur in 2015. The Company’s continuation as a going concern is dependent upon, amongst other things, distribution of the products as well as continued financial support from its shareholders and lenders, attaining a satisfactory revenue level, attainment of profitable operations and the generation of cash from operations and the ability to secure new financing arrangements and new capital to carry out its business plan.  These matters are dependent on a number of items outside of the Company’s control and there exists material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

The Company can give no assurance that it will achieve profitability or be capable of sustaining profitable operations in its new business of Breathe. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of the carrying amounts of assets or the amount and classification of liabilities that might result if the Company is unable to continue as a going concern. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern.

The Company recently raised $770,250 in net debt proceeds and $782,375 of equity proceeds during the six months ended June 30, 2015, to commence production of the Company’s products and pay for distribution.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These consolidated financial statements are prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in U.S. dollars.

Exploration Stage Company

The Company was an exploration stage company as defined in ASC 915 prior to the acquisition of Breathe and spin-off of DNA Canada Inc.

The Company had made significant capital investments on a processing mill and related infrastructure pertaining to a mining site described earlier.  The construction of the processing mill structure was commenced in the fourth quarter of fiscal 2012 and completed in the first quarter of fiscal 2013. Also, significant infrastructure work related to the processing mill has been completed.

The infrastructure construction included the foundation, a 16,000 sq./ft. steel structure building and water and power supply installations.  DNA Canada Inc. completed all the access infrastructural work to the future site where the milling facilities will be located. Due to SEC requirements, the land, building and mill equipment were charged to impairment expense at December 31, 2014 since these assets were not put into production since their acquisition.

On September 14, 2012, DNA Canada Inc. received a Certificate of Authorization, from the Quebec Provincial Government, with respect to operating a gravimetric circuit to process the mining residues, or tailings, located on the Montauban Mine Property. On March 13, 2014, DNA Canada Inc. received another Certificate of Authorization, also from the Quebec Provincial Government, with respect to operating a cyanization circuit to process the mining residues located on the Montauban Mine Property. Previously, on February 28, 2014, DNA Canada Inc. received approval, from the Quebec Provincial Government, for the Restoration Plan on the Montauban Mine Property which will be implemented subsequent to DNA Canada Inc.’s processing of the mining residues (tailings) on the site.

The two (2) Certificates of Authorization issued to DNA Canada Inc. will allow for the construction and installation of equipment facilities to recuperate mica (muscovite) and precious metals (gold and silver) from the mining residues (tailings) located on the Montauban Mine Property.

Consequently, the primary objective was to recuperate the mica and precious metals (gold and silver) from the mining residues. The recuperation of the precious metals from the mining residues would be less expensive than traditional mining operations primarily because the mining residues had already been crushed and grinded by prior mining companies.

In accordance with ASU 2014-10 (see Recent Accounting Pronouncements), the Company had elected early adoption whereby, amounts and disclosures of the Company’s exploration stage activities commencing with the period June 30, 2014 are no longer required to be presented. As a result, the Company removed this information.

On February 3, 2015, with the spin-off of DNA Canada Inc., the Company exited the exploration stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Estimates include but are not limited to stock-based compensation, impairment of long-lived assets, criteria utilized in the calculation of derivative liabilities and tax valuation allowances.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements included the accounts of the Company and its wholly-owned subsidiary, DNA Canada Inc. up through February 3, 2015, and Breathe eCigs Corp. from January 16, 2015 through March 11, 2015, the date that the Merger occurred between the Company and Breathe eCigs Corp and the two wholly owned subsidiaries to conduct non-eCigarette related business by way of holding medical device and other related intellectual property for the future development of for-profit activates and/or partnerships..  All intercompany transactions and accounts had been eliminated on consolidation.

Business Combination

On January 16, 2015, Breathe entered the Exchange Agreement with the Company, whereby the Company acquired all of the issued and outstanding shares of common stock of Breathe in consideration for the issuance of 150,000,000 shares of common stock.

The Company has reviewed the exchange agreement for consideration as a business combination and for the application of pushdown accounting, In is review of this transaction the Company considered ASU No. 2014-17, “Business Combination”  and ASC 805-50 “Business Combinations: Related Issues” sections 25 “Recognition” and 30 “Initial Management”.  As prescribed in ASC 805-50-25-1 initial recognition of the purchase of 100% if the issued and outstanding stock 100% of Breathe’s.

The Company has considered ASC 805-50-30 “Business Combinations: Related Issues - Initial Management” assets purchased rather than a business.  Under this provision the assets purchased are recognized at the cost to the acquiring entity.  In this case, the consideration of non-cash equity interest which was given in exchange for the 100% of the issued and outstanding stock of Breathe based the fair value of the Company’s equity given at the time of execution of the Exchange Agreement because it is more reliability measured. At the time of the transaction the Company issued 150,000,000 shares of stock at a value of $9,000,000 which the Company recorded as goodwill.

In November 2014, the FASB issued ASU No. 2014-17, “Business Combination.” The provisions of ASU No. 2014-17 require management to determining whether and at what threshold an acquiree (acquired entity) can reflect the acquirer’s accounting and reporting basis (pushdown accounting) in its separate financial statements.  The entities of the transaction were under common control from January 16, 2015 until February 3, 2015. Since neither unit of this business combination is in the development stage, nor had recognizable revenues during this period the application of push down accounting would not be of significant value to the readers of these condensed consolidated financial statements.  The Company has not elected to apply pushdown accounting in its separate financial statements upon occurrence of this event.

Currency Translation

DNA Canada Inc.’s functional currency was the Canadian dollar and its reporting currency is the United States dollar. Transactions denominated in the functional currency are converted into United States dollars using the exchange rate in effect at the date of the transaction or the average rate for the period in the case of revenue and expense transactions. Monetary assets and liabilities are re-valued into the reporting currency at each balance sheet date using the exchange rate in effect at the balance sheet date, with any resulting exchange gains or losses being credited or charged to accumulated other comprehensive income (loss). Non-monetary assets and liabilities are recorded in the reporting currency using the exchange rate in effect at the date of the transaction and are not revalued for subsequent changes in exchange rates.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Options-Based Compensation

The Company estimates the fair value of stock options-based payment awards made to officers and directors related to the Company’s stock incentive plan, on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods. The Company uses the Black-Scholes option pricing model to determine the fair value of the stock-based compensation that it grants to officers and directors. The Company is required to make certain assumptions in connection with this determination, the most important of which involves the calculation of volatility with respect to the price of its common stock. The computation of volatility is intended to produce a volatility value that is representative of the Company’s expectations about the future volatility of the price of its common stock over an expected term. The Company used an estimate of its future share price to determine volatility and cannot predict how the price of its common shares of common stock will react on the open market in the future. Shares of the Company commenced trading on August 22, 2013. As a result, the volatility value that the Company calculated may differ from the future volatility of the price of its shares of common stock.

Upon the exercise of stock options, any consideration received and the amounts previously recorded under stock-based compensation are credited to share capital. Upon the issuance of shares resulting from share awards, amounts previously recorded under stock options-based compensation are credited to share capital.

Comprehensive Income (Loss)

The Company adopted ASC 220-10, “Reporting Comprehensive Income,” (formerly SFAS No. 130). ASC 220-10 requires the reporting of comprehensive income in addition to net income from operations.

Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of information that historically has not been recognized in the calculation of net income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.

The Company has maintained cash and cash equivalent balances at major Canadian and US banks, and now just maintains cash at one US bank.

Exploration Tax Credits

DNA Canada Inc. was entitled to certain exploration tax credits for the exploration expenditures they had incurred from the Canadian federal government and the government of the Province of Quebec. Some of the tax credits available from the Province of Quebec were in the form of cash. Qualifying expenditures include exploration costs and salaries to conduct the activities of DNA Canada Inc.

During the six months ended June 30, 2015 or year ended December 31, 2014, DNA Canada Inc. did not receive any amount as tax credits for qualifying expenditures. DNA Canada Inc’s policy was to record the tax credits when received rather than when applied for. Research tax credits must be reviewed and approved by the appropriate tax authorities when applied and it was possible that the amounts granted may differ from the amounts applied for.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation will be provided using the straight-line method over the estimated useful lives of the related assets when those assets are placed into service. Costs of maintenance and repairs will be charged to expense as incurred. As of December 31, 2014, as a result of the stock dividend on February 3, 2015 fixed assets appear as assets from discontinued operations in these condensed consolidated financial statements.

Trade and Other Payables

Trade and other payables and accrued liabilities are obligations to pay for goods or services that have been acquired in the normal course of business. Trade and other payables and accrued liabilities are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Recoverability of Long-Lived Assets

Although the Company does not have any long-lived assets at this point, for any long-lived assets acquired in the future, the Company will review their recoverability on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Fixed assets to be disposed of by sale will be carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Asset Retirement Obligations

DNA Canada Inc. was subject to environmental laws and regulations enacted by Canadian federal and provincial authorities. As of the reporting date, management believes that DNA Canada Inc.’s operations were in compliance with current laws and regulations. To take account of estimated cash flows required to settle the obligations arising from environmentally acceptable closure plans (such as dismantling and demolition of infrastructures, removal of residual matter and site restoration), provisions are recognized in the year that the harm to the environment occurs, that is when DNA Canada Inc. has an actual obligation resulting from harm to the environment, it is likely that an outflow will be required in settlement of the obligation and the obligation is reasonably determinable. These provisions are determined on the basis of the best estimates of future costs, based on information available on the reporting date. Best estimates of future costs are the amount DNA Canada Inc. would reasonably pay to settle its obligation on the closing date or to transfer it to a third party on the same date. Future costs are discounted using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the liability. A corresponding asset is recognized in property, plant and equipment when establishing the provision.

The asset retirement obligation is reviewed quarterly to reflect changes in the estimated outflow of resources as a result of changes in obligations or legislation, changes in the current market-based discount rate or an increase that reflects the passage of time. The accretion expense is recognized in net earnings as a finance expense as incurred. The cost of the related asset is adjusted to reflect changes (other than accretion) in the reporting period.

As of December 31, 2014, as a result of the stock dividend on February 3, 2015 the asset retirement costs and obligation appear as assets or liabilities from discontinued operations in these condensed consolidated financial statements.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

The Company uses the liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date. Deferred tax liabilities are always provided for in full. Deferred tax assets are recognized to the extent that it is probable that they will be able to be utilized against future taxable income. Deferred tax assets and liabilities are offset only when the Company has a right and intention to set off current tax assets and liabilities from the same taxation authority. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Position. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained.

In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Income Taxes (Continued)

The Company has adopted ASC 740-10-25, “Definition of Settlement”, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purposes of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities generally for three years after they were filed.

Revenue Recognition

The Company will generate revenues from the sale of the Company’s products when the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price to the customer is fixed or determinable; and (iv) collection of the sales price is reasonably assured.  Delivery occurs when goods are shipped and title and risk of loss have passed to the customer.  Revenue is deferred in all instances where the earnings process is incomplete.  Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as deferred revenue.  Revenues and costs of revenues from consulting contracts will be recognized during the period in which the service will be performed.  All revenues will be reported net of any sales discounts or taxes.

Trade Receivables and Allowance for Doubtful Accounts

The Company is engaged in the sales and distribution in the consumer products market through sales to distributors, wholesalers and direct to consumers via e-commerce sales of eCigarettes for use by consumers.  Trade receivables consist primarily of amounts due to us from our normal business activities whereby approved distributors and wholesalers are extended terms after down payments on orders. We control credit risk related to our trade receivables through credit approvals, credit limits and monitoring procedures, and perform ongoing credit evaluations of our customers. In assessing the carrying value of its trade receivables, the Company estimates the recoverability by making assumptions based on factors such as current overall and industry-specific economic conditions, historical and anticipated customer performance, historical write-off and collection experience, the level of past-due amounts, and specific risks identified in the accounts receivable portfolio. Additional changes to the allowance could be necessary in the future if a customer’s creditworthiness deteriorates, or if actual defaults are higher than the Company’s historical experience. Any difference could result in an increase or decrease in the allowance for doubtful accounts.

Inventory

Finished Goods Inventories - Finished goods inventories is stated at the lower of cost or market determined by the first-in, first-out method, and include salable eCigarette product items and supplies that are sale ready to ship to wholesalers or distributers. Shipping and handling costs (consisting of all costs to warehouse, pick, pack and deliver inventory to customers) will be included in cost of goods sold. Samples are included in marketing expenses which are a component of general and administrative costs. The Company in March 2015 entered into Distribution Agreements with various distributors for the distribution of the Company’s products. The Company placed an initial order for merchandise in the amount of $437,750 on March 27, 2015. The Company has outsourced the assembly and production of its products held for resale and will not hold any of the product in its possession. The Company’s inventory is received, housed and distributed by a third party fulfillment provider.  As of June 30, 2015 the inventory held by the third party fulfillment provider has a value of $141,384. Included in prepaid expenses is $397,363 paid for merchandise not yet received by the fulfillment center.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share of Common Stock

Basic net loss per share (“Basic EPS”) is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding for the period.

Diluted earnings per share is computed by dividing adjusted net income available to common shareholders by the weighted average number of common shares outstanding adjusted for the effects of all dilutive common share issuances. Dilutive common share issuances shall be deemed to have been converted into ordinary shares at the beginning of the period.

For the purpose of calculating diluted earnings per share, the Company shall assume the exercise of dilutive stock options and warrants. The assumed proceeds from these instruments shall be regarded as having been received from the issue of common shares at the average market price of common shares during the period. Dilutive common share issuances are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for the periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	Six Months Ended
	June 30,	June 30,
	2015	2014

Net loss	$(6,696,333)	$(1,078,536)

Weighted-average common shares outstanding (Basic)	275,215,740	95,051,967

Weighted-average common shares
Equivalent
Stock options	200,000	200,000
Warrants	1,540,625	1,540,625

Weighted-average common shares outstanding (Diluted)	276,956,365	97,098,847

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Financial Instruments (Continued)

The accounting treatment of derivative financial instruments requires that the Company record the conversion option and related warrants at their fair values as of the inception date of the agreements, and at fair value as of each subsequent balance sheet date.

As a result of entering into the convertible notes, the Company is required to classify certain non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date. Any change in fair value was recorded as a change in the fair value of derivative liabilities for each reporting period at each balance sheet date. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The fair value of conversion options at a fixed number of shares are recorded using the intrinsic value method. Conversion options at variable rates and any options and warrants with ratchet provisions are deemed to contain a “down-round protection”. Accordingly, they do not meet the scope exception for treatment as a derivative under ASC 815 since “down-round protection” is not an input into the calculation of the fair value of the equity instruments and cannot be considered “indexed to the Company’s own stock”, which is a requirement for the scope exception as outlined under ASC 815.

The Company signed convertible notes and warrants and has determined that a conversion option is embedded in the note and it is required to bifurcate the conversion option from the host contract under ASC 815 and account for the derivatives at fair value. The estimated fair value of the conversion option was determined using the binomial model. The fair value of the conversion option will be classified as a liability until the debt is converted by the note holders or paid back by the Company. The fair value will be affected by changes in inputs to that model including our stock price, expected stock price volatility, the contractual term, and the risk-free interest rate. The Company will continue to classify the fair value of the conversion option as a liability until the conversion option is exercised, expires or is amended in a way that would no longer require these conversion options to be classified as a liability, whichever comes first. The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception date.

For the binomial lattice options pricing model, the Company used the following assumptions and weighted average fair value ranges as at the transaction date, April 28, 2014, and for the period ended June 30, 2015:

Convertible Notes:	April 28, 2014	June 30, 2015
Risk free interest rate	0.0577%	0.04%
Dividend yield	N/A	N/A
Volatility	86.31%	225.00%

Warrants:	April 28, 2014	June 30, 2015
Risk free interest rate	0.144%	0.04%
Dividend yield	N/A	N/A
Volatility	97.33%	225.00%

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. The reclassifications had no effect on the net loss or cash flows of the Company.

Recent Issued Accounting Standards

During August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company’s consolidated financial statements.

During June 2014, the FASB issued an Accounting Standards Update No. 2014-10, "Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation ("ASU 2014-10")".  The objective of ASU 2014-10 is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities.  ASU 2014-10 is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.  The Company has elected early implementation, as permitted by the standard, for the interim period ending June 30, 2014.  All exploration stage language disclosures and amounts have been removed as a result of the adoption of ASU 2014-10.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (Topic 606) (ASU 2014-09), which supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and most industry-specific guidance. ASU 2014-09 is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  The amendments in ASU 2014-09 will be applied using one of two retrospective methods. The effective date will be the first quarter of our fiscal year ended December 31, 2018. We have not determined the potential effects on our financial statements.

During July 2013, the FASB issued an Accounting Standards Update No. 2013-11, “Income Taxes (Topic 740) - Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists (“ASU 2013-11”)”.  The objective of ASU 2013-11 is to clarify the financial presentation of an unrecognized tax benefit when a net operating loss carry forward, a similar tax loss, or a tax credit carry forward exists.  The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. ASU 2013-11 is effective for fiscal years, and interim periods within those years beginning after December 15, 2013.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 2-                SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (continued)

The Company does not expect that the adoption of ASU 2013-11 will have a significant impact on the presentation of its financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment, on testing for indefinite-lived intangible assets for impairment. The new guidance provides an entity to simplify the testing for a drop in value of intangible assets such as trademarks, patents, and distribution rights. The amended standard reduces the cost of accounting for indefinite-lived intangible assets, especially in cases where the likelihood of impairment is low.

The changes permit businesses and other organizations to first use subjective criteria to determine if an intangible asset has lost value. The amendments to U.S. GAAP will be effective for fiscal years starting after September 15, 2012. The Company’s adoption of this accounting guidance does not have a material impact on the consolidated financial statements and related disclosures.

There were other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 3-                MINING RIGHTS

DNA Canada Inc. acquired ten (10) mining claims, which became fifteen (15) mining claims under new government regulations, on June 9, 2011 through the issuance of 5,000,000 common shares with a valuation of $15,000. The mining claims are located in the Montauban and Chavigny townships near Grondines-West in the Portneuf County of Quebec, Canada (“Montauban Mine Property” or “Property”).

On October 30, 2013 and November 27, 2013, DNA Canada Inc. entered into binding agreements for the asset acquisitions of an undivided one hundred percent (100%) interest in certain mineral claims and mining assets located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, specifically Mining Lease BM 748 and Mining Concession Miniere CM 410. The purchase price was CDN$75,000 together with the issuance of 1,050,000 common shares of the Company. The common shares for the acquisition were valued at their fair market value on the day they were issued which totaled $496,860. In connection with the asset purchase, the Company also issued 40,000 shares of common stock to a former supplier of the vendor for mining related information of the assets purchased valued at $20,000 along with cash consideration of CDN$20,000. The total cost of the acquisition amounts $612,431. DNA Canada Inc. had been awaiting confirmation of the contemplated transaction from a bankruptcy court in Montreal, Quebec overviewing the financial restructuring of the vendor. The bankruptcy court approved the transaction on April 17, 2014.

On January 10, 2014, DNA Canada Inc. entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in certain mineral claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf, including claims, rights, concessions and leases.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 3-                MINING RIGHTS (CONTINUED)

The purchase price was CDN$70,000, 1,000,000 common shares of the Company and a one percent (1%) net smelter return (“NSR”). The Company paid CDN$10,000 upon the signing of the asset purchase agreement with the cash balance due, along with the common shares, upon the closing of the asset purchase agreement and transfer of the mineral claims in the name of the Company. The transfer of the mineral claims was completed in February 2014 whereby the remaining cash balance due and the common shares were released to the vendor. The common shares for the acquisition will be valued at their fair market value on the day they were issued which totaled $340,000. The total cost of the acquisition amounts $403,840.

On April 14, 2014, DNA Canada Inc. entered into an asset purchase agreement for an undivided one hundred percent (100%) interest in fifty seven (57) mining claims located in the Province of Quebec’s Montauban and Chavigny townships near Grondines West, in the county of Portneuf. The purchase price was CDN$5,000 (U.S.$4,547). The transfer of the mining claims has been completed by the Province of Quebec in the name of DNA Canada Inc.

As of December 31, 2014 as a result of the stock dividend on February 3, 2015 the mining rights appear as assets from discontinued operations in these condensed consolidated financial statements.

NOTE 4-                ACQUISITION

On June 20, 2014, DNA Crypto Corp. (“DNAC”), a wholly-owned subsidiary of DNA Precious Metals, Inc., signed a definitive asset purchase agreement with Lynx Mining LLC, a Texas limited liability company (“Lynx”), whereby DNAC acquired the assets of Lynx, being its intellectual property rights. As part of the asset purchase agreement, DNAC issued 4.9 million shares of its common stock to Lynx Mining LLC.  Following the issuance of the DNAC common stock, DNA Precious Metals, Inc. owned 5.1 million shares (51%) of the outstanding shares of common stock of DNAC  and Lynx  owns 4.9 million shares (49%) of DNAC common stock.  The issuance of the 10 million shares represents 100% of DNAC’s authorized common stock. Lynx’s contribution of all of its intellectual property rights is in connection with the design of proprietary software to mine bitcoins.  Lynx has developed formulas for how much hashing power must be added to negate the decreased Bitcoin generation.

The intellectual property rights acquired from Lynx did not have significant value as Lynx itself was a start-up entity and there had not been any significant amounts expensed by Lynx to design the proprietary software. The 4.9 million shares of DNAC issued to Lynx was for the proprietary software and had been valued at $10,000 as of the acquisition date which represents the approximate cost the individual owners of Lynx expended to develop the software.

From June 3, 2014 to September 14, 2014, aside from the asset purchase agreement, there had been limited transactions in DNAC as operations had not yet fully commenced. As a result, there was a nominal non-controlling interest shown on the consolidated statement of operations.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 4-                ACQUISITION (CONTINUED)

Lynx Mining LLC

On August 1, 2014, DNAC entered into an updated Asset Purchase Agreement (“Agreement”) with Lynx Mining LLC. The Agreement rescinds the prior Asset Purchase Agreement entered into between DNAC and Lynx dated June 20, 2014. The updated Agreement takes into account funding obligations by DNA Precious Metals, Inc. into DNAC. The accounting for DNAC as at and for the period ended June 30, 2014 remains the same as stipulated in the original Asset Purchase Agreement dated June 20, 2014.  As part of the new Agreement and subsequent to its execution, the Company has remitted $11,000 to DNAC.

On September 15, 2014 DNA Precious Metals, Inc. terminated for cause the Asset Purchase Agreement entered into July 14, 2014 with Lynx Mining LLC, a Texas limited liability company (“Lynx”).  The intellectual property rights transferred to DNA Crypto, Inc. and the services provided by Lynx to implement the Company’s business plan were deficient.  DNA Precious Metals, Inc. wrote all of the costs associated with this transaction off, and will not pursue any action against Lynx. As a result, no assets or non-controlling equity interest are reflected herein.

Breathe Acquisition and Spin-off of DNA Canada, Inc.

On January 16, 2015, Breathe eCigs Corp., a Tennessee corporation (“Breathe”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Company, whereby the Company acquired all of the issued and outstanding shares of common stock of Breathe in consideration for the issuance of 150,000,000 shares of common stock.

As a result of the transaction effected by the Exchange Agreement, at closing Breathe became a wholly owned subsidiary of the Company, with the former Breathe shareholders owning approximately 56% of the then issued and outstanding common stock of the Company.

The Company declared a stock dividend to its shareholders of record as of February 3, 2015 of its wholly owned subsidiary, DNA Canada, Inc. Each shareholder of record on this date will receive one share of DNA Canada, Inc. for every two shares of DNA Precious Metals Inc. owned by the shareholder on this date. All stock dividends will be rounded down to the next whole number. With the completion of the stock dividend, the Company, no longer has an equity interest in DNA Canada, Inc.

The former shareholders of Breathe participating in the stock dividend were required to tender for redemption any shares of DNA Canada, Inc. common stock received pursuant to the stock dividend in accordance with the Exchange Agreement.

With the acquisition of Breathe, management determined that it would be in the best interest of the Company and its shareholders to operate each company separate and independently of each other. The operation of DNA Canada, Inc. and Breathe were inconsistent. Breathe is a manufacturer and distributor of e-cigarette and related products while DNA Canada, Inc. is an exploration stage mining company. The spin-off of DNA Canada, Inc. will allow each company to focus on its principal business activity and facilitate capital formation.

On March 5, 2015, the Company and Breathe entered into an Agreement and Plan of Merger pursuant to which the Company merged with its wholly owned subsidiary, Breathe. Upon the consummation of the Merger on March 11, 2015, the separate existence of Breathe ceased, and the shareholders of the Company became shareholders of the surviving company, named Breathe eCig Corp. As permitted under Nevada law, the sole purpose of the Merger was to effect a change to the Company’s name from DNA Precious Metals, Inc. to Breathe eCig Corp. This change to the Amended Articles of Incorporation and name change took effect on March 11, 2015.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 4-                ACQUISITION (CONTINUED)

Breathe Acquisition and Spin-off of DNA Canada, Inc. (Continued)

The Company acquired the assets as noted below in consideration of the 150,000,000 shares in accordance with ASC 805. Based on the fair values at the effective date of acquisition the purchase price in was allocated as follows:

Net Assets Purchased
Accounts payable and other current liabilities	$(50,606)
Goodwill	9,050,606
Purchase Price	$9,000,000

The goodwill will not be amortized but it will be tested annually for impairment.

With the spinoff of DNA Canada, Inc., in accordance with ASC 505-60-55-1, the following assets and liabilities were transferred to the new company in the form of a dividend:

Net Assets Spun-off
Prepaid expenses	$191,584
Fixed assets	138,049
Mining rights	1,035,818
Accounts payable	(111,275)
Asset retirement obligation	(107,749)
Note payable	(125,451)
Accumulated comprehensive income	114,446
Due to Company	(5,296,228)
Adjustment to Additional Paid in Capital	$(4,160,806)

The $5,296,228 represents the receivable that the Company would be due from DNA Canada, Inc. upon spinoff. This amount is not expected to be received as DNA Canada, Inc. does not have sufficient cash to repay the balance due. The Company has written off this receivable balance against the additional paid in capital of $4,160,806, and the remaining $1,135,422 will be reflected as a dividend.

The following table shows pro-forma results for the six and three months ended June 30, 2015 and 2014 as if the acquisition had occurred on January 1, 2013. These unaudited pro forma results of operations are based on the historical financial statements and related notes of each of Breathe and the Company without DNA Canada, Inc. included.

	For the six months ended June 30,		For the three months ended June 30,
	2015	2014	2015	2014
Revenues	$6,000	$-	$6,000	$-
Net loss	(6,696,333)	(1,078,536)	(5,675,476)	(482,440)
Net loss per share	(0.01)	(0.01)	(0.01)	(0.01)

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES

On August 6, 2014, the Company entered into an agreement with a U.S.-based private equity fund (“Investor”) under which the Company issued an unsecured Convertible Note (“Convertible Note”) in the principal amount of $250,000. The funds to be issued under the Convertible Note is $225,000 (“Consideration”). The Convertible Note includes an original issue discount of $25,000 (“OID”), calculated at 10% of the principal amount ($250,000). The initial Consideration paid to the Company on August 6, 2014 was $66,000. The Investor could pay additional Consideration to the Company in such amounts and at such dates as the Investor may choose in its sole discretion. The principal sum due to the Investor shall be prorated based on the Consideration actually paid by the Investor plus a 10% OID, as well as any other interest or fees, such that the Company is only required to repay the amounts funded and the Company is not required to repay any unfunded portions of the Convertible Note. The Company may repay the Convertible Note at any time on or before 90 days from the transaction date after which the Company may not make further payments on the Convertible Note prior to the Maturity Date without written approval from the Investor. If the Company makes a payment of Consideration on or before 90 days from the transaction date, the interest rate on that payment of Consideration shall be zero percent (0%). If the Company does not repay a payment of Consideration on or before 90 days from the transaction date, a one-time interest charge of 12% shall be applied to the principal amount. Any interest payable is in addition to the OID and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by the Company. The maturity date is two years from the transaction date of each payment ("Maturity Date") and is the date upon which the principal amount of the Convertible Note, as well as any unpaid interest and other fees, shall be due and payable. The Investor had the right, at any time after the transaction date, at its election, to convert all or part of the outstanding and unpaid principal amount and accrued interest (and any other fees) into fully paid and non-assessable shares of common stock of the Company.

The conversion price was the lesser of $0.16 or 60% of the lowest trade price in the 25 trading days prior to the conversion. Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the Convertible Note into common stock that would result in the Investor owning more than 4.99% of the common stock outstanding of the Company. At all times that this Convertible Note is outstanding, the Company agrees to reserve at least 10,000,000 shares of common stock for conversion. On October 30, 2014, the Company and the Investor entered into an amendment (“Amendment #1”), whereby the Company paid a partial note repayment in the amount of $33,333 on November 5, 2014 which equals 50% of the note balance which includes $3,333 in interest, with the remaining balance due by January 6, 2015, which was repaid on December 29, 2014.

On April 28, 2014, the Company entered into a Securities Purchase Agreement (“SPA”), with a U.S.-based private equity fund, under which the Company issued a Secured Convertible Promissory Note (the “Convertible Note”) in the amount of $552,500.  The Convertible Note includes an original issue discount of $50,000 (“OID”), calculated at 10% of the principal amount ($500,000), plus an additional $2,500 (“Transaction Expense Amount”) to cover the investor’s due diligence and legal fees in connection therewith.  The principal amount was to be paid to the investor in six (6) tranches of an initial amount under the Convertible Note of $250,000 and five (5) additional amounts of $50,000, with each of the additional amounts represented by Investor Notes (the Convertible Note and the Investor Notes are collectively referred to herein as the “Notes”). The initial $250,000 in cash was paid to the Company on April 29, 2014. Payment of the Notes will be made on a monthly basis, beginning six months after the issue date when the Company received the initial $250,000, in the amount of $34,531 per month plus all accrued but unpaid interest and other costs, fees or charges payable, for sixteen (16) months until the balance is paid in full.  The Notes are convertible into common stock, at the option of the investor, at a price of $0.40 per share subject to adjustment in the case of a default, reorganization or recapitalization. In the event the Company elects to prepay all or any portion of the Notes, the Company is required to pay to the investor an amount in cash equal to 125% of the outstanding balance of the Notes, plus accrued interest and any other amounts owing. Interest accrues at the rate of 10% per annum. If the Company failed to repay the Notes when due, or if other events of default thereunder apply, a default interest rate of 22% per annum would apply. In addition, if the Company failed to issue stock to the investor within three trading days of receipt of a notice of conversion, the Company must pay a penalty equal to the greater of greater of $500 per day and 2% of the applicable conversion amount or installment amount, as applicable (but, in any event, the cumulative amount of such late fees shall not exceed the applicable conversion amount or installment amount). The Notes were secured by an interest in all right, title, interest, claims and demands of the Company in and to the property described in the Security Agreement, and all replacements, proceeds, products, and accessions thereof.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                 CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

The Notes were convertible into shares of our common stock in six tranches, consisting of (i) an initial tranche in an amount equal to $277,500 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Securities Purchase Agreement), and (ii) five (5) additional tranches, each in the amount of $55,000, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents. Except in the case of a Company default, the Notes are convertible by the investor at a price of $.40 per share. Concurrently with the Securities Purchase Agreement, the Company also issued to the investor  warrants (the "Warrants") to purchase 690,625 shares of the Company’s common stock at an exercise price of $.75 per share subject to adjustment as more fully set forth in the warrant agreement.  The Warrants also contains a cashless exercise provision. The Warrants are for a term of two (2) years. In accordance with the warrant agreement as described in Note 5, the warrant price will be reset to equal the conversion price associated with these new debt agreements from the stated strike price of $0.75.

On May 18, 2015, Typenex Co-Investment, LLC (“Typenex”) filed a binding arbitration notice against the Company in the State of Utah regarding a certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by the Company to Typenex on April 28, 2014 (the “Arbitration”) in connection with a Convertible Promissory Note of the same date (the “Note”).  On April 29, 2015, Typenex sent a Notice of Exercise to the Company for the issuance of 7,541,511 shares of the Company’s common stock along with an opinion letter indicating the shares should be issued without restrictive legend pursuant to Rule 144 under the Securities Act of 1933, as amended.  The Company immediately filed for an emergency injunction in the State of New Jersey, the location of the Company’s transfer agent.  The injunction was granted and Typenex and the Company subsequently agreed no shares would be issued until the resolution of the Arbitration.  The Arbitration hearing is currently scheduled for November 11 and 12, 2015 in the State of Utah.  The Company has filed a response and counterclaim to the Arbitration notice alleging, among other things, that Typenex did not fulfill its obligations under the original Note and failed to disclose material matters regarding Typenex and its principal to the Company and has requested damages and attorneys’ fees be paid by Typenex to the Company.  Further, the Company is challenging the number of shares that may be subject to the Warrant. the Although the Company believes it will prevail on the merits, there can be no guaranty that it will do so.

On February 4, 2015, the Company entered into a convertible note in an amount up to $250,000 with an investor. The initial funding was in the gross amount of $27,500, with net proceeds received of $25,000. The $2,500 represents Original Issue Discount. The maturity date of this note is two years from the date that each tranche is paid. The note was convertible at the lesser of $0.065 or 60% of the lowest trade price in the 25 trading days previous to the conversion.

The Company may repay this note at any time on or before 90 days from the effective date (the date the Company receives the cash) of the note at no additional interest charge. If the note remains outstanding beyond the 90 days, there will be a one-time 12% interest charge applied in addition to the Original Issue Discount recognized at the onset of the note. The investor has the right to convert at any time after the effective date of this note.  The Company repaid this note along with all accrued interest on April 22, 2015.

On April 22, 2015 the Company repaid a 10% convertible note to an investor in the amount of $27,778.  The note was issued on February 4, 2015.  The initial funding was in the gross amount of $27,500, with net proceeds received of $25,000. The $2,500 represented Original Issue Discount. The maturity date of this note was two years from the date that each tranche is paid. The note was convertible at the lesser of $0.065 or 60% of the lowest trade price in the 25 trading days previous to the conversion.

The Company repaid this note within 90 days from the effective date (the date the Company received the cash) of the note at no additional interest charge. The investor had the right to convert at any time after the effective date of this note. The addition $2,778 payment was calculated as a proration of the total original issue discount sum of all tranches of the loan ($25,000) multiplied by the total net proceeds available ($225,000) divided by total principal sum of all tranches ($250,000).

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

On February 9, 2015, the Company entered into a convertible note in an amount of $110,000 with an investor. The gross amount of the note is $110,000, with net proceeds received of $100,000. The $10,000 represents Original Issue Discount. The note will also bear interest at 8%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be 60%, equivalent to a 40% discount, of the lowest trading price of the Company’s common stock during the 25 trading days prior to conversion. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 20%. On May 7, 2015 this note was assigned to M Capital Partners LLC in consideration for a payment of $145,000 by M Capital Partners LLC to the original note holder. The Company still owes the entire $110,000 note, however, the noteholder is M Capital Partners LLC. As a result of this assignment, the Company as noted above issued 300,000 shares of common stock to Iconic.

The note may be prepaid according to the following schedule: Between 1 and 45 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 46 and 90 days from the date of execution, the note may be prepaid for 110% of face value plus accrued interest. Between 91 and 135 days from the date of execution, the note may be prepaid for 125% of face value plus accrued interest. Between 136 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid without written consent from the investor.

On March 6, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $31,500. The gross amount of the note is $31,500, with net proceeds received of $30,000. The $1,500 represents legal fees. This note matures on March 6, 2016. The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 58% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 110% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 116% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 122% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 128% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 134% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On March 11, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $52,500. The gross amount of the note is $52,500, with net proceeds received of $50,000. The $2,500 represents legal fees. This note matures on March 11, 2016. The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

On March 13, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $52,500. The gross amount of the note is $52,500, with net proceeds received of $50,000. The $2,500 represents legal fees. This note matures on March 13, 2016.

The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On March 31, 2015, the Company entered into an 8% convertible redeemable note with an investor in the amount of $105,000. The gross amount of the note is $105,000, with net proceeds received of $100,000. The $5,000 represents legal fees. This note matures on March 31, 2016.

The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 55% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the fifteen prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 130% of face value plus accrued interest. Between 121 and 150 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 151 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On April 8, 2015, the Company entered into a 10% convertible redeemable note payable with an investor in the amount of $53,000. The gross amount of the note is $53,000, with net proceeds received of $50,000. The $3,000 represents legal fees. This note matures on April 8, 2016.

The investor is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the note, then outstanding into shares of the Company’s common stock at a price for each share of common stock equal to 60% of the lowest trading price of the Company’s common stock as reported on the OTCQB for the twenty prior trading days including the day upon which a notice of conversion is delivered.

The note may be prepaid at any time during the period beginning on the Issue Date and ending on the date which is three (3) months following the Issue Date (“Prepayment Termination Date”), Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to the Holder of this Note, to prepay the outstanding balance on this Note (principal and accrued interest), in full.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

After the Prepayment Termination Date, the Borrower shall have no right to prepay this Note. For purposes hereof, the “Prepayment Factor” shall equal one hundred and fifty percent (150%), provided that such Prepayment factor shall equal one hundred and twenty percent (120%) if the Optional Prepayment Date occurs on or before the date which is three (3) months following the Issue Date hereof.

On May 22, 2015, the Company entered into an 8% convertible redeemable note payable with an investor in the amount of $137,500. The gross amount of the note is $137,500, with net proceeds received of $118,750. The $18,750 represents legal fees of $6,250 and Original Issue Discount of $12,500. This note matures on May 22, 2016. The note will also bear interest at 8%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be 68%, equivalent to a 32% discount, of the lowest trading price of the Company’s common stock during the 15 trading days prior to conversion. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 24%.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 105% of face value plus accrued interest. Between 31 and 60 days from the date of execution, the note may be prepaid for 115% of face value plus accrued interest. Between 61 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 120 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. Between 121 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On May 22, 2015, the Company entered into a 12% convertible redeemable note payable with an investor in the amount of $82,500. The gross amount of the note is $82,500, with net proceeds received of $75,000. The $7,500 represents an Original Issue Discount. This note matures on May 22, 2016. The note will also bear interest at 12%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be the lower of 60%, equivalent to a 40% discount, of the lowest trading price of the Company’s common stock as of the date of conversion notice or $0.10 per share. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 18%.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 125% of face value plus accrued interest. Between 31 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may be prepaid for 145% of face value plus accrued interest.

As consideration for the holder’s commitment to purchase this debenture, borrower issued to holder 400,000 shares of the Company’s common stock. These commitment fee shares have been earned in full upon holder’s purchase of this debenture; none of the commitment fee shares will be returned in the event of prepayment of the note.

On June 8, 2015, the Company entered into a 10% convertible redeemable note payable with an investor in the amount of $100,000. The gross amount of the note is $100,000, with net proceeds received of $96,500. The $3,500 represents legal fees. This note matures on June 8, 2016. The note will also bear interest at 10%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be the lower of closing price of the common stock on the principle market on the training day immediately preceding the closing date or 35%, equivalent to a 65% discount, of the lowest trading price of the Company’s common stock during the 20 trading days prior to conversion. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 24%.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

The note may be prepaid according to the following schedule: Between 1 and 90 days from the date of execution, the note may be prepaid for 120% of face value plus accrued interest. Between 91 and 180 days from the date of execution, the note may be prepaid for 140% of face value plus accrued interest. After 180 days from the date of execution, the note may not be prepaid.

On June 10, 2015, the Company entered into a 12% convertible redeemable note payable with an investor in the amount of $82,500. The gross amount of the note is $82,500, with net proceeds received of $75,000. The $7,500 represents an Original Issue Discount. This note matures on May 22, 2016. The note will also bear interest at 12%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be the lower of 60%, equivalent to a 40% discount, of the lowest trading price of the Company’s common stock as of the date of conversion notice or $0.06 per share. For defaults, the note is immediately due and payable and subject to a penalty interest rate of 18%.

The note may be prepaid according to the following schedule: Between 1 and 30 days from the date of execution, the note may be prepaid for 125% of face value plus accrued interest. Between 31 and 180 days from the date of execution, the note may be prepaid for 135% of face value plus accrued interest. After 180 days from the date of execution, the note may be prepaid for 145% of face value plus accrued interest.

As consideration for the holder’s commitment to purchase this debenture, borrower issued to holder 600,000 shares of the Company’s common stock. These commitment fee shares have been earned in full upon holder’s purchase of this debenture; none of the commitment fee shares will be returned in the event of prepayment of the note.

All convertible notes payable are due within one year and are reflected as current liabilities in the condensed consolidated balance sheet at June 30, 2016.

As of June 30, 2015, the Company has $33,042 remaining in discount of the original issue discount with respect to these notes. Amortization of the original issue discount for the six months ended June 30, 2015 was $6,958, and interest expense on the convertible notes for the six months ended June 30, 2015 was $13,762. Accrued interest on these convertible notes at June 30, 2015 was $13,483.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 5-                CONVERTIBLE NOTES AND DERIVATIVE LIABILITIES (CONTINUED)

Derivative Liability - Warrants

In accordance with Financial Accounting Standards Board (“FASB”) ASC 815, Derivatives and Hedging, the embedded conversion option in the Convertible Note, as well as the Warrants issued by the Company, are required to be accounted for as derivative instrument liabilities. Such liabilities are initially and continuously carried at fair value with changes in their fair value reported in income in each reporting period. Accounting for the conversion option in the Convertible Note and for the Warrants as derivative instruments is required because both the Convertible Note and the Warrants have down-round anti-dilution protection, or ratchet exercise prices, whereby the conversion or exercise price is reduced if the Company subsequently issues common stock, convertible securities or stock options or stock warrants at a lower price or with a lower exercise or conversion price. Such a provision is inconsistent with the “fixed for fixed” nature of an equity option and therefore the instruments do not meet one of the required tests for equity classification. In addition, because the Convertible Note and the Warrants are denominated in a currency (U.S. dollars) that is different from the Company’s functional currency (Canadian dollars), they do not meet the test of being indexed only to the Company’s common stock. When one or more instruments are accounted for as derivative liabilities at fair value, the proceeds received are first allocated to the initial fair value of those derivative instruments, with any remaining proceeds allocated to the initial carrying value of the Convertible Note, which is accounted for at amortized cost. Interest is accrued on the initial carrying value of the Convertible Note at whatever effective interest rate is required in order to equate the present value of the expected future cash flows associated with the Convertible Note with their initial carrying value. Stated interest on the Note (10% per annum) is not accrued separately but is included in the effective interest rate on the Convertible Note.

The fair value of the embedded conversion option in the Note and the fair value of the Warrants have been calculated using the call option value output from a binomial Lattice model. A binomial Lattice model assumes that the price of the stock that underlies an option follows a probability distribution in which the underlying event only has one of two possible outcomes - the market price of the stock can either go up or go down in the future.

The Lattice valuation model takes into account all of the assumptions that market participants would likely consider in negotiating the transfer of the embedded conversion option and the Warrants, namely, stock price, exercise price, time to expiration, volatility, risk-free rate and dividends.

The Company between November 26, 2014 and December 31, 2014, repaid the entire convertible note balance of $277,500 thus extinguishing the note. Upon the initial recording of the convertible note and warrants associated with the convertible note, a derivative liability was recorded as the convertible note and warrant each contained embedded derivatives as determined under ASC 815. Since the warrants associated with the convertible note remain outstanding as of June 30, 2015, the derivative liability associated with the warrants remain. The Company recognized a loss on the fair value of the derivative liabilities of $60,193 during the six months ended June 30, 2015 bringing the derivative liability balance to $257,233 at June 30, 2015.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 6-                STOCKHOLDERS’ EQUITY

Preferred Stock

The Company was established on June 2, 2006 with 10,000,000 shares of preferred stock authorized with a par value of $0.001. The Company has not issued any preferred stock.

Common Stock

The Company was established on June 2, 2006 with 100,000,000 shares of common stock authorized with a par value of $0.001. On December 8, 2011, the Company amended the authorized stock to 150,000,000 shares. On March 17, 2014, the Company amended the authorized stock to 500,000,000 shares.

In 2014, the Company issued:

●	During November and December 2014, 14,310,000 private placement shares were issued to investors for an amount totaling $715,500 ($0.05 per share).

●	On January 10, 2014, the Company issued 1,000,000 common shares in connection with an asset purchase valued at $340,000.

●	50,000 shares of common stock upon the exercise of 50,000 stock options by a Director of the Company, at an exercise price of $0.25, for total proceeds of $12,500.

●	400,000 shares were issued for services rendered evaluated at an amount of $121,500.

Also, 4,250,000 shares previously issued to directors or administrators were cancelled.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 6-                STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock (Continued)

In 2015, the Company issued:

●	On January 20, 2015 150,000,000 shares were issued in the acquisition of Breathe at a cost of $9,000,000 ($0.06 per share)

●
During January 2015, the Company issued 400,000 shares for $20,000, which represented the last of the issuance of shares related to the equity raise that occurred in November and December 2014. The Company also issued 9,150,000 shares for $457,500 in consulting services in January 2015 ($0.05 per share)

●
On March 31, 2015 the Company issued 2,666,667 shares for $100,000 in an investment into Tauriga Sciences, Inc (“TAUG”). The Company entered into a commercialization/license agreement with TUAG to jointly develop a new line of business involving CBD oil cartridges in on March 31, 2015. The Company received from TAUG 10,869,565 shares of TAUG common stock (with a value of $100,000) in exchange for their shares (reflected as an investment).

●	During the three months ended March 31, 2015 the Company issued 7,550,000 shares for $314,375 in consulting services rendered (prices ranging between $0.0375 and $0.05 per share)

●	On April 23, 2015 the Company issued 1,666,667 shares for $50,000 at $0.03 per share in March 2015 under a subscription agreement.

●
On May 10, 2015 the Company issued a supplier 750,000 shares of common stock at a value of $22,500 for the payment of inventory ($0.03 per share) and 300,000 shares of common stock valued at $9,000 ($0.03 per share) to a former noteholder ("Iconic") as part of an Assignment and Assumption Agreement dated May 7, 2015.

●	On May 18, 2015 the Company canceled shares in the amount of 3,150,000 shares due to services never provided at a value of $157,500 ($0.05 per share.)

●
On June 2, 2015 the Company issued 3,625,000 at a share price of $0.081 per share with a value of $293,625 to and investor that was assigned a note with the Company originating February 9, 2015. The Company entered into a convertible note in an amount of $110,000 with an investor. The gross amount of the note is $110,000, with net proceeds received of $100,000. The $10,000 represents Original Issue Discount. The note will also bear interest at 8%, compounded annually. The maturity date of this note is one year from execution. The note may be converted, in whole or in part, into shares of the Company’s common stock. The conversion price will be 60%, equivalent to a 40% discount, of the lowest trading price of the Company’s common stock during the 25 trading days prior to conversion.

●	During the six months ended June 30, 2015 the Company issued 1,550,000 shares of common stock in association with securing debt financing in the amount of $141,450 (average price of $0.09 per share.)

●
During the three months ended June 30, 2015 the Company issued 44,058,817 shares for $4,759,440 in consulting services rendered and to be rendered (average price of $0.107 per share) including an agreement with Maxim Group LLC ("Maxim") to provide general financial advisory and investment banking services in exchange for 2.5% of the then issued and outstanding stock at the date of execution. The number of shares of common stock issued and outstanding at the time of this agreement was 276,352,667. At that date 2.5% of the issued and outstanding common stock equaled 6,908,817 shares.

●	During the three months ended June 30, 2015 the Company issues 17,083,998 shares for cash through private placement in the amount of $613,770 (average per sale price of $0.036 per share.)

As of June 30, 2015, the Company has 342,237,149 shares of common stock issued and outstanding.  As of June 30, 2015 the Company had a liability for stock to be issued for services rendered of $98,605.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 6-                STOCKHOLDERS’ EQUITY (CONTINUED)

Stock Options

On August 12, 2013, the Company approved and enacted the 2013 Stock Incentive Plan (the “Plan”). Under the 2013 Stock Incentive Plan, the Company may grant options or share awards to its full-time employees, executive officers, directors and consultants up to a maximum of 8,000,000 common shares. Under the Plan, the exercise price of each option has been established at $0.25. Stock options vest as stipulated in the stock option agreement and their maximum term is 8 years.

The following table summarizes information about the Company’s stock options:

	June 30, 2015		December 31, 2014
	Number of Options	Weighted Average exercisable Price	Number of Options	Weighted Average exercisable Price
Options outstanding, beginning of period	200,000	$0.25	1,283,000	$0.25
Granted	-	-	-	-
Exercised	-	-	(50,000)	(0.25)
Forfeited	-	-	(1,033,000)	(0.25)
Expired	-	-	-	-

Options outstanding, end of period	200,000	0.25	200,000	0.25

The following table summarizes the ranges of exercise prices of outstanding and exercisable options held by officers and directors as of June 30, 2015:

June 30, 2015			June 30, 2015
Options Outstanding			Options Exercisable
Number of options	Weighted average remaining life (years)	Weighted average exercise price	Number of options	Weighted average remaining life (years)	Weighted average exercise price

200,000	6.40	$0.25	200,000	6.40	$0.25

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 6-                STOCKHOLDERS’ EQUITY (CONTINUED)

Stock Options (Continued)

There were no stock options issued in 2015 or 2014 by the Company. The latest options issued in 2013 were determined using the Black-Scholes option–pricing model using the following weighted-average assumptions:

Risk-free interest rate	0.32%
Dividend yield	-
Volatility	152.50%
Expected life in years	2 years
Exercise price	$0.25

Stock options-based compensation expense included in the consolidated statements of operations for the six and three months ended June 30, 2015 and 2014 were $0.

Warrants

The following table summarizes the Company’s share warrants outstanding as of June 30, 2015 and December 31, 2014:

	June 30, 2015			December 31, 2014
		Weighted	Weighted		Weighted	Weighted
		average	average		average	average
	Number of	remaining	exercise	Number of	remaining	exercise
	warrants	life (years)	price	warrants	life (years)	price

Warrants outstanding, beginning of year	1,540,625	1.5	$0.66	600,000	2	$0.71
Granted	-	-		940,625	1.6	0.63
Exercised	-	-		-	-
Expired	-	-	-	-	-	-
Warrants outstanding, end of period	1,540,625	1.25	$$0.66	1,540,625	1.5	$0.66

The following table summarizes the ranges of exercise prices of outstanding warrants as of June 30, 2015

June 30, 2015
Warrants Outstanding
	Weighted average	Weighted average
Number of warrants	remaining life (years)	exercise price

250,000	0.5	$0.30
100,000	1	0.50
1,190,625	1.3	0.75
1,540,625	1.25	$0.66

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 7-                FIXED ASSETS

Fixed assets consist of the following as of June 30, 2015 and December 31, 2014:

	Estimated Useful Lives	(unaudited) June 30,	December 31,
	(Years)	2015	2014
Computers	5	$-	$5,868
Office Equipment	5	-	14,711
Vehicle	5	-	25,127
Assets retirement		-	107,749
Subtotal		-	153,455
Less: accumulated depreciation		-	(15,331)
Fixed assets, net		$-	$138,124

During the year ended December 31, 2014, the Company in accordance with Industry Guide 7, impaired $1,244,117 in land, building and the mill equipment as the Company is in the exploration stage and these assets should not be capitalized. Depreciation for the three months ended March 31, 2015 was $75, and for the years ended December 31, 2014 and 2013 was $5,869 and $8,770, respectively.

As of December 31, 2014 as a result of the stock dividend on February 3, 2015 the fixed assets appear as assets from discontinued operations in these condensed consolidated financial statements, and the depreciation expense is included in loss from discontinued operations on the condensed consolidated statement of operations and comprehensive loss.

NOTE 8-                LICENSE AGREEMENT AND INVESTMENT

On March 31, 2015, BVAP and TAUG entered into a non-exclusive license agreement, whereby TAUG will provide CBD oil cartridges to be used in the BVAP e-cigarette.  In accordance with the agreement, TAUG will receive a royalty of 50% of the net revenues associated with the sale of specified list of products listed in the agreement.  In addition, there was a share swap between TAUG and BVAP to equate to $100,000.  BVAP issued 2,666,667 shares at $0.0375 for the commercialization of the products.  TAUG issues 10,869,565 shares of its stock to acquire the license agreement (investment).

Description	Amount

License Agreement / Commercialization Fees - 2 years dated 3/31/15
Stock issued	$100,000

Total	$100,000
Less: Accumulated Amortization	12,449
Net June 30, 2015	$87,551

Issued 2,666,667 shares of Company common stock	2,666,667
at $0.01 per share.	$0.0375

Share value	$100,000

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 9-                DEFERRED FINANCING FEES

Deferred financing fees result from the issuance of share warrants as finders’ fees in connection with flow-through financing completed on December 23, 2013 and described in Note 3. The fair value of the warrants amounted to $25,431 and was determined using the Black-Scholes option–pricing model. The deferred financing fees are being amortized over the life of the warrants which is 2 years. Amortization of deferred financing fees for the six and three months ended June 30, 2015 and 2014 was $6,358 and $3,179, respectively.

NOTE 10-                PROVISION FOR INCOME TAXES

As of June 30, 2015 there is no provision for income taxes, current or deferred.

Net operating losses carryforward	$2,276,753
Valuation allowance	(2,276,753)
$-

The Company has approximately $6,700,000 in net operating losses as of June 30, 2015. A reconciliation of the Company’s effective tax rate as a percentage of income before taxes and the statutory rate for six months ended June 30, 2015 is summarized below:

Federal rate	34%
State rate	-

Combined Tax Rate	34%
Valuation allowance	(34%)
0%

NOTE 11-               LOAN PAYABLE/PROMISSORY NOTE

The Company entered into a loan agreement with the Centre local de Développement (CLD) Mékinac on December 3, 2014 in the amount of CDN$150,000 that matures on November 22, 2019. The note had a default interest rate of 7.67% per annum, repayable in monthly instalments of $3,018 including interest. The loan is secured by a mortgage on the building. The balance at February 3, 2015 prior to the spin-off of DNA Canada Inc. outstanding on this note was $125,451.

As a result of the stock dividend on February 3, 2015 the loan payable was spun-off and appears as liabilities from discontinued operations on the condensed consolidated financial statements December 31, 2014.

NOTE 12-               COMMITMENTS

The Company had the following financial commitments, represented by rental lease agreements, as of June 30, 2015:

Year ending December 31,
2015	$7,396
2016	13,066
2017	13,400
2018	6,761
Total	40,622

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 12-               COMMITMENTS (CONTINUED)

Rent expense under the lease agreements for the six and three months ended June 30, 2015 was $1,187 and $0.  For the same period in the prior year rent expense was $18,885 and $9,556, respectively. Amounts from the six and three months ended June 30, 2014 was for DNA Canada, Inc. and is reflected in loss from discontinued operations.

On March 15, 2015 the Company entered into a 38 month lease agreement for office space 322 Nancy Lane, Suite 7, Knoxville, Tennessee.   This office will be the operational headquarters for the Company.

NOTE 13-              CURRENT LITIGATION

Typenex Dispute

On May 18, 2015, Typenex Co-Investment, LLC (“Typenex”) filed a binding arbitration notice against the Company in the State of Utah regarding a certain Warrant to Purchase Shares of Common Stock (the “Warrant”) issued by the Company to Typenex on April 28, 2014 (the “Arbitration”) in connection with a Convertible Promissory Note of the same date (the “Note”).  On April 29, 2015, Typenex sent a Notice of Exercise to the Company for the issuance of 7,541,511 shares of the Company’s common stock along with an opinion letter indicating the shares should be issued without restrictive legend pursuant to Rule 144 under the Securities Act of 1933, as amended.  The Company immediately filed for an emergency injunction in the State of New Jersey, the location of the Company’s transfer agent.  The injunction was granted and Typenex and the Company subsequently agreed no shares would be issued until the resolution of the Arbitration.  The Arbitration hearing is currently scheduled for November 11 and 12, 2015 in the State of Utah.  The Company has filed a response and conterclaim to the Arbitration notice alleging, among other things, that Typenex did not fulfill its obligations under the original Note and failed to disclose material matters regarding Typenex and its principal to the Company and has requested damages and attorneys’ fees be paid by Typenex to the Company.  Further, the Company is challenging the number of shares that may be subject to the Warrant. Although the Company believes it will prevail on the merits, there can be no guaranty that it will do so.

NOTE 14-              CUSTOMER RISK

During the three months ended June 30, 2015 the Company realized its first sale to a distributor customer. Being that this was a single sale, all of the Company's current revenue is derived from one distribution relationship. This total sale was for $6,000.  The sale was an attempt to launch the Company’s product and gain market share.  The sale had associated cost of good sold in the amount of $7,057.  As part of the Company’s sales channel development plan it continues to develop this channel as well as the wholesale channel and its ecommerce segments. Being that there was only a single transaction made being the first sale and that the Company is in the initial phase of business development there is a very strong risk that the Company will not be able to gain sufficient market penetration to generate enough revenue to support continuing operations.  Management believes that through strategic partnership and marketing alliances it will be able to successfully gain market share. The Company's failure to maintain this relationship in the future would materially and adversely impact future operating results. In the second fiscal quarter of 2015, although management continues to add new distribution relationships and points of sales, there is no guaranty that these efforts will be successful and if the current distributor becomes dissatisfied with the Company's performance or its products, operating results would be negatively and materially impacted.

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 15-              FAIR VALUE MEASUREMENTS

The Company adopted certain provisions of ASC Topic 820. ASC 820 defines fair value, provides a consistent framework for measuring fair value under generally accepted accounting principles and expands fair value financial statement disclosure requirements. ASC 820’s valuation techniques are based on observable and unobservable inputs. Observable inputs reflect readily obtainable data from independent sources, while unobservable inputs reflect our market assumptions. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The following table represents the fair value hierarchy for those financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2015:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$62,415	-	-	$62,415
Investment	-	100,000	-	100,000
Derivative liabilities	-	-	257,233	257,233

The derivative liabilities associated with the convertible notes that were repaid were measured at fair value using the binomial lattice options pricing model, and were classified within Level 3 of the valuation hierarchy. The Company recognized a loss of $60,193 on the fair value of the derivative liabilities for the six months ended June 30, 2015.

NOTE 16-               SUBSEQUENT EVENTS

On July 1, 2015, the Company issued 1,400,000 shares to a consultant under an agreement to provide Business development and consulting services with corporate initiatives for services rendered for the months of April through July 2015.

On July 14, 2015, the Company issued 333,333 common shares to IBH Capital LLC through private placement funds in the amount of $25,000 received in June 2015 ($.075 cents per share.)

On July 14, 2015, the Company issued 2,000,000 shares of common stock to Anthony Danieli for consulting services to be rendered and over a 24-month period in association with his appointment as a member to the board of directors.  The shares had a value of $119,200 ($0.0596 per share.)

On July 14, 2015, the Company issued 4,000,000 common shares of its stock at $0.06 per share subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the date of agreement.  Final purchase price is subject to adjustment based on the closing price of the common stock on first adjustment date that is six (6) months immediately following the closing date (or if such date is not a trading day, the trading day immediately preceding such six (6) month period).  Final purchase price is also subject to adjustment based on the second adjustment date based on the closing price of the common stock on thirty (30) days following the first adjustment date (or if such date is not a trading day, the Trading Day immediately preceding such date).

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 16-               SUBSEQUENT EVENTS (CONTINUED)

Under the first tranche of a July 2, 2015 securities purchase agreement where by 240,000 was committed for purchase of common stock and warrants.  Under the second tranche of this agreement the amount to be funded will be $200,000. Second tranche closing date will be a trading Day no later than five (5) Business Days following the effective date of the Registration Statement on which all of the transaction documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount for the Second Tranche and (ii) the Company’s obligations. The Company may, in its sole discretion, to terminate and cancel the second tranche upon written notice to the purchasers, and any funds paid the company by any purchaser in connection with the second tranche shall be returned immediately to such purchase or without interest.

Cashless warrants under this agreement total 4,000,000 at an exercise price of $0.20 per share and will proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged if the Company at any time while this Warrant is active pays a stock dividend or otherwise makes a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock; subdivides outstanding shares of common stock into a larger number of shares, combines (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares or issues by reclassification of shares of the common stock any shares of capital stock of the Company.

Under the agreement, at any time while warrants are outstanding, if the the Company sells or grants any option to purchase, or sell or any common stock or common stock equivalents, at an effective price per share less than the exercise price then in effect but greater than $0.10 (price adjusted) will be considered a “dilutive issuance” and the holder of the warrant will be entitled to receive shares of common stock at an effective price per share that is less than the exercise price.

Cashless warrants registered in the name of such purchaser to purchase up to a number of shares of common stock equal to 100% of such purchaser shares for the first tranche, with an exercise price equal to $0.20, subject to adjustments whereby the Company may issue without further consideration.  In the event that the first adjusted price is higher than the per-share purchase price but lower than $.08 cents per share, 10% of the aggregate number of shares issued or issuable or 15% if equal to or lower than the per-share price.  The Company must file Form S-1 with the SEC under terms of this agreement.

Under this agreement, the Company reserved 25 million shares of common stock to provide for the issuance of common shares, the adjustment shares and warrant shares.  In the event that the company’s stock falls below $0.04 per share for three consecutive training days the company will immediately add an additional 15 million shares to this reserve. In the event that the stock falls below $.02 per share the three consecutive trading days the company will immediately add an additional 20 million shares of the reserve.

On July 23, 2015, the Company issued 1,500,000 shares of common stock for consulting services rendered and accrued as of June 30, 2015 in the amount of $74,100 ($0.494 per share.)

On August 5, 2015 the Company issued 350,000 share for services rendered under a consulting agreement for a value of $17,500 ($0.05 per share)

BREATHE ECIG CORP.
(FORMERLY DNA PRECIOUS METALS, INC.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2015

NOTE 16-               SUBSEQUENT EVENTS (CONTINUED)

On August 5, 2015, the Company received a notice from Breathe, LLC, a Florida limited liability company (“Breathe LLC”), that the Company was violating Breathe LLC’s trademark rights under U.S. Trademark Registration No. 4,633,887 for the name “Breathe Intelligent Cigarette + Design” and a demand for the Company to immediately cease and desist from such use.  The Company believes that it has rights of prior use to the name “Breathe” under the federal trademark laws.  As such, on August 10, 2015, the Company filed (i) a Petition for Cancellation with the United States Patent and Trademark Office regarding U.S. Trademark Registration No. 4,633,887 and (ii) a Complaint against Breathe LLC in the United States District Court of Eastern District of Tennessee, Civil Action No. 3:15-cv-00345 requesting a declaratory judgment regarding the Company’s rights to use the trademark. On August 16, 2015, the Company was notified that on August 12, 2015 Breathe LLC filed a Complaint in the United States Southern District Court of New York, Civil Action N. 1:15-cv-06403, against the Company and its Chief Executive Officer, Joshua Kimmel, demanding, among other things, damages of $5,000,000 and an injunction restraining the Company from using the name “Breathe”. Although the Company believes it will prevail on the merits, there can be no guaranty that it will do so.  If the Company is unable to prevail, it may be required to market its products under a different name and possibly incur financial penalties.

On August 6, 2015 the Company issued 2,500,000 share for services rendered under a consulting agreement for a value of $125,500 ($0.05 per share).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov, or on our corporate website http://www.issuerdirect.com

FINANCIAL STATEMENTS

The consolidated financial statements of Breathe Ecig Corp. for the years ended December 31, 2014 and 2013, and for the six month periods ended June 30, 2015 and 2014 are included herewith.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$104.58
Accounting fees and expenses	$3,000.00
Legal fees and expenses	$20,000.00
Total	$23,104.58

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by the Nevada Revised Statutes (“NRS”).

If the NRS are amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the NRS, as so amended. Our articles of incorporation do not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, will remain available under the NRS. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we are empowered to enter into indemnification agreements with our directors, officers and employees to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors, officers and employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and certain employees pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the date of this prospectus, we have not issued any unregistered securities under the Securities Act that have not been previously reported in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

ITEM 16. EXHIBIT INDEX

The following exhibits are included as part of this registration statement by reference:

(b) Exhibits

Exhibit Number	Name

3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation (1)
3.3	Amendment to Articles of Incorporation (1)
3.4	Articles of Merger regarding name change (2)
3.5	Bylaws (1)
4.1	Warrant issued to FirstFire Global Opportunities Fund LLC on July 2, 2015(5)
5.1	Opinion of Quick Law Group PC*
10.1	Share Exchange Agreement between Breathe eCig Corp. and various other parties dated January 16, 2015 (3)
10.2	Waiver Agreement to Share Exchange Agreement between Breathe eCig. and various other parties dated June 8, 2015 (4)
10.3	Securities Purchase Agreement dated July 2, 2015 between Breathe eCig Corp. and FirstFire Global Opportunities Fund LLC (5)
10.4	Registration Rights Agreement dated July 2, 2015 between Breathe eCig Corp. and FirstFire Global Opportunities Fund LLC (5)
21	List of Subsidaries*
23.1	Consent of KBL, LLP*
23.2	Consent of Quick Law Group PC* (included with Exhibit 5.1 herewith)
EX-101.INS	XBRL INSTANCE DOCUMENT
EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA
EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
EX-101.LAB	XBRL TAXONOMY EXTENSION LABEL LINKBASE
EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

Footnotes to Exhibit Index

*Filed herewith

(1) Incorporated by reference to the Form S-1 filed with the Securities and Exchange Commission on December 10, 2010.
(2) Incorporated by reference to the Current Report on Form 8-K filed with Securities and Exchange Commission on March 11, 2015.
(3) Incorporated by reference to the Current Report on Form 8-K filed with Securities and Exchange Commission on January 27, 2015.
(4) Incorporated by reference to the Current Report on Form 8-K filed with Securities and Exchange Commission on June 9, 2015.
(5) Incorporated by reference to the Current Report on Form 8-K filed with Securities and Exchange Commission on July 10, 2015.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes to:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424 of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3 –19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

 ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         7. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly and authorized in the City of Knoxville, State of Tennessee on August 17, 2015.

Breathe eCig Corp.

By:	/s/ Joshua Kimmel
Joshua Kimmel
Chief Executive Officer, Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on August 17, 2015.

SIGNATURE	TITLE

/s/ Joshua Kimmel Joshua Kimmel	Chief Executive Officer, Chief Financial Officer, Director (Principal Executive Officer and Principal Accounting Officer)

/s/ Anthony Danieli
Anthony Danieli	Director

/s/ David Schweizer
David Schweizer	Director